UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

CONSOLIDATED EDISON, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Consolidated Edison, Inc. 4 Irving Place New York, NY 10003

Kevin Burke

Chairman of the Board

April 4, 2013

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Consolidated Edison, Inc. I hope that you will join the Board of Directors and the Company’s management at the Company’s Headquarters at 4 Irving Place, New York, New York, on Monday, May 20, 2013, at 10:00 a.m.

The accompanying Proxy Statement contains information about matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the election of Directors, the ratification of the appointment of independent accountants for 2013, the approval of the Company’s Long Term Incentive Plan, and the approval, on an advisory basis, of named executive officer compensation. In addition to the matters described above, stockholders will be asked to vote on a proposal submitted by a stockholder described in the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is very important that as many shares as possible be represented at the meeting.

Sincerely,

Kevin Burke

Consolidated Edison, Inc. 4 Irving Place New York, NY 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Consolidated Edison, Inc. will be held at the Company’s Headquarters, 4 Irving Place, New York, New York, on Monday, May 20, 2013, at 10:00 a.m. for the following purposes:

a.	To elect as the members of the Board of Directors the twelve nominees named in the Proxy Statement (attached hereto and incorporated herein by reference);

b.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2013;

c.	To approve the Company’s Long Term Incentive Plan;

d.	To approve, on an advisory basis, named executive officer compensation;

e.	To act on a stockholder proposal as set forth in the Proxy Statement; and

f.	To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares of Company Common Stock by telephone, by Internet or by completing and returning a proxy card or a voter instruction form so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Carole Sobin

Vice President and Corporate Secretary

Dated: April 4, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MONDAY, MAY 20, 2013

The Company’s Proxy Statement and Annual Report are available at

www.conedison.com/investorreports.

PROXY STATEMENT

QUESTIONS AND ANSWERS

PROXY MATERIALS

What are the proxy materials?

The proxy materials (“Proxy Materials”) include the following:

•	The Proxy Statement.

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The Annual Report to Stockholders of Consolidated Edison, Inc. (“Con Edison” or the “Company”), which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2012, and other information relating to the Company’s financial condition and results of operations.

If you received the Proxy Materials by mail, they also include a proxy card or a voter instruction form for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

Why am I receiving the Proxy Materials?

The Proxy Materials are provided to stockholders of the Company on or about April 4, 2013, in connection with the solicitation of proxies by the Board of Directors of Con Edison for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this Proxy Statement. The Proxy Materials include information that we are required to provide to you under the rules of the Securities and Exchange Commission. We are providing the Proxy Materials to our stockholders by mail, e-mail, or in accordance with the Securities and Exchange Commission’s “Notice and Access” rule.

Why did I receive the Proxy Materials in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the Proxy Materials, with paper copies of the Proxy Materials. You may also access the Proxy Materials and vote online at the Internet address provided on the proxy card or the voter instruction form. If you do not want to receive paper copies of proxy materials on an on going basis, please follow the instructions for Internet voting on your proxy card or voter instruction form.

Why did I receive e-mail delivery of the Proxy Materials?

We are providing e-mail delivery of the Proxy Materials to those stockholders who have previously elected electronic delivery. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Why did I receive a Notice of Internet Availability of Proxy Materials?

To reduce the environmental impact of our Annual Meeting, we are providing the Proxy Materials over the Internet. As a result, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the Proxy Materials. All stockholders receiving the Notice of Internet Availability may access the Proxy Materials over the Internet and request a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet, to vote online, and to request a paper copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form by mail or electronically on an ongoing basis.

Can I request a paper copy of the Proxy Statement and Annual Report?

The Company’s Proxy Statement and Annual Report are available on our web site at www.conedison.com/investorreports. A copy of these materials is also available without charge upon written request to the Company’s Vice President and Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003.

I share an address with another stockholder, and we received only one copy of the Proxy Materials. How may I obtain an additional copy?

If you are a registered holder of Company Common Stock, Computershare may deliver only one copy of the Proxy Materials or Notice of Internet Availability to multiple stockholders who share an address unless Computershare has received contrary instructions.

If you hold your Company Common Stock through a broker, bank, or other financial institution (“broker”), your broker may deliver only one copy of the Proxy Materials or Notice of Internet Availability to multiple stockholders who share an address unless contrary instructions are received.

The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Materials or Notice of Internet Availability to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholders who wish to receive additional copies of the Proxy Materials or Notice of Internet Availability, and stockholders who share an address and wish to receive a single copy of the Proxy Materials or Notice of Internet Availability on an on going basis, should submit the request to the Company by telephone (212-460-4322) or by mail to the Company’s Vice President and Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003.

Who pays the cost of soliciting proxies for the Annual Meeting?

The Company will pay the expenses associated with the solicitation of proxies. The solicitation of proxies is being made by mail, telephone, the Internet, facsimile, electronic transmission, or overnight delivery. The expense associated with the solicitation of proxies will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding Proxy Materials and other documents to beneficial owners of stock held in their names. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, has been retained to assist in the solicitation of proxies. The estimated cost of Morrow’s services is $22,000 plus out-of-pocket expenses.

VOTING AND RELATED MATTERS

What is the record date?

The Board of Directors has established March 22, 2013 as the record date for the determination of Con Edison’s stockholders entitled to receive notice of and to vote at the Annual Meeting.

How many votes do I have?

You are entitled to one vote on each proposal presented at the Annual Meeting for each outstanding share of Company Common Stock you owned on the record date.

How many votes can be cast by all stockholders entitled to vote at the Annual Meeting?

One vote on each proposal presented at the Annual Meeting for each of the 292,877,246 shares of Company Common Stock that were outstanding on the record date.

How many votes must be present to hold the Annual Meeting?

To constitute a quorum to transact business at the Annual Meeting, the holders of a majority of the shares entitled to vote at the Annual Meeting, or 146,438,624, must be present in person or by proxy. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present to hold the meeting. Abstentions and broker non-votes are counted in the determination of the quorum.

How does the Board of Directors recommend that I vote?

Item of Business	Board’s Voting Recommendation
Election of the twelve Director nominees	FOR EACH NOMINEE
Ratification of the appointment of independent accountants	FOR
Approve the Company’s Long Term Incentive Plan	FOR
Advisory vote to approve named executive officer compensation	FOR
Stockholder proposal	AGAINST

What vote is required to approve each item of business?

The twelve nominees for Director named in this Proxy Statement receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes.

The affirmative vote of a majority of the votes cast at the meeting in person or by proxy shall be required to approve the Company’s Long Term Incentive Plan (meaning the number of shares voted “for” the plan must exceed the number of shares voted “against” the plan). Under New York law, abstentions and broker non-votes, are voted neither “for” nor “against,” and have no effect on the vote. Under New York Stock Exchange rules, approval of this proposal requires the affirmative vote of a majority of votes cast, which includes abstentions, at the meeting in person or by proxy, and also requires that the total votes cast (including abstentions) represent over 50 percent of all shares entitled to vote on this proposal.

In all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the subject matter, will be the act of the stockholders.

Except as discussed above, abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote, but are counted in the determination of the quorum.

How do I vote?

You can vote whether or not you attend the Annual Meeting. Stockholders have a choice of voting over the Internet, by telephone, by mail using a proxy card or voter instruction form, or in person at the Annual Meeting.

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If you received a printed copy of the Proxy Materials, please follow the instructions on your proxy card or voter instruction form. Your proxy card or voter instruction form provides information on how to vote over the Internet, by telephone, or by mail.

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If you received a Notice of Internet Availability, please follow the instructions on the notice. The Notice of Internet Availability provides information on how to vote over the Internet, by telephone, or by mail.

•	If you received an e-mail notification, please click on the link provided in the e-mail notification and follow the instructions on how to vote over the Internet or by telephone.

•	If you are a registered holder of the Company’s Common Stock, you may also vote in person at the Annual Meeting.

To help us reduce the environmental impact of our meeting, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your Notice of Internet Availability, proxy card or voter instruction form, as applicable.

If my shares are held by my broker, can my shares be voted if I don’t instruct my broker?

The Securities and Exchange Commission has approved a New York Stock Exchange rule that affects the manner in which your broker may vote your shares. Your broker may not vote on your behalf for the election of directors or compensation-related matters or the shareholder proposal, unless you provide specific voting instructions to your broker. For your vote to be counted, you need to communicate your voting decisions to your broker, in the manner prescribed by your broker, before the date of the Annual Meeting.

If you have any questions about this rule or the proxy voting process in general, please contact the broker where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

If I am a registered holder of Company Common Stock, what if I don’t vote for one or more of the matters listed on my proxy card?

All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If you return a signed proxy without indicating voting instructions your shares will be voted as follows:

•	for the election of the twelve Director nominees,

•	for the ratification of the appointment of independent accountants,

•	for the Company’s Long Term Incentive Plan,

•	for the advisory vote to approve named executive officer compensation, and

•	against the stockholder proposal.

Can I change my vote?

Yes, depending on how your shares of Company Common Stock are held, you may change your vote by sending in a new, properly executed proxy card or voter instruction form with a later date, or by casting a new vote by Internet or telephone, or by sending a properly executed written notice of revocation to the Company’s Vice President and Corporate Secretary at Con Edison, 4 Irving Place, New York, New York 10003. Check the instructions on your Notice of Internet Availability, proxy card or voter instruction form for information regarding your specific revocation options. If you are a registered holder of Company Common Stock, you may also change your vote by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting without voting will not by itself revoke a proxy.

ANNUAL MEETING INFORMATION

What is the location, date, and time of the Annual Meeting?

The Annual Meeting will be held at the Company’s principal executive offices at 4 Irving Place, New York, New York 10003, on Monday, May 20, 2013, at 10:00 a.m.

Where can I find directions to the Annual Meeting?

Directions to the Annual Meeting are available on our website at www.conedison.com/investorreports.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to holders of Company Common Stock on March 22, 2013, the record date, the authorized representative (one only) of an absent stockholder, and invited guests of management.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Company Common Stock on the record date to enter the meeting.

•	If you received a printed copy of the Proxy Materials and you are a registered holder of Company Common Stock, your proxy card serves as your admission ticket to the Annual Meeting.

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If you received a printed copy of the Proxy Materials and you hold your shares through a broker, please bring to the Annual Meeting a copy of a brokerage or other statement reflecting your stock ownership as of the record date.

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If you received a printed copy of the Proxy Materials and you hold your shares through an employee plan, please bring to the Annual Meeting a copy of a statement reflecting your stock ownership as of the record date.

•	If you received a Notice of Internet Availability, that Notice of Internet Availability serves as your admission ticket to the Annual Meeting.

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If you received an e-mail notification, please access the Proxy Materials by clicking on the link provided in the e-mail notification and follow the instructions for downloading a copy of your admission ticket.

You may be asked to present valid picture identification to gain entrance to the Annual Meeting. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization.

Are there any special attendance procedures?

In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the Annual Meeting, management will limit the general discussion portion of the meeting and permit only stockholders or their authorized representatives to address the meeting. No signs, banners, placards, handouts, cameras, recording equipment and similar items may be brought to the meeting room. Recording of the Annual Meeting is prohibited. Suitcases, briefcases, packages, and other items may be subject to inspection.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Proposal No. 1)

Twelve Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their respective successors are elected and qualified. See “The Board of Directors” on pages 19 to 25. Directors are permitted to stand for election until they reach the mandatory retirement age of 72. Of the Board members standing for election, one (Kevin Burke) is a current officer of the Company. All of the nominees were elected Directors at the last Annual Meeting.

The Company’s management believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of Con Edison’s subsidiary, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”). Mr. Burke also serves on the Board of Con Edison’s subsidiary, Orange and Rockland Utilities, Inc. (“Orange & Rockland”).

Shares represented by every properly executed proxy will be voted at the Annual Meeting for or against the election of the Director nominees as specified by the stockholder giving the proxy. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for any substitute nominee or nominees as may be designated by the Board.

The Board Recommends a Vote FOR Proposal No. 1.

Election of each of the twelve Director nominees requires the Director to receive a majority of the votes cast at the meeting in person or by proxy to be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Proposal No. 2)

At the Annual Meeting, as a matter of sound corporate governance, stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as independent accountants for the Company for the year 2013. If the selection of PwC is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants.

PwC has acted as independent accountants for the Company for many years. The Audit Committee’s charter provides that at least once every five years, the Audit Committee will evaluate whether it is appropriate to rotate the Company’s independent accountants.

The Audit Committee considered the firm’s qualifications. This included a review of PwC’s performance in prior years, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee also reviewed a report provided by PwC regarding its quality controls, inquiries or investigations by governmental or professional authorities and independence. See “Report of the Audit Committee” and “Fees Paid to PricewaterhouseCoopers LLP” on pages 35 to 36.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board Recommends a Vote FOR Proposal No. 2.

Ratification of Proposal No. 2 requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

APPROVAL OF THE COMPANY’S LONG TERM INCENTIVE PLAN

(Proposal No. 3)

Introduction

At its February 21, 2013 meeting, the Board of Directors unanimously adopted the Long Term Incentive Plan, an equity compensation plan providing long term incentive awards to officers, employees and non-employee directors of the Company and its affiliates, subject to the approval of the Company’s stockholders at the Annual Meeting. The Long Term Incentive Plan was considered by the Management Development and Compensation Committee and the Corporate Governance and Nominating Committee (together, the “Committees”) in consultation with Mercer, their compensation consultant, and was approved by the Committees at their February 20, 2013 meetings. In addition, the Company discussed the material terms of the Long Term Incentive Plan with several of its institutional shareholders.

If approved by the Company’s stockholders, the Long Term Incentive Plan will become effective on May 20, 2013. Existing awards under the Company’s current equity incentive plan, the Consolidated Edison, Inc. Long Term Incentive Plan, which was initially approved by shareholders in May 2003 (the “2003 Long Term Incentive Plan”) and subsequently reapproved by stockholders for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) in May 2008, will remain in full force and effect in accordance with its terms. No new awards will be made under the 2003 Long Term Incentive Plan after May 19, 2013 (which is ten years after the date of the annual meeting at which the Company’s stockholders approved the plan).

Timing of Proposal

The Company has not requested that stockholders approve an equity compensation plan to provide long term incentive awards since the 2003 Long Term Incentive Plan. Under the terms of the 2003 Long Term Incentive Plan, the Company may not make any awards after May 19, 2013. The Company requests that stockholders approve the Long Term Incentive Plan and authorize 5,000,000 shares of Company Common Stock to continue to grant equity awards to officers, employees, and non-employee directors. The Long Term Incentive Plan is a key pay-for-performance component of the Company’s compensation program and the Company’s primary vehicle for granting equity-based compensation to its employees in management positions. Approximately 5,000 management employees of the Company were eligible to participate in the 2003 Long Term Incentive Plan. For each of the past five years, over 1,000 employees received a long term incentive award under the plan. See “Compensation Program Overview, Philosophy and Objectives—Pay-Performance Alignment and Target Total Direct Compensation Mix” on pages 40 to 41.

Stockholder approval of the Long Term Incentive Plan is required under the rules of the New York Stock Exchange. In addition, stockholder approval is necessary to provide the Management Development and Compensation Committee with the flexibility to grant certain awards that may qualify as “qualified performance-based compensation” under Code Section 162(m).

Description of the Long Term Incentive Plan

The following is a summary of the material terms of the Long Term Incentive Plan. Capitalized terms used in this summary have the meaning set forth in the Long Term Incentive Plan. The complete text of the Long Term Incentive Plan is set forth in Appendix A to this Proxy Statement, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

Purpose. The Board of Directors believes that the Long Term Incentive Plan is an important tool to (i) advance the interests of the Company and its stockholders by providing long term incentives to those persons with significant responsibility for creating value for stockholders, (ii) strengthen the Company’s ability to attract, motivate and retain qualified persons of superior talent, ability and achievement to serve as directors, officers, and in other management positions critical to the long-term success of the Company, and (iii) further the ownership interests of key personnel in the shares of Company Common Stock, thereby aligning their long-term interests more closely with those of the Company’s stockholders.

Maximum Shares of Company Common Stock Available Under the Long Term Incentive Plan. The Long Term Incentive Plan covers a maximum of 5,000,000 shares of Company Common Stock. The 5,000,000 shares of Company Common Stock authorized under the Long Term Incentive Plan is 1.7% of the Company’s outstanding shares as of December 31, 2012. Code Section 162(m) requires, among other things, that the maximum number of shares awarded to specified executive officers under the Long Term Incentive Plan must be approved by stockholders in order for the awards to be eligible for treatment as “qualified performance-based compensation” and not be subject to the $1 million limitation on deductibility for compensation paid to such officers. In addition, Code Section 422 requires, among other things, that the maximum number of incentive stock options awarded to employees be approved by stockholders in order for the awards to be eligible for treatment as incentive stock options. Accordingly, the maximum number of shares of Company Common Stock that may be subject to awards, including without limitation, incentive stock options, granted to an individual officer or employee in any calendar year is 750,000 shares of Company Common Stock, plus any shares of Company Common Stock that were available for issuance in any prior calendar year but were not covered by awards. Shares of Company Common Stock delivered under the Long Term Incentive Plan may be (i) authorized but unissued shares, (ii) treasury shares, (iii) shares purchased on the open market or by private purchase, or (iv) any combination thereof.

The closing price of a share of the Company’s Common Stock on the New York Stock Exchange on March 15, 2013 was $59.17.

Any share of Company Common Stock covered by an award (or portion of an award) that is forfeited, cancelled, terminated or expired without being exercised in whole or in part, or that is settled without the delivery of shares of Company Common Stock, shall again be available for the grant of new awards. The number of shares of Company Common Stock that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy a participant’s tax withholding obligations in connection with the exercise or settlement of an award will not be available for the grant of new awards.

Dilution and Other Adjustments. In the event of any change in the number of outstanding shares of Company Common Stock or share price by reason of any stock split, reverse stock split, spinoff, split-off, partial or complete liquidation, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects shares of Company Common Stock, the Committees may equitably adjust the number of shares that may be delivered under the Long Term Incentive Plan, or the number or kind of shares which are subject to outstanding awards and the exercise price per share relating thereto.

Term of the Plan. If approved by stockholders at the 2013 annual meeting, awards may be granted under the Long Term Incentive Plan for up to a period of ten years, unless earlier terminated by the Board of Directors. The Long Term Incentive Plan will continue in effect until all matters relating to the payment of outstanding awards and administration of the plan have been settled.

Administration. Generally, the Management Development and Compensation Committee is the Plan Administrator of the Long Term Incentive Plan, and administers the awards and award documents for officers and other eligible employees and the Corporate Governance and Nominating Committee is the Plan Administrator of the Long Term Incentive Plan, and administers the awards and award documents for non-employee directors.

The Plan Administrator has full power and authority to (i) take all actions and make all determinations to interpret, construe or implement the terms and conditions of the plan, any award or any award document; (ii) make all rules, regulations and take such other actions and make such other determinations which the Plan Administrator deems to be necessary or advisable for the administration of the plan, any award or any award document; (iii) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards; and (iv) correct any defect, supply any omission or reconcile any inconsistency in the plan, any award or any award document. The Plan Administrator may not effect a repricing of any Stock Option or Stock Appreciation Right without the approval of the Company’s stockholders. In addition, no Stock Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property if the exercise price of the Stock Option or the grant price of the Stock Appreciation Right is equal to or less than the fair market value of a share of Company Common Stock at the time of such repurchase or exchange without the approval of the Company’s stockholders. The full Board of Directors must approve any awards to non-employee directors. In no event will the Plan Administrator effect the payment of dividends or dividend equivalents on any unearned performance-based awards or other equity-based awards.

Any determinations, approvals or actions that are performed or taken by the Board of Directors, the Plan Administrator or a Committee (or their respective delegates or assigns) in connection with the Long Term Incentive Plan are final, conclusive and binding on all parties, including the Company, its stockholders, participants, their respective estates and beneficiaries.

Participation. Approximately 5,000 employees of the Company and its affiliates, including officers, and non-employee directors are potentially eligible for awards under the Long Term Incentive Plan. Officers and other eligible employee of the Company and its affiliates may be designated by the Management Development and Compensation Committee to participate in the Long Term Incentive Plan with respect to one or more awards under the plan. Any director of the Company or its affiliates, who is not also an officer or employee may also be designated by the Corporate Governance and Nominating Committee to receive an award under the Long Term Incentive Plan.

The benefits or amounts that will be received by or allocated to participants under the Long Term Incentive Plan are not determinable except for the annual grant of deferred stock units to each of the Company’s non-employee directors (see “Stock Unit Grants to Non-Employee Directors” below).

Awards. The types of awards that can be granted under the Long Term Incentive Plan are set forth below. Awards are subject to the terms and conditions of the plan and such other terms and conditions that may be established by the Plan Administrator.

Stock Unit Grants to Non-Employee Directors. A “Stock Unit” is an unsecured obligation of the Company that represents the economic equivalent of a Share. Each non-employee director participating in the Long Term Incentive Plan will be granted an annual award of Stock Units with a fair market value of $105,000 on the first business day after an annual meeting. If a non-employee director is first appointed as a member of the Board of Directors after the date of an annual meeting, he or she will be granted a pro rated award of Stock Units. The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, may from time-to-time change the annual award of Stock Units, including, but not limited to, changing the methodology, form, timing, amount or such other terms and conditions as the Board of Directors may determine. The maximum number of shares of Company Common Stock that may be subject to awards granted in any calendar year to a non-employee director is 10,000 shares of Company Common Stock.

Stock Units granted to non-employee directors are automatically deferred and credited to a non-employee director’s Stock Unit account and are paid in a single one-time payment of shares of Company Common Stock within 60 days following a director’s separation from service, unless the non-employee director elected to receive some or all of his or her Stock Units on another date.

Dividend Equivalents are earned on Stock Units awards until no Stock Units remain in a non-employee director’s Stock Unit account and are automatically deferred and paid in a single one-time payment of shares of Company Common Stock within 60 days following the non-employee director’s separation from service, unless the non-employee director elected to receive some or all of his or her Dividend Equivalents on another date or in cash.

Non-employee directors are not eligible for any other awards under the Long Term Incentive Plan.

Stock Unit Grants to Officers and Eligible Employees. The Management Development and Compensation Committee may grant Stock Units to any officer or other eligible employee. Each Stock Unit represents the economic equivalent of one share of Company Common Stock payable in cash or shares.

Stock Options. The Management Development and Compensation Committee may grant “incentive stock options” within the meaning of Code Section 422, and “non-qualified stock options” to officers or other eligible employees. The exercise price per Share underlying a Stock Option will be determined by the Management Development and Compensation Committee, but, except in the limited circumstances described in the next sentence, may not be less than 100 percent of the fair market value of a share of Company Common Stock on the date the Stock Option is granted. In the event that the Company acquires another company, the exercise price per share of Company Common Stock underlying a Stock Option that is a substitute award will be determined in accordance with Code Section 409A and other applicable laws and may be less than the fair market value of a share of Company Common Stock on the date of grant. No Stock Option shall be exercisable after the expiration of ten years from its grant date. The Management Development and Compensation Committee may settle the exercise of a Stock Option granted under the Long Term Incentive Plan by delivering shares of Company Common Stock, cash, or by a combination of both. The holder of a Stock Option has the rights of a stockholder only with respect to shares of Company Common Stock which have been issued.

Restricted Stock. The Management Development and Compensation Committee may grant awards of shares of Company Common Stock to officers or other eligible employees bearing restrictions (“Restricted Stock”) prohibiting the sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the applicable restriction period. At the time that a Restricted Stock award is granted, the Management Development and Compensation Committee will establish a restriction period applicable to such award which will be not less than one and not more than ten years.

Performance-Based Restricted Stock and Performance Units. The Management Development and Compensation Committee may determine whether any award granted to officers or other eligible employees should qualify as “qualified performance-based compensation” as defined in Code Section 162(m). Such performance-based awards (Performance-Based Restricted Stock or Performance Units) will be subject to performance target(s) with respect to one or more applicable “Business Criteria” consisting of Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Operating Income, Adjusted Operating Revenues, Adjusted Return on Assets, Adjusted Return on Equity, EBIT, EPS, Fair Market Value, Net Income, Operating Criteria, Operating Income, Operating Revenues, Return on Assets, Return on Equity, and Total Shareholder Return. “Operating Criteria” may consist of one or more of the following criteria: (i) collections; (ii) customer service; (iii) economic development; (iv) electric, gas, and/or steam system performance; (v) employee development; (vi) safety; (vii) environmental performance, financial, regulatory controls, and business development goals; (viii) gross margins; and (ix) retail sales.

The Management Development and Compensation Committee will establish (i) the performance target(s) relative to the applicable Business Criteria, (ii) the applicable performance period, and (iii) the applicable initial value or target number of shares of Company Common Stock of Performance-Based Restricted Stock or Performance Units that are subject to the award. Performance—Based Restricted Stock is payable in shares of Company Common Stock. Performance Units are payable in cash or shares of Company Common Stock or in a combination of cash and shares, as determined by the Management Development and Compensation Committee. In the event that Performance-Based Restricted Stock award is granted, the Management Development and Compensation Committee will establish a restriction period applicable to such award, which will be no less than one nor more than ten years.

The Management Development and Compensation Committee may determine the standard or formula pursuant to which a performance-based award will be calculated, whether all or any portion of the amount so calculated will be paid or reduced, and the specific amount (if any) to be paid, subject in all cases to the terms, conditions and limits of the Long Term Incentive Plan. The Management Development and Compensation Committee may not increase the maximum amount permitted to be paid to any individual under the Long Term Incentive Plan or pay awards if the applicable performance target(s) have not been met.

Stock Appreciation Rights. Stock Appreciation Rights are rights to the settlement in cash, shares of Company common stock, or a combination thereof, of the excess of the fair market value of shares of Company Common Stock on the date of exercise over their fair market value on the date of grant. The Management Development and Compensation Committee may grant awards of Stock Appreciation Rights to any officers or other eligible employees, in conjunction with a Stock Option or independent of a Stock Option. The Management Development and Compensation Committee may provide that payment of a Stock Appreciation Right will be in cash or shares of Company Common Stock or a combination thereof. To the extent that a Stock Appreciation Right granted in conjunction with a Stock Option is exercised, such Stock Option will be deemed to have been exercised, and will not be deemed to have lapsed. To the extent that a Stock Appreciation Right is granted independent of a Stock Option, each Stock Appreciation Right payment (in cash or shares of Company Common Stock or a combination thereof) will be equal to the excess of the fair market value of one share on the date of exercise over the fair market value of one share at the date of grant of the Stock Appreciation Right, times the number of shares of Company Common Stock subject to the Stock Appreciation Right (or portion thereof) which is exercised.

Dividend Equivalents. The Management Development and Compensation Committee may grant awards of Dividend Equivalents in conjunction with Stock Units or Performance Units. Each Dividend Equivalent will entitle the participant to receive an amount equal to the dividend actually paid with respect to a share of Common Stock on each dividend payment date from the date of the grant until the date the Dividend Equivalent lapses. Dividend Equivalents may be invested in additional shares of Company Common Stock or Stock Units as determined by the Management Development and Compensation Committee. No dividend equivalents may be granted in connection with, or related to, stock options or Stock Appreciation Rights.

Other Equity-Based Awards. The Management Development and Compensation Committee may also grant equity-based or equity-related awards not described above.

Change in Control. In the event that (i) a Change in Control occurs and (ii) a participant (other than a non-employee director participant) incurs a termination without “cause” or a resignation for “good reason” on or before the second anniversary of a Change in Control (“a CIC Separation from Service”), the participant will be entitled to the following:

(i) A participant will be entitled to an accelerated payout of any Stock Units or Restricted Stock, pro rated based on the number of months that have elapsed from the date of grant up to and including the date of the CIC Separation from Service.

(ii) Any Stock Options or Stock Appreciation Rights that are outstanding and not vested upon the occurrence of a CIC Separation from Service will vest on a prorated basis, based on the number of months that have elapsed from the date of grant up to and including the date of the CIC Separation from Service.

(iii) A participant will be entitled to an accelerated payout of any outstanding Performance-Based Restricted Stock or Performance Units, prorated based on the number of months of the performance period that have elapsed from the Date of Grant up to and including the date of the CIC Separation from Service, and assuming that the performance targets were achieved at target levels.

In the event that a Change in Control occurs, a non-employee director participant will be entitled to an accelerated payout of the balance of his or her Stock Unit account.

Recoupment. Any award granted to an officer of the Company is subject to the Company’s recoupment policy, as may be amended from time to time, or any Company recoupment policies or procedures that may be required under applicable laws.

Tax Withholding. The Company has the authority to withhold, or require a participant to remit to the Company prior to issuance or delivery of any shares of Company Common Stock or cash, an amount sufficient to satisfy the minimum statutory amount required by any applicable federal, state or local taxes, and other withholding requirements associated with any award.

Certain Restrictions. Unless otherwise determined by the Committees or as required by applicable law, no award will be transferable other than by will or by the laws of descent and distribution.

Amendment and Termination of the Long Term Incentive Plan. The Committees may at any time alter, amend, suspend or terminate the Long Term Incentive Plan, any award document or any award, in whole or in part except as provided by applicable law or stock exchange rule that require stockholder approval for certain amendments. No action may materially adversely affect a participant’s rights with respect to previously granted awards without his or her consent.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the Long Term Incentive Plan. The federal tax laws are complex and subject to change and the tax consequences for any participant will depend on his or her individual circumstances.

Stock Units. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, upon the grant of a stock unit or when dividend equivalents are credited on his or her behalf. A participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value of the shares of Company Common Stock that are delivered when stock units or dividend equivalents are settled, and the Company will generally be allowed a tax deduction (subject to Code Section 162(m)). The participant’s tax basis in the shares of Company Common Stock will equal the amount taxed as ordinary income, and on subsequent sale the participant will recognize long-term or short-term capital gain or loss.

Stock Options. Under the Long Term Incentive Plan, the Company may grant “incentive stock options” within the meaning of Code Section 422, and non-qualified stock options, which are not “incentive stock options” within the meaning of Code Section 422.

Incentive Stock Options. Upon the grant or exercise of an incentive stock option, no income will be recognized by the participant and the Company will not be allowed a tax deduction. However, the excess of the fair market value of the shares of Company Common Stock as of the date of exercise over the exercise price may constitute an adjustment to taxable income for purposes of the alternative minimum tax. The shares of Company Common Stock that are acquired upon exercise by a participant of an incentive stock option will be taxed as long-term capital gain or loss and no deduction will be allowed to the Company when the participant sells such shares if the following requirements are met: (1) the participant remains an employee of the Company or its subsidiaries from the time the incentive stock option is granted until three months before the incentive stock option is exercised; (2) the participant held such shares for more than one year after the transfer of such shares upon exercise of the incentive stock option; and (3) the participant held such shares for more than two years from the date the incentive stock option was granted. If the participant sells the shares of Company Common Stock before the required period, the excess of the fair market value of the shares of Company Common Stock as of the date of exercise or, if less, the fair market value on the date of sale, over the exercise price will be taxable as ordinary income to the participant and the Company will be allowed a tax deduction. In determining whether shares have been held for the required period, each share of Common Stock sold is treated separately.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in the recognition of taxable income by the participant or in a tax deduction to the Company. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price, and the Company will be allowed a tax deduction (subject to Code Section 162(m)). Shares of Company Common Stock that are acquired upon exercise of a non-qualified stock option will be taxed to the participant as long-term or short-term capital gain or loss when the participant sells the shares.

Restricted Stock. Generally, a participant who is awarded restricted stock will not be taxed at the time the award is granted and the Company will not be allowed a tax deduction. A participant will recognize ordinary income on the fair market value of the shares of Company Common Stock subject to the restricted stock award at the time of vesting and a tax deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Code Section 162(m)). The participant’s tax basis in the shares of Company Common Stock will equal the amount taxed at ordinary income, and on subsequent sale the participant will recognize long-term or short-term capital gain or loss.

Performance-Based Awards. A participant will not recognize income at the time performance-based awards are granted and the Company will not be allowed a tax deduction. Upon payment of the performance-based awards, the amount of cash and the fair market value of any shares of Company Common Stock received will be ordinary income to the participant, and the Company will be allowed a tax deduction (subject to Code Section 162(m)). Shares of Company Common Stock that are subsequently sold will be taxed to the participant as long-term or short-term capital gain or loss.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in the recognition of taxable income by a participant or in a tax deduction to the Company. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the exercise price of the stock appreciation right and the fair market value of the shares of Company Common Stock on the date of exercise, and the Company will be entitled to a tax deduction equal to the amount of such income (subject to Code Section 162(m)). Shares of Company Common Stock that are acquired upon exercise of a stock appreciation right will be taxed to the participant as long-term or short-term capital gain or loss when the participant sells the shares.

Other Tax Consequences. The foregoing discussion is not a complete description of the U.S. federal income tax consequences associated with the Long Term Incentive Plan. Furthermore, the foregoing discussion does not address state or local tax consequences.

The Long Term Incentive Plan is not qualified under Code Section 401(a).

New Long Term Incentive Plan Benefits

No benefits or amount have been granted, awarded or received under the Long Term Incentive Plan. Except for the annual grant of Stock Units with a fair market value of $105,000 to the non-employee directors of the Company, all awards under the Long Term Incentive Plan are discretionary and no awards are determinable at this time. The number of Stock Units granted to the non-employee directors under the Long Term Incentive Plan varies with the market price of a share of Company Common Stock and cannot be determined at the present time.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2012, the number of shares of Company Common Stock that may be issued pursuant to outstanding equity compensation awards (column (a)) and the number of shares available for future awards under the 2003 Long Term Incentive Plan (column (c)). No new awards may be made under the 2003 Long Term Incentive Plan after May 19, 2013 because awards under the 2003 Long Term Incentive Plan may only be made during the ten years after the date of the annual meeting at which the Company’s shareholders approved the 2003 Long Term Incentive Plan (May 19, 2003).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
Stock options	606,475		$43.008	3,522,851	(2)
Restricted stock and Stock Units	1,832,833	(1)	—	1,855,835	(2)
Total equity compensation plans approved by security holders	2,439,308		—	5,378,686	(2)
Total equity compensation plans not approved by security holders	5,000	(3)	—	—

Total	2,444,308		—	5,378,686	(2)(4)

Footnotes:

(1)	This amount includes the aggregate number of shares of Company Common Stock that could be delivered pursuant to outstanding awards made in 2010, 2011 and 2012 under the 2003 Long Term Incentive Plan which was approved by shareholders in May 2003 (1,237,821 shares of Company Common Stock for performance-restricted stock unit awards and 65,140 shares of Company Common Stock for restricted stock unit awards). The amount also includes 362,415 shares of Company Common Stock for stock unit awards made prior to 2010 that have vested and for which the receipt of shares was deferred. In addition, the amount includes 167,457 shares of Company Common Stock covered by outstanding directors’ deferred stock unit awards.
(2)	This amount is the aggregate number of shares of Company Common Stock available for new awards under the 2003 Long Term Incentive Plan as of December 31, 2012. No new awards may be made under the 2003 Long Term Incentive Plan after May 19, 2013 (which is ten years after the date of the annual meeting at which the Company’s stockholders approved the plan).
(3)	Represent shares of Company Common Stock to be issued to an officer who had elected to defer receipt of these shares until separation from service or later. These shares are issuable pursuant to awards of restricted stock units made in 2000, which vested in 2004.
(4)	Does not include shares of Company Common Stock that may be issued under the Company’s Stock Purchase Plan. Shares of Company Common Stock may be issued under the Company’s Stock Purchase Plan until May 17, 2014 (which is ten years after the date of the annual meeting at which the Company’s stockholders approved the plan). Under the Company’s Stock Purchase Plan, which does not limit the number of shares available under the plan, the Company contributes up to $1 for each $9 invested by its directors, officers or employees.

The Board Recommends a Vote FOR Proposal No. 3.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” the proposal). Under New York law, abstentions and broker non-votes, are voted neither “for” nor “against,” and have no effect on the vote. Under New York Stock Exchange rules, approval of this proposal requires the affirmative vote of a majority of votes cast, which includes abstentions, at the meeting in person or by proxy, and also requires that the total votes cast (including abstentions) represent over 50% of all shares entitled to vote on this proposal.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 4)

The Company values the opinions of our stockholders, and in accordance with Section 14A of the Securities Exchange Act of 1934, the stockholders may vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. The Board recommends that the stockholders vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, and the related compensation disclosure tables on pages 37 to 68. The Company currently conducts such votes annually. In 2012, the Company held a “say-on-pay” vote to approve the Company’s Named Executive Officer compensation, as set forth in the 2012 proxy statement, and 91.51% of the shares voted were voted “for” the proposal. Following this year’s vote, the next such vote will be at the Company’s 2014 annual meeting of stockholders.

As discussed in the CD&A, the Company’s executive compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success, and to motivate these executives to create value for its stockholders and to provide reliable service for its customers. The Management Development and Compensation Committee (the “Compensation Committee”), with the assistance of its independent compensation consultant, seeks to provide base salary, target annual incentive awards, target long-term incentive award values that are competitive with the median level of compensation provided by the Company’s compensation peer group (see “Committee Actions with Respect to Executive Compensation—Compensation Peer Group” on page 42).

The Compensation Committee believes that performance-based variable compensation should represent the most significant portion of each Named Executive Officer’s total direct compensation to motivate strong annual and multi-year Company performance. Additionally, the Compensation Committee believes that most of the performance-based variable compensation should be in the form of long-term, rather than annual incentives, to emphasize the importance of sustained Company performance. Each year, the Compensation Committee evaluates the level of compensation and the mix of base and performance-based variable compensation of each Named Executive Officer to ensure that it meets the Compensation Committee’s objectives and is competitive with levels of compensation of the compensation peer group.

For the reasons highlighted above and more fully discussed in the CD&A, the Board recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, That the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The Board Recommends a Vote FOR Proposal No. 4.

Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

The Board values the opinions of the Company’s stockholders as expressed through their vote and other communications. Although the vote is on an advisory basis, the Board and its Compensation Committee will consider the voting results when making future compensation decisions for the Company’s Named Executive Officers.

STOCKHOLDER PROPOSAL

(Proposal No. 5)

The Utility Workers Union of America, 815 Sixteenth Street, N.W., Washington, D.C. 20006, who owns more than $2,000 in market value of Company Common Stock, has submitted the following proposal:

“RESOLVED: The shareholders of Consolidated Edison (the “Company”) urge the Management Development and Compensation Committee (the “Committee”) of the Board of Directors to adopt a policy to end the practice of benchmarking the CEO’s total compensation to that of the CEOs of peer companies. The Committee should implement this policy in a manner that does not violate any existing employment agreement.”

The statement made in support of this proposal is as follows:

“We believe runaway executive compensation remains a significant problem at U.S. corporations, and that peer benchmarking is at the core of this problem.”

“For example, the Board of Directors awarded CEO Kevin Burke nearly $11 million in total compensation during 2011. This represented a 39% increase from Burke’s total compensation of $7.9 million only two years earlier.”

“Many observers have identified peer benchmarking as a key driver for the constant ratcheting up of CEO pay without regard to performance. This is related to several factors:”

•

“Decoupling pay from performance: Determining CEO compensation based on other companies’ pay practices separates pay from executive and corporate performance, since “one company’s showering of rewards on its executives affects the executive pay at every one of its peers.” (“CEO’s and the Pay-’Em-or-Lose-’Em Myth,” New York Times, Sept. 22, 2012)”

•

“Lake Wobegon effect: Most major U.S. corporations now set their executive pay targets at or above the median of their peer group, resulting in a constant upward spiral. Former Federal Reserve chairman Paul Volcker once referred to this as the “Lake Wobegon syndrome,” where all CEOs—like all the children in author Garrison Keillor’s fictional town—are “above average.” (“Cozy relationships and ‘peer benchmarking’ send CEOs’ pay soaring,” Washington Post, Oct. 3, 2011)”

•

“Gaming the system: Studies have also criticized the prospect for corporate boards to manipulate peer group selection by “cherry picking” companies with highly paid CEOs. One recent analysis of S&P 500 and S&P MidCap 400 firms concluded that “firms tend to choose highly paid peers to justify their high CEO compensation.” (Michael Faulkender & Jun Yang, Journal of Financial Economics, 2010)”

“Even where peer groups are fairly constructed, a recent study funded by the Investor Responsibility Research Center Institute concluded that peer benchmarking inevitably leads to spiraling executive pay. According to this study, “peer group comparisons and median targeting are a central part of today’s ‘mega-pay machine,’” and “any executive compensation reform must start there.” (Charles Elson and Craig Ferrere, “Executive Superstars, Peer Groups and Over-Compensation—Cause, Effect and Solution,” September 2012)”

“We believe our Company should end the use of peer benchmarking to set CEO pay, and instead should develop a system of fair and rational compensation that focuses on internal metrics of the Company, including internally consistent pay scales.”

“We therefore urge shareholders to vote FOR this proposal.”

STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Board of Directors Recommends That You Vote AGAINST Proposal No. 5 for the Following Reasons.

The Board of Directors has considered this proposal and believes that its adoption is not in the best interest of the Company or our stockholders.

The Company’s compensation program is designed to assist in attracting, motivating and retaining key executives critical to the Company’s long-term success, and contemplates several factors to ensure it remains competitive with market practices.

The Company’s compensation program consists of base salary, annual incentive and long-term incentive compensation. As explained in more detail in the Compensation Discussion and Analysis section of this proxy statement (pages 37 to 50), competitive benchmarking is just one of several factors considered by the Management Development and Compensation Committee in aligning the compensation of the chief executive officer with sustained Company performance. The Management Development and Compensation Committee’s determination for each of these compensation components is based on:

•	its analysis of the chief executive officer’s individual performance,

•	his achievement of pre-established financial and operating objectives, and

•	the level of the chief executive officer’s compensation compared to the chief executive officers in the Company’s compensation peer group.

The Board believes that the factors considered in determining the chief executive officer’s compensation, including taking into account the compensation levels and practices used by peer companies in setting chief executive officer compensation, are appropriate for the following reasons:

•	The Management Development and Compensation Committee engages an independent compensation consultant to provide information, analyses and objective advice regarding executive compensation.

•

The Management Development and Compensation Committee’s independent compensation consultant provides competitive benchmarking of compensation targets as well as actual pay versus performance relative to a compensation peer group to test alignment of pay and performance. This provides the Committee with multiple perspectives to consider when determining the chief executive officer’s compensation.

•

The Company’s compensation peer group is comprised of publicly-traded utility companies of comparable size and scope to that of the Company. The companies in the 2012 compensation peer group have revenues that range from approximately 50 percent below to approximately 50 percent above the revenues of the Company. See “Committee Actions with Respect to Executive Compensation—Compensation Peer Group” on page 42.

•

In 2012, over 80 percent of the chief executive officer’s target total direct compensation was performance based, with amounts to be paid calculated using internal Company metrics and total shareholder return relative to the compensation peer group.

For these reasons the Board believes that adoption of the proposal is not in the best interest of the Company and its stockholders, and recommends that stockholders vote AGAINST the proposal.

The Board of Directors Recommends a Vote AGAINST Proposal No. 5.

Approval of the stockholder proposal (Proposal No. 5) requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS

Information About the Nominees

The Board and the Corporate Governance and Nominating Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. In evaluating Director candidates and considering incumbent Directors for renomination to the Board, the Board and the Corporate Governance and Nominating Committee consider various factors. Pursuant to the Guidelines, the Committee reviews with the Board the skills and characteristics of Director nominees, including independence, integrity, judgment, business experience, areas of expertise, availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity. For incumbent Directors, the Committee also considers past performance of the Director on the Board.

The current nominees bring to the Company the benefit of their qualifications, leadership, skills, and the diversity of their experience and backgrounds, as set forth below, which provide the Board, as a whole, with the skills and expertise that reflect the needs of the Company’s regulated and unregulated businesses. Below, for each nominee, is their age as of the date of the Annual Meeting, business experience, period of service as a Director, public or investment company directorships during the past five years, and other directorships.

Eugene R. McGrath, 71

Mr. McGrath has leadership, engineering, and operations experience, and knowledge of the utility industry and the Company’s business. Mr. McGrath’s experience from his leadership positions at the Company and his service on other boards support the Board in its oversight of the Company’s management, operations, engineering and strategic planning activities. Mr. McGrath was Chairman of the Board of Con Edison from October 1997 through February 2006, Chairman of Con Edison of New York from September 1990 through February 2006, President and Chief Executive Officer of Con Edison from October 1997 until September 2005, and Chief Executive Officer of Con Edison of New York from September 1990 to September 2005. Mr. McGrath has been a Trustee of Con Edison of New York since 1987, a Director of Con Edison since October 1997, and Chairman of the Board of Orange & Rockland from July 1999 until September 2005. Mr. McGrath serves as a Director of GAMCO Investors, Inc., Sensus (Bermuda 2) Ltd. and Sensus USA Inc., and certain of their affiliates, and, during the past five years, Mr. McGrath also served as a Director of Schering-Plough Corporation through November 2009. Mr. McGrath is also a Director of Associated Electric & Gas Insurance Services Limited.

Gordon J. Davis, 71

Mr. Davis has experience as an attorney in real estate, environmental, utilities and financial matters, and experience in government service. Mr. Davis’ legal experience and government service support the Board in its oversight of the Company’s environmental, real estate, and financial activities. Mr. Davis is a Partner at Venable LLC, Attorneys at Law, New York, NY, since May 2012. Previously, Mr. Davis was a partner from October 2007 to May 2012 at Dewey & LeBoeuf LLP, Attorneys at Law, New York, NY, the firm resulting from the merger in October 2007 of LeBoeuf, Lamb, Greene & MacRae, LLP (“LeBoeuf”) and Dewey Ballantine LLP. Mr. Davis was a Partner at LeBoeuf from October 1994 to October 2007 (except during 2001 when he served as President of Lincoln Center Inc.). Previously, Mr. Davis served as the Commissioner of Parks and Recreation for the City of New York. Mr. Davis has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Mr. Davis serves as a Director of the Dreyfus Funds, Groups I and III, and Phoenix Companies, Inc. Mr. Davis is also a Director or Trustee of Central Park Conservatory, Jazz at Lincoln Center, Inc. (Founding Chairman Emeritus), John F. Kennedy Center for the Performing Arts, The Municipal Art Society of New York, New York Public Library, New York Public Theater and the Studio Museum in Harlem.

Ellen V. Futter, 63

Ms. Futter has management and operations experience leading major New York not-for-profit entities that provide services to the public. Ms. Futter also has legal and financial experience. Ms. Futter’s experience from her leadership positions at the American Museum of Natural History and Barnard College, her legal experience, and her service on other boards support the Board in its oversight of the Company’s operations and planning activities and the Company’s relationships with stakeholders. Ms. Futter has been the President of the American Museum of Natural History, New York, NY, since November 1993. Previously, Ms. Futter served as the President of Barnard College, New York, NY, and as the Chairman of the Federal Reserve Bank of New York, and was a corporate attorney at the law firm of Milbank, Tweed, Hadley & McCloy. Ms. Futter has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Ms. Futter serves as a Director of JPMorgan Chase & Co., Inc., and, during the past five years, Ms. Futter also served as a Director of American International Group, Inc. through July 2008. Ms. Futter is also a Director or Trustee of NYC & Company and the Brookings Institution and a Manager at the Memorial Sloan-Kettering Cancer Center.

Sally H. Piñero, 60

Ms. Piñero has experience in business development and government service, and also has legal experience. Ms. Piñero’s experience from her positions as an attorney and in government service supports the Board in its oversight of the Company’s corporate governance, environmental, and planning activities and the Company’s relationships with stakeholders. Ms. Piñero has been a hearing officer with the New York City Office of Administrative Trials and Hearings Health Tribunal since January 2012. Previously, Ms. Piñero was an attorney at law in Yonkers, NY from January 2008 through December 2011, President of East Harlem Business Capital Corporation, a non-profit corporation providing business services to promote economic development, from July 2006 to December 2007, and Executive Director of City Harvest, New York, NY, a non-profit corporation that collects and distributes food to community food programs, from August 2005 to July 2006. Ms. Piñero also served as the Managing Director of Fannie Mae American Communities Fund, Chairwoman of the New York City Housing Authority, Deputy Mayor for Finance and Economic Development, and Chairwoman of the Board of Directors of the Financial Services Corporation of New York City. Ms. Piñero has been a Trustee of Con Edison of New York since 1994 and a Director of Con Edison since December 1997.

Michael J. Del Giudice, 70

Mr. Del Giudice has experience in private equity, with a focus on the power and energy infrastructure market, as well as experience in government service. Mr. Del Giudice’s experience from his investment activities and his government service support the Board in its oversight of the Company’s corporate governance, financial, and strategic planning activities, and the Company’s relationships with stakeholders. Mr. Del Giudice has been Senior Managing Director at Millennium Capital Markets LLC, New York, NY, an investment banking firm, since 1996, Senior Managing Director at MCM Securities LLC, New York, NY, a registered broker dealer, since 1996, Chairman and Senior Managing Director of Rockland Capital, LLC, New York, NY, a private equity company focusing on power and energy infrastructure markets, since 2003, and Vice Chairman of Carnegie Hudson Resources Energy Partners, LLC, a private equity company focusing on advising oil companies and investing in oil fields, since 2012. Previously, Mr. Del Giudice was a General Partner at the investment bank of Lazard Freres & Co. LLC, and served as Secretary to the New York State Governor and Chief of Staff to the New York State Assembly Speaker. Mr. Del Giudice has been a Director of Con Edison since July 1999 and a Trustee of Con Edison of New York since May 2002. Mr. Del Giudice serves as a Director of Fusion Telecommunications International, Inc., and Reis, Inc., and, during the past five years, Mr. Del Giudice also served as a Director of Barnes and Noble, Inc. through September 2010. Mr. Del Giudice is also a Director of FNBNY Bancorp, Inc. and New York Racing Association, and is Chairman of the Governor’s Committee on Scholastic Achievement.

George Campbell Jr., Ph.D., 67

Dr. Campbell has experience leading one of the nation’s premiere colleges and a non-profit corporation, with a focus on engineering and science. Dr. Campbell also has experience in management and research and development at a public company. Dr. Campbell’s experience from his leadership positions at The Cooper Union for the Advancement of Science and Art, AT&T Bell Laboratories, and NACME, Inc., and his service on other boards support the Board in its oversight of the Company’s operations and management activities. Dr. Campbell, a physicist, was the President from July 2000 through June 2011, and is now President Emeritus of The Cooper Union for the Advancement of Science and Art, New York, NY, a college focusing primarily on engineering, architecture, and art. Previously, Dr. Campbell held various management positions at AT&T Bell Laboratories. Dr. Campbell has also served as President and Chief Executive Officer of NACME, Inc., a non-profit corporation focused on engineering education and science and technology policy. Dr. Campbell has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2000. Dr. Campbell serves as a Director of Barnes and Noble, Inc. Dr. Campbell is also a Director or Trustee of the Josiah Macy Foundation, The Mitre Corporation, Rensselaer Polytechnic Institute, Montefiore Medical Center, the New York Hall of Science, the US Naval Academy Foundation, and is Chairman of the Board of Trustees of the Webb Institute.

Vincent A. Calarco, 70

Mr. Calarco has experience leading public companies, and has management and executive experience with manufacturing companies. Mr. Calarco’s experience from his leadership positions and financial oversight experience in senior management roles at Newmont Mining Corporation and Crompton Corporation (now known as Chemtura Corporation), and his service on other boards support the Board in its oversight of the Company’s management, financial, operations, and strategic planning activities. Mr. Calarco has been the Non-Executive Chairman of Newmont Mining Corporation, Denver, CO, a gold production company, since January 2008. Mr. Calarco was Chairman, President and Chief Executive Officer of Crompton Corporation (specialty chemicals, polymer products and equipment), Middlebury, CT from April 1985 to July 2004. Previously, Mr. Calarco held various management and executive positions at Uniroyal Chemical Company. Mr. Calarco has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2001. Mr. Calarco serves as a Director of CPG International, Inc. Mr. Calarco is also a Director of Citadel Plastics Company and a Trustee of Saint Raphael Healthcare System and Yale-New Haven Hospital.

Kevin Burke, 62

Mr. Burke has leadership, engineering, operations and legal experience, as well as knowledge of the utility industry and the Company’s business. Mr. Burke’s experience from his leadership positions at the Company, and his service on other boards supports the Board in its oversight of the Company’s management, financial, operations, and strategic planning activities and the Company’s relationships with stakeholders. Mr. Burke has been Chairman of the Board of Con Edison and Con Edison of New York since February 2006. Mr. Burke has been President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York since September 2005. Previously, Mr. Burke was President and Chief Operating Officer of Con Edison of New York from September 2000 until September 2005. Mr. Burke has been a Director of Con Edison, a Trustee of Con Edison of New York and Chairman of the Board of Directors of Orange & Rockland since October 2005. Mr. Burke serves as a Director of Honeywell International Inc. Mr. Burke is also a Director or Trustee of the Alfred P. Sloan Foundation, American Gas Association, the Business Council of New York State, Edison Electric Institute, Institute for Electric Efficiency, Mayor’s Fund to Advance New York City, New York Botanical Garden, New York State Energy Research and Development Authority, and Partnership for New York City, and is Vice Chairman of The Economic Club of New York.

L. Frederick Sutherland, 61

Mr. Sutherland has leadership experience at an international managed services company, including experience with financial reporting, internal auditing, mergers and acquisitions, financing, risk management, corporate compliance and corporate planning. Mr. Sutherland also has corporate banking experience. Mr. Sutherland’s experience from his leadership positions at ARAMARK Corporation and Chase Manhattan Bank supports the Board in its oversight of the Company’s financial reporting, auditing, and strategic planning activities. Mr. Sutherland has been the Executive Vice President and Chief Financial Officer of ARAMARK Corporation, Philadelphia, PA, a provider of services, facilities management and uniform and career apparel, since 1997, and assumed the added responsibilities as Group Executive in 2009. Prior to joining ARAMARK in 1980, Mr. Sutherland was Vice President in the Corporate Banking Department of Chase Manhattan Bank, New York, NY. Mr. Sutherland has been a Director of Con Edison and a Trustee of Con Edison of New York since April 2006. Mr. Sutherland is also the President of the Board of Trustees of People’s Light and Theater and Vice Chairman of the Board of WHYY, a PBS affiliate.

John F. Killian, 58

Mr. Killian has leadership experience at regulated consumer services companies, including experience with financial reporting and internal auditing. Mr. Killian’s experience from his leadership positions at Verizon Communications, Inc., Bell Atlantic and NYNEX CableComms Limited supports the Board in its oversight of the Company’s auditing, financial, operating, and strategic planning activities, and the Company’s relationships with stakeholders. Mr. Killian was the Executive Vice President and Chief Financial Officer of Verizon Communications Inc., a telecommunications company, from March 2009 to December 2010. Previously, Mr. Killian was the President of Verizon Business, Basking Ridge, NJ, from October 2005 until February 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian also served in executive positions at Bell Atlantic and was the President and Chief Executive Officer of NYNEX CableComms Limited (a telecommunications, information services and entertainment company in the United Kingdom). Mr. Killian has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2007. Mr. Killian is also a Director of Houghton Mifflin Harcourt and a Trustee of Providence College.

Michael W. Ranger, 55

Mr. Ranger has investment experience focusing on the energy and power sector, investment banking experience in the energy and power sector, and experience as a member of a utility banking group. Mr. Ranger’s experience from his investment activities in the energy and power sector supports the Board in its oversight of the Company’s financial and strategic planning activities. Mr. Ranger has been Senior Managing Director of Diamond Castle Holdings LLC, New York, NY, a private equity investment firm, since 2004 and Non-Executive Chairman of KDC Solar LLC since 2010. Previously, Mr. Ranger was an investment banker in the energy and power sector for twenty years, including at Credit Suisse First Boston, Donaldson, Lufkin and Jenrette, DLJ Global Energy Partners, and Drexel Burnham Lambert. Mr. Ranger was also a member of the Utility Banking Group at Bankers Trust. Mr. Ranger has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2008. Mr. Ranger is also a Director or Trustee of Beacon Health Holdings, LLC, Bonten Media Group, Managed Health Care Associates, Inc., Morristown-Beard School, Professional Direction Enterprise, Inc, The Seeing Eye, Inc., and St. Lawrence University.

John F. Hennessy III, 57

Mr. Hennessy has leadership experience at project performance consulting firms, and has engineering and construction industry experience. Mr. Hennessy’s experience from his leadership positions with a project performance consulting firm supports the Board in its oversight of the Company’s operations and financial activities. Mr. Hennessy has been a Partner in the firm of Hennessy & Williamson, a project performance consulting firm, New York, NY, since 2004, and since 2011, an advisor to Turnstone Energy Solutions, an energy management company. Previously, Mr. Hennessy was Chairman of the Board and Chief Executive Officer of the Syska Hennessy Group from 1989 to 2004. Mr. Hennessy has been a Director of Con Edison and a Trustee of Con Edison of New York since November 2008. Mr. Hennessy is also Chairman Emeritus of the Board of Directors of the New York Building Congress, Chairman Emeritus of the New York Building Foundation, and Chairman Emeritus of the American Council of Engineering Companies.

Meetings and Board Members’ Attendance

The Board of Directors held 11 meetings in 2012. At its meetings the Board considers a wide variety of matters involving such things as the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices.

In accordance with the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee (currently Mr. Del Giudice) serves as Lead Director and, as such, chairs the executive sessions of the non-management Directors and the independent Directors. The Company’s independent Directors met once in executive session and the non-management Directors met six times in executive session during 2012.

During 2012, each incumbent member of the Board attended more than 75 percent of the combined meetings of the Board of Directors and the Board Committees on which he or she served.

Directors are expected to attend the Annual Meeting. All of the current Directors attended the 2012 annual meeting of stockholders.

Corporate Governance

Con Edison’s corporate governance documents, including its Corporate Governance Guidelines, the charters of the Audit, Corporate Governance and Nominating, and Management Development and Compensation Committees, and the Standards of Business Conduct are available on the Company’s website at www.conedison.com/investor/governance_documents.asp. The Standards of Business Conduct applies to all Directors, officers and employees. Con Edison intends to post on its website at www.conedison.com/investor/governance_documents.asp amendments to its Standards of Business Conduct and a description of any waiver from a provision of the Standards of Business Conduct granted by the Board to any Director or executive officer of Con Edison within four business days after such amendment or waiver.

Leadership Structure

The Company’s leadership structure combines the roles of the chairman and chief executive officer. The Board believes that this leadership structure is appropriate for the Company due to Mr. Burke’s knowledge of the

Company and the utility industry, and his extensive engineering, operations and legal experience. The Board consists of a substantial majority of Directors who are independent (see “The Board of Directors—Board Members’ Independence” on page 27), the Board routinely holds executive sessions at which only non-management Directors are present, and the independent Directors meet in executive session at least once a year. Pursuant to the Company’s Corporate Governance Guidelines, the Board has oversight responsibility for reviewing the Company’s strategic plans, objectives and risks. The Committees of the Board which administer the Board’s risk oversight function are chaired by non-management Directors (see “The Board of Directors—Standing Committees of the Board” on pages 28 to 30). In addition, the Board has an independent Lead Director who is the Chair of the Corporate Governance and Nominating Committee. The Lead Director: (i) acts as a liaison between the independent Directors and the Company’s management; (ii) chairs the executive sessions of non-management and independent Directors and has the authority to call additional executive sessions as appropriate; (iii) chairs Board meetings in the Chairman’s absence; (iv) coordinates with the Chairman on agendas and schedules for Board meetings, information flow to the Board, and other matters pertinent to the Company and the Board; and (v) is available for consultation and communication with major stockholders as appropriate.

Risk Oversight

The Board’s primary function is one of oversight. In connection with its oversight function, the Board oversees the Company’s policies and procedures for managing risk. The Board administers its risk oversight function primarily through its Committees which report to the Board. Board Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk management program. The Audit Committee reviews the Company’s risk assessment and risk management policies and the Audit Committee reports to the Board on the Company’s risk management program. Management regularly provides reports to the Board and its Committees concerning risks identified through the Company’s enterprise risk management program.

Related Person Transactions and Policy

The Company has adopted a written policy for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater-than-five percent beneficial owners, and their respective immediate family members, where the amount involved in the transaction since the beginning of the Company’s last completed fiscal year exceeds or is expected to exceed $100,000.

The policy provides that the Corporate Governance and Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1.0 million. A summary of any new transactions pre-approved by the Chair will be provided to the full Committee for its review in connection with a regularly scheduled Committee meeting.

The Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and the Company’s Director independence standards; and

•

contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved is less than both $1.0 million and two percent of the organization’s consolidated gross annual revenues.

In 2012, Ms. Futter’s brother received approximately $159,000 for providing legal services to Con Edison of New York and will provide such legal services in 2013. The provision of these services by Ms. Futter’s brother was approved by the Committee.

Board Members’ Independence

The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the New York Stock Exchange’s listing standards: Mr. Calarco, Dr. Campbell, Mr. Davis, Mr. Del Giudice, Mr. Hennessy, Mr. Killian, Ms. Piñero, Mr. Ranger, and Mr. Sutherland.

To assist it in making determinations of Director independence, the Board has adopted independence standards, which are set forth in its Corporate Governance Guidelines, available on the Company’s website at www.conedison.com/investor/pdfs/Guidelines.pdf. Under these standards, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a Director from being independent:

(i)	(a) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not personally work on the Company’s audit; or (b) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit within that time;

(ii)	the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;

(iii)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater;

(iv)	the Director is a partner or the owner of five percent or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater;

(v)	the Director is a partner, the owner of five percent or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater; and

(vi)	the Director or an immediate family member is a director or an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1.0 million, or two percent of such organization’s consolidated gross revenues, whichever is greater.

In assessing independence, the Board considered that during 2012, Mr. Sutherland was affiliated with an organization that did business with Con Edison. Con Edison made payments to this organization for property or services in 2012. However, the payments made by Con Edison were less than one percent of the recipient organization’s consolidated gross revenues and fell significantly below the thresholds in paragraph (iii) of Con Edison’s Director independence standards disclosed above.

Standing Committees of the Board

Audit Committee

The Audit Committee, composed of four independent Directors (currently Mr. Calarco, Chair, Mr. Del Giudice, Mr. Killian, and Mr. Sutherland), is responsible for the appointment of the independent accountants for the Company, subject to stockholder ratification at the Annual Meeting. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants. The Committee meets with the Company’s management, including Con Edison of New York’s General Auditor, the General Counsel, and the Company’s independent accountants, several times a year to discuss internal controls and accounting matters, the Company’s financial statements, filings with the Securities and Exchange Commission, earnings press releases and the scope and results of the auditing programs of the independent accountants and of Con Edison of New York’s internal auditing department. The Committee also oversees the Company’s risk assessment and risk management policies, and the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. Each member of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Board of Directors has determined that each Director on the Audit Committee is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is “independent” as such term is defined in Rule 10A-3 under the Securities and Exchange Act of 1934. The Audit Committee held eight meetings in 2012.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, composed of four independent Directors (currently Mr. Del Giudice, Chair, Mr. Calarco, Dr. Campbell, and Ms. Piñero), annually evaluates each Director’s individual performance when considering whether to nominate the Director for re-election to the Board and is responsible for recommending candidates to fill vacancies on the Board. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of Board members as well as other corporate governance matters, including Board independence criteria and determinations and corporate governance guidelines. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program.

All of the members of the Committee are “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Corporate Governance Guidelines provide that the Board of Directors consists of a substantial majority of Directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards described in the Guidelines under “The Board of Directors—Board Members’ Independence” on page 27. Among its duties, the Committee reviews the skills and characteristics of Director candidates as well as their integrity, judgment, business experience, areas of expertise and availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity.

The Committee has the authority under its charter to hire advisors to assist it in its decisions. The Committee retains a professional search firm to assist it in identifying director candidates. The search firm assists the Committee in developing criteria for potential Board members to complement the Board’s existing strengths. Based on such criteria, the firm also provides the Committee, for its review and consideration, lists of potential candidates with background information. After consulting with the Committee, the firm further screens and interviews candidates as directed by the Committee to determine their qualifications, interest and any potential conflicts of interest and provides its results to the Committee. The Committee also considers candidates recommended by stockholders. There are no differences in the manner in which the Committee will evaluate candidates recommended by stockholders. The Committee will make an initial determination as to whether a particular candidate meets the Company’s criteria for Board membership, and will then further consider candidates that do. Stockholder recommendations for candidates, accompanied by biographical material for evaluation, may be sent to the Vice President and Corporate Secretary of the Company. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Vice President and Corporate Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

The Committee has also retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and objective advice regarding director compensation. The Committee directs Mercer to: (i) assist the Committee by providing competitive market information on the design of the director compensation program, (ii) advise the Committee on the design of the director compensation program and also provide advice on the administration of the program, and (iii) brief the Committee on director compensation trends among the Company’s compensation peer group and broader industry. The chief executive officer is the Chairman of the Board and together with the other Board members considers the recommendations of the Committee. The decisions may reflect factors and considerations in addition to the information and advice provided by Mercer.

The Corporate Governance and Nominating Committee held three meetings in 2012.

Environment, Health and Safety Committee

The Environment, Health and Safety Committee, composed of four non-management Directors (currently Ms. Futter, Chair, Mr. Davis, Mr. Hennessy, and Ms. Piñero), provides advice and counsel to the Company’s management on corporate environment, health and safety policies and on such other environment, health, safety, and sustainability matters as from time-to-time the Committee deems appropriate, reviews significant issues relating to the Company’s environment, health and safety programs and its compliance with environment, health and safety laws and regulations, and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment, health and safety. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Environment, Health and Safety Committee held four meetings in 2012.

Executive Committee

The Executive Committee, composed of Mr. Burke, the Chairman of the Board and of the Committee, and three non-management Directors (currently Mr. Calarco, Mr. Del Giudice, and Mr. McGrath), may exercise, during intervals between the meetings of the Board, all the powers vested in the Board, except for certain specified matters. No meetings of the Executive Committee were held in 2012.

Finance Committee

The Finance Committee, composed of four independent Directors (currently Mr. Sutherland, Chair, Mr. Davis, Mr. Hennessy, and Mr. Ranger), reviews and makes recommendations to the Board with respect to the Company’s financial condition and policies, capital and operating budgets, financial forecasts, major contracts and real estate transactions, financings, investments, bank credit arrangements, its dividend policy, strategic business plan and litigation and other financial matters. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Finance Committee held seven meetings in 2012.

Management Development and Compensation Committee

The Management Development and Compensation Committee, composed of four independent Directors (currently Dr. Campbell, Chair, Mr. Calarco, Mr. Del Giudice, and Mr. Killian), makes recommendations to the Board relating to officer and senior management appointments. The Committee also establishes and oversees the Company’s executive compensation and benefit plans and policies, administers its equity plans and annual incentive plan and reviews and approves annually all compensation relating to the Named Executive Officers under the Company’s compensation program. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program.

The Committee has the authority, under its charter, to engage the services of outside advisors, experts and others to assist it. The Committee engages Mercer to provide information, analyses, and objective advice regarding executive compensation. The Committee directs Mercer to: (i) assist the Committee in the development and assessment of the compensation peer group for the purposes of providing competitive market information for the design of the compensation program, (ii) compare the Company’s chief executive officer’s base salary, annual incentive and long-term incentive compensation to that of the chief executive officers of the identified compensation peer group and broader industry, (iii) advise the Committee on the officers’ base salaries and target award levels within the annual and long-term incentive plans, (iv) advise the Committee on the design of the Company’s annual and long-term incentive plans and also provide advice on the administration of the plans, (v) brief the Committee on executive compensation trends among the Company’s compensation peer group and broader industry, and (vi) assist with the preparation of the Compensation Discussion and Analysis Report for this Proxy Statement. The Committee held six meetings in 2012, of which Mercer attended four.

For a discussion of the role of the Committee and information about the Company’s processes and procedures for the consideration and determination of executive compensation, see the “Compensation Discussion and Analysis Report” beginning on page 37.

In addition, the Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the senior management of the Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”), and reviews and makes recommendations with respect to benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. Each of the members of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards, meets the “outside director” criteria of Section 162(m) of the Internal Revenue Code, and the “Non-Employee” Director criteria of Rule 16b-3 under the Securities Exchange Act of 1934.

Operations Oversight Committee

The Operations Oversight Committee, composed of five non-management Directors (currently Mr. McGrath, Chair, Dr. Campbell, Ms. Futter, Mr. Hennessy, and Mr. Killian), oversees the Company’s operation of its electric, gas and steam delivery systems and their impact on the customer. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Operations Oversight Committee held four meetings in 2012.

Planning Committee

The Planning Committee, composed of five non-management Directors (currently Ms. Piñero, Chair, Mr. Davis, Ms. Futter, Mr. McGrath, and Mr. Ranger), reviews and makes recommendations to the Board regarding long-range planning for the Company. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Planning Committee held three meetings in 2012.

Compensation Consultant Disclosure

The Management Development and Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan, to assist the Committee with its responsibilities related to the Company’s executive compensation programs and the Corporate Governance and Nominating Committee has retained Mercer to assist it with its responsibilities related to the Director’ compensation program, including the design and structure of the Company’s long term incentive plan. Mercer’s fees for executive and Director compensation consulting to the committees in 2012 were approximately $483,000.

During 2012, the Company retained Marsh & McLennan affiliates (other than Mercer) to provide services, unrelated to executive compensation. These services were approved by the Company’s management. The aggregate fees paid for these other services, which include litigation and economic consulting, auction of solar renewable energy credits, and a corporate membership for safety professionals, were approximately $401,000.

The Management Development and Compensation Committee considered the independence of Mercer under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Management Development and Compensation Committee concluded that the services provided by the Marsh & McLennan affiliates (other than Mercer), did not raise any conflicts of interest and did not impair Mercer’s ability to provide independent advice to the Committee concerning executive or director compensation matters.

Compensation Committee Interlocks and Insider Participation

Mr. Calarco, Dr. Campbell (Chair), Mr. Del Giudice and Mr. Killian were on Con Edison’s Management Development and Compensation Committee during 2012. The Company believes that there are no interlocks with the members who serve on this Committee.

Communications with the Board of Directors

Interested parties may communicate directly with the members of the Board of Directors, including the non-management Directors as a group, by writing to them, care of the Company’s Vice President and Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Vice President and Corporate Secretary will forward all communications to the Director or the Directors indicated.

DIRECTOR COMPENSATION

Those members of the Board who are not employees of the Company or its subsidiaries are paid an annual retainer of $90,000. The Lead Director receives an additional annual retainer of $35,000.

In 2012, the Chairs of the Environment, Health and Safety, Finance, Operations Oversight and Planning Committees each received an additional annual retainer of $5,000. The Chairs of the Corporate Governance and Nominating Committee and Management Development and Compensation Committee each received an additional annual retainer of $10,000. The Audit Committee Chair received an additional annual retainer of $20,000, and each Audit Committee member received an additional annual retainer of $10,000 and a fee of $2,000 for each meeting of the Audit Committee attended. Members of the other Committees of the Board or of the Boards of its subsidiaries received a fee of $1,500 for each meeting of a Committee attended. The Acting Chair of any Board Committee, at meetings where the regular Chair is absent, was paid an additional meeting fee of $200 for any Committee meeting at which he or she presided.

In 2012, the Company reimbursed Board members who were not currently officers of the Company for reasonable expenses incurred in attending Board and Committee meetings. No person who served on both the Con Edison Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, was paid additional compensation for concurrent service. Members of the Board who were officers of the Company or its subsidiaries received no retainer or meeting fees for their service on the Board.

The Company has stock ownership guidelines for Directors under which each Director is to own shares with a value equal to three times the annual director retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year.

Members of the Board participate in the long term incentive plan. Pursuant to the long term incentive plan, each non-employee Director was allocated an annual award of $105,000 of deferred stock units on the first business day following the 2012 Annual Meeting. If a non-employee Director was first appointed to the Board after an annual meeting, his or her first annual award will be pro rated. Settlement of the 2012 annual awards of stock units were automatically deferred until the Director’s termination of service from the Board of Directors. Each Director may elect to further defer his or her 2012 annual awards of stock units or any other prior annual award of stock units, including any related dividend equivalents earned on prior annual award of stock units, in accordance with the terms of the long term incentive plan and Section 409A of the Internal Revenue Code. Each Director may also elect to defer all or a portion of his or her 2012 retainers and meeting fees into additional deferred stock units, which are deferred until the Director’s termination of service. Dividend equivalents are payable on 2012 deferred stock units in the amount and at the time that dividends are paid on Company Common Stock and are credited in the form of additional deferred stock units which are fully vested as of the date the dividends would have been paid to the Director or, at the Director’s option, are paid in cash. All payments on account of deferred stock units will be made in shares of Company Common Stock. The long term incentive plan provides that cash compensation deferred into stock units, the annual stock unit awards, and the dividend equivalents granted to non-employee Directors that are credited in the form of additional deferred stock units, are fully vested, and payable in a single one-time payment of whole shares (rounded to the nearest whole share) within sixty days following separation from Board service unless the director elected to defer distribution to another date.

Directors are eligible to participate in the stock purchase plan, which is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Director Compensation Table

The following table sets forth the compensation for the members of the Company’s Board of Directors for the fiscal year ended December 31, 2012.

Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)		Total ($)
Kevin Burke(4)	—	—	—		—
Vincent A. Calarco	$143,250	$105,000	—		$248,250
George Campbell, Jr.	$123,250	$105,000	$10,500	(5)	$238,750
Gordon J. Davis	$107,250	$105,000	$5,000	(5)	$217,250
Michael J. Del Giudice	$170,500	$105,000	—		$275,500
Ellen V. Futter	$109,250	$105,000	$10,000		$224,250
John F. Hennessy III	$110,250	$105,000	—		$215,250
John F. Killian	$134,750	$105,000	$10,500	(5)	$250,250
Eugene R. McGrath	$107,950	$105,000	—		$212,950
Sally H. Piñero	$106,250	$105,000	—		$211,250
Michael W. Ranger	$104,250	$105,000	—		$209,250
L. Frederick Sutherland	$133,750	$105,000	—		$238,750

Footnotes:

(1)	Effective April 1, 2012, the annual retainer was increased from $75,000 to $90,000 and the additional annual retainer for the Lead Director was increased from $20,000 to $35,000.
(2)	On May 22, 2012, each of the Directors, except Mr. Burke, received a grant of 1,785 stock units. The stock units were valued at $58.81 per share and are the equivalent of $105,000. The stock units are fully vested at the time of grant. Pursuant to the Company’s long term incentive plan, and as indicated in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the stock units are valued in accordance with FASB ASC Topic 718.
(3)	The “All Other Compensation” column includes matching contributions made by the Company to qualified educational institutions under its matching gift program. All directors and employees are eligible to participate in this program. The Company matches up to a total of $10,500 per eligible participant to qualified educational institutions per calendar year. Gifts of up to $3,000 are matched by the Company on a two-for-one basis and gifts that are greater than $3,000 are matched by the Company on a one-for-one basis (up to the $7,500 maximum).
(4)	Mr. Burke did not receive any director compensation because he is an officer of the Company and only non-employee Directors receive director compensation.
(5)	Includes amounts matched by the Company in 2011 and paid in 2012.

BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Executive Officers

The following table includes information, as of February 28, 2013, with respect to the beneficial ownership of shares of the Company by each Director, each executive officer named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. Each executive officer and member of the Board held his or her shares with sole voting power and sole investment power, except for the restricted stock units and deferred stock units (the holders of which have no voting rights or investment power) and shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person. As of February 28, 2013, such ownership was, in each case, less than one percent of the outstanding 292,887,146 shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Other Stock- Based Holdings(2)	Total Number of Shares
Vincent A. Calarco	21,785	—	21,785
George Campbell, Jr.	21,867	7,264	29,131
Gordon J. Davis	26,114	—	26,114
Michael J. Del Giudice	33,292	—	33,292
Ellen V. Futter	16,648	6,000	22,648
John F. Hennessy III	8,118	—	8,118
John F. Killian	5,464	4,905	10,369
Eugene R. McGrath	62,679	—	62,679
Sally H. Piñero	27,261	1,500	28,761
Michael W. Ranger	20,827	—	20,827
L. Frederick Sutherland	25,372	—	25,372
Kevin Burke	289,809	25,936	315,745
Robert Hoglund	19,784	15,000	34,784
Craig Ivey	8,504	35,306	43,810
William Longhi	28,004	15,037	43,041
Elizabeth D. Moore	16,103	—	16,103
Directors and Executive Officers as a group, including the above-named persons (23 persons)	738,354	120,823	859,177

Footnotes:

(1)	Includes for the Directors, stock units that were deferred until the respective Director’s separation from the Board of Directors (“DSUs”): Mr. Calarco—21,385; Dr. Campbell—17,226; Mr. Davis—26,112; Mr. Del Giudice—30,825; Ms. Futter—15,406; Mr. Hennessy —8,118; Mr. Killian—5,464; Mr. McGrath—15,557; Ms. Piñero—27,261; Mr. Ranger—20,827; and Mr. Sutherland—21,372. Includes for the Named Executive Officers vested restricted stock units the receipt of which the officer deferred until the officer’s separation from the Company, for: Mr. Burke—restricted stock units: 142,528; Mr. Hoglund—restricted stock units: 15,000; Mr. Ivey—restricted stock units: 0; Mr. Longhi—restricted stock units: 14,362; and Ms. Moore—restricted stock units: 14,252. These officers had no other restricted stock units that were to vest, and no exercisable or unexercisable stock options that were to become exercisable, within 60 days of February 28, 2013.
(2)	Represents shares, stock units or DSUs that have been deferred more than 60 days after February 28, 2013.

The following table provides, as of December 31, 2012, information with respect to persons who are known to the Company to beneficially own more than five percent of Company Common Stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,458,985	(1)	6.3%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	16,468,330	(2)	5.62%

Footnotes:

(1)	State Street Corporation stated in its Schedule 13G, filed on February 11, 2013 with the Securities and Exchange Commission, that it has shared voting and dispositive power for 18,458,985 shares of Company Common Stock.
(2)	BlackRock, Inc. stated in its Schedule 13G, filed on February 8, 2013 with the Securities and Exchange Commission, that it has sole voting and dispositive power for 16,468,330 shares of Company Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company to file reports of ownership and changes in ownership of the equity securities of the Company and its subsidiaries with the Securities and Exchange Commission and to furnish copies of these reports to the Company, within specified time limits. Based upon its review of the reports furnished to the Company for 2012 pursuant to Section 16(a) of the Act, the Company believes that all of the reports were filed on a timely basis, except for two transactions, which were reported late for Robert Muccilo (Vice President and Controller), relating to the vesting of 316 and 413 performance restricted stock units in April 2010 and April 2011, respectively.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee consisted of four independent Directors in 2012. Each member of the Audit Committee meets the qualifications required by the New York Stock Exchange and Securities and Exchange Commission.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2012. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with PwC its independence and qualifications. In 2012, PwC did not provide any non-audit services to the Company.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee:

Vincent A. Calarco (Chair)

Michael J. Del Giudice

John F. Killian

L. Frederick Sutherland

Fees Paid to PricewaterhouseCoopers LLP

Fees paid or payable to PwC for services related to 2012 and 2011 are as follows:

	2012	2011
Audit Fees	$4,477,001	$4,122,167
Audit-Related Fees(a)	$999,393	$727,446
Tax Fees	$—	$—
All Other Fees	$—	$—

TOTAL FEES	$5,476,394	$4,849,613

Footnote:

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of the Company’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2012 and 2011 are fees for a review of the Company’s implementation of a new financial and supply-chain enterprise resource planning system, and fees for a compliance audit of certain grants received by the Company from the U.S. Department of Energy.

The Audit Committee, or as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to the Company and its subsidiaries by its independent accountants.

EXECUTIVE COMPENSATION REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) is composed of four independent Directors. The Committee establishes, reviews and administers the Company’s executive compensation program for the Chief Executive Officer and the other members of senior management, including the Named Executive Officers listed on the Summary Compensation Table, and determines the compensation of such officers.

The Committee has reviewed and discussed the Compensation Discussion and Analysis Report (the “CD&A”) for 2012 with management of the Company. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and this Proxy Statement.

Management Development and Compensation Committee:

George Campbell, Jr. (Chair)

Vincent A. Calarco

Michael J. Del Giudice

John F. Killian

COMPENSATION DISCUSSION AND ANALYSIS REPORT

Introduction

This section of the proxy statement provides management’s discussion and analysis of the Company’s 2012 executive compensation program (the “compensation program”). The compensation program covers the Company’s officers, including the Named Executive Officers. The discussion and analysis addresses:

I.	Executive summary of the compensation program;

II.	Compensation program overview, philosophy and objectives;

III.	Role of the Committee and others in determining executive compensation;

IV.	Committee actions with respect to executive compensation;

V.	Retirement and other benefits;

VI.	Stock ownership guidelines;

VII.	Recoupment policy; and

VIII.	Tax deductibility of pay.

I.	Executive Summary of the Compensation Program

The Company’s compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success, and to motivate these executives to create value for its stockholders and to provide safe, reliable, and efficient service for its customers. The Committee seeks to provide base salary, and performance-based variable compensation, including target annual cash incentive compensation and target long-term equity-based incentive compensation, that aligns pay to performance and is competitive with the median level of compensation provided by the Company’s compensation peer group (see “Committee Actions with Respect to Executive Compensation—Compensation Peer Group” on page 42).

The Committee believes that performance-based variable compensation should represent the most significant portion of each Named Executive Officer’s target total direct compensation to motivate strong annual and multi-year Company performance. Additionally, the Committee believes that most of the performance-based variable compensation should be in the form of long-term, rather than annual incentives, to emphasize the importance of sustained Company performance. Each year, the Committee evaluates the level of compensation and the mix of base and performance-based variable compensation of each Named Executive Officer to ensure that it meets the Committee’s objectives and is competitive with levels of compensation of the compensation peer group.

Key features of the compensation program include:

•	Base salary: recognizes individual responsibility and performance.

•	Performance-based variable compensation:

¡	Annual incentive compensation: recognizes achievement of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.

¡

Long-term incentive compensation: recognizes achievement, over a three-year period, of financial and operating objectives critical to the performance of the Company’s business and its total shareholder return relative to its compensation peer group.

The following governance features assist in aligning the compensation program with the long-term interests of the Company’s stockholders:

•

The Committee retains an independent compensation consultant to provide information, analyses, and objective advice regarding executive compensation, and to annually evaluate the Company’s compensation-related risk management (see “Compensation Policies and Practices as They Relate to the Company’s Risk Management” on page 54);

•

The Company’s compensation recoupment policy applies to all officers of the Company and its subsidiaries, and is intended to reduce potential risks associated with our compensation program, and align the long-term interests of the officers and stockholders (see “Recoupment Policy” on page 53);

•

Stock ownership guidelines for the Named Executive Officers and certain senior officers encourage a long-term commitment to the Company’s sustained performance and align the interests of the senior officers with stockholders (see “Stock Ownership Guidelines” on page 53);

•

To encourage a long-term commitment to the Company’s sustained performance, the Company’s policies prohibit all officers, financial personnel, and certain other individuals from shorting, hedging, and pledging Company securities or holding Company securities in a margin account (see “Stock Ownership Guidelines” on page 53); and

•

The Company’s compensation program includes long-term compensation. In February 2013, because no new awards may be made under the 2003 Long Term Incentive Plan after May 19, 2013 (see “Approval of the Company’s Long Term Incentive Plan – Timing of Proposal” on page 8) the Board authorized and adopted, subject to shareholder approval, the Long Term Incentive Plan. The Long Term Incentive Plan provides for the grant of equity-based compensation awards to members of the Board of Directors, officers and other eligible employees of the Company and its affiliates. The Long Term Incentive Plan (i) prohibits the repricing of stock options or the buyout of underwater options for cash or other types of consideration without the approval of shareholders; (ii) allows the recycling of shares for future awards under limited circumstances; (iii) allows accelerated vesting of outstanding equity awards only if both a change in control occurs and a participant’s employment is terminated under certain circumstances; and (iv) places a cap on the maximum number of shares that may be awarded to a director, officer, or eligible employee in a calendar year. The terms of the Long Term Incentive Plan are described in Proposal 3 on pages 8 to 15.

The Company values the opinions of the stockholders as expressed through their votes and other communications and, thus, will submit the Company’s executive pay program to an annual stockholder vote or “say-on-pay.” In 2012, the Company held a “say-on-pay” vote to approve the Company’s Named Executive Officer compensation, as set forth in the 2012 proxy statement, and 91.51% of the shares voted were voted “for”

the proposal. The Committee considered the results of the vote and, in light of the strong level of support, continued to apply the same compensation program, philosophy and objectives in determining the amounts and types of Named Executive Officer compensation.

II.	Compensation Program Overview, Philosophy and Objectives

A. Compensation Program Overview

The compensation program consists of the following components:

•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation;

•	Retirement and welfare benefits; and

•	Perquisites and personal benefits.

The Company’s Named Executive Officers are:

•	Kevin Burke, Chairman of the Board, President and Chief Executive Officer

•	Robert Hoglund, Senior Vice President and Chief Financial Officer

•	Craig Ivey, President of Con Edison of New York

•	William Longhi, President and Chief Executive Officer, Orange & Rockland (effective January 1, 2013, Mr. Longhi became President, Shared Services, of Con Edison of New York)

•	Elizabeth D. Moore, General Counsel

B. Compensation Philosophy and Objectives

The Committee’s philosophy and objectives governing the development and implementation of the Company’s compensation program are to provide competitive, performance-based compensation. There are no material differences in the Company’s compensation policies for each Named Executive Officer.

(i) Competitive Positioning—Attraction and Retention

The Company’s compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success. The Committee seeks to provide base salary, target annual incentive awards, and target long-term incentive award values that are competitive with the median level of compensation provided by the Company’s compensation peer group. The Company also seeks to provide retirement and welfare benefits, perquisites, and personal benefits that are competitive with those provided by the compensation peer group.

In 2012, the Named Executive Officers’ target total direct compensation compared to the Company’s compensation peer group median was as follows:

	Company Target Compensation as a Percentage of Peer Group Median Target
Principal Position	Base Salary	Target Total Cash Compensation (Base Salary + Target Annual Incentive)	Target Long-Term Incentive Compensation	Target Total Direct Compensation
Chief Executive Officer	107%	105%	111%	110%
Other Named Executive Officers (Average)(1)	100%	94%	95%	94%

Footnote:

(1)	Based on comparisons to compensation for functionally comparable positions at the Company’s compensation peer group companies for the positions held by the chief financial officer, the president of Con Edison of New York, the president and chief executive officer of Orange & Rockland, and the general counsel.

(ii) Pay-Performance Alignment and Target Total Direct Compensation Mix

The Company’s compensation program is designed to motivate its officers to create value for its stockholders and provide safe, reliable and efficient service for its customers. The Committee seeks to ensure that the target total direct compensation of each Named Executive Officer is balanced appropriately between base salary (fixed compensation) and annual incentive and long-term incentive compensation (performance-based variable compensation). The Committee believes that fixed compensation should recognize each Named Executive Officer’s individual responsibility and performance. The Committee believes that performance-based variable compensation should represent the most significant portion of each Named Executive Officer’s target total direct compensation to motivate strong annual and multi-year performance. The Committee also believes that most of the performance-based variable compensation targeted to each Named Executive Officer should be in the form of long-term, rather than annual, incentives, to emphasize the importance of sustained Company performance. The target annual incentive and target long-term incentive grants made to each Named Executive Officer by the Committee reflect the Committee’s desired balance between these elements, relative to the base salary paid to each executive. Awards under the Company’s annual incentive plan are based on achieving financial and operating objectives critical to the performance of the Company’s businesses. Awards of performance restricted stock units under the Company’s long-term incentive plan are based on achieving financial and operating objectives and the Company’s total shareholder return relative to the total shareholder return for the Company’s compensation peer group over a three-year period.

As shown below for 2012, the mix of target total direct compensation for the Named Executive Officers meets the Committee’s objectives: each is weighted heavily towards performance-based variable compensation, with the largest portion delivered in long-term incentives, and the target total direct compensation mix of the Named Executive Officers is in line with that of the compensation peer group.

The following charts illustrate the average mix of target total direct compensation for the chief executive officer and for chief executive officers in our compensation peer group for 2012:

The following charts illustrate the average mix of target total direct compensation for the other Named Executive Officers and other named executive officers (based on comparisons to compensation for functionally comparable positions) in our compensation peer group for 2012:

III.	Role of the Committee and Others in Determining Executive Compensation

A. Committee’s Role

The role of the Committee is to establish and oversee the Company’s executive compensation and benefit plans and policies, administer its equity plans and annual incentive plan and review and approve annually all compensation relating to the Named Executive Officers. All of the decisions with respect to determining the amount or form of compensation of the Named Executive Officers under the Company’s compensation program are made by the Committee.

B. Management’s Role

The role of the Company’s chief executive officer with respect to determining the amount or form of the compensation of the other Named Executive Officers is to provide his recommendations to the Committee. The chief executive officer is not present when the Committee determines his compensation. The chief executive officer considers the following in making his recommendations:

•	Individual performance of the other Named Executive Officers;

•	The other Named Executive Officer’s contribution towards the Company’s long-term performance;

•	The scope of their individual responsibilities; and

•	Compensation peer group proxy data provided by the Committee’s compensation consultant.

The Company’s Human Resources department also supports the Committee in its work.

C. Compensation Consultant’s Role

The Committee has the authority under its charter to hire advisors to assist it in its compensation decisions. It has retained Mercer as its compensation consultant to provide information, analyses, and objective advice regarding executive compensation. The Committee periodically meets with Mercer in executive session to discuss compensation matters. The Committee’s decisions reflect factors and considerations in addition to the information and advice provided by Mercer. A discussion of Mercer’s role as the Committee’s compensation consultant is set forth in the section titled “The Board of Directors—Standing Committees of the Board” on pages 28 to 30.

IV.	Committee Actions with Respect to Executive Compensation

A. Compensation Peer Group

For 2012, the Committee used a compensation peer group of publicly-traded utility companies of comparable size and scope to that of the Company. The companies in the 2012 compensation peer group have revenues that range from approximately 50 percent below to approximately 50 percent above the revenues of the Company. The Company’s 2011 revenues approximated the 50th percentile of the peer group. The purpose of the compensation peer group, which is reviewed annually by the Committee, is to provide benchmark information on compensation levels provided to the Company’s officers, as well as measuring relative total shareholder returns for the vesting of performance restricted stock unit awards.

For 2012, the Company’s compensation peer group consisted of the following companies:

Ameren Corporation	FirstEnergy Corp.
American Electric Power Company, Inc.	NextEra Energy, Inc.
CenterPoint Energy, Inc.	NiSource Inc.
Constellation Energy Group, Inc.	Pepco Holdings, Inc.
Dominion Resources, Inc.	PG&E Corporation
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Progress Energy, Inc.
Edison International	Sempra Energy
Entergy Corporation	The Southern Company
Exelon Corporation	Xcel Energy Inc.

Constellation Energy Group, Inc. and Progress Energy, Inc. ceased to be publicly traded before the end of 2012 and were removed from the Company’s peer group for 2013.

B. Base Salary

A portion of each officer’s annual cash compensation is paid in the form of base salary. Base salary is reviewed on an annual basis to recognize individual performance, as well as at the time of a promotion or other change in responsibilities.

In setting base salary for the Company’s Named Executive Officers, including the chief executive officer, the Committee considers various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	The level of base salary compared to executives holding equivalent positions in the Company’s compensation peer group.

Effective February 1, 2012, base salary merit increases for the Named Executive Officers as a group increased by an average of 3 percent. In addition, to align base salaries with the market median for equivalent positions in the Company’s compensation peer group, salary adjustments of $50,000 and $40,000 were provided to the president of Con Edison of New York and the president and chief executive officer, Orange & Rockland, respectively. The 2012 base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 55.

C. Annual Incentive Compensation

(i) Awards

A significant portion of the annual cash compensation paid to the officers is directly related to the Company’s financial and operating performance, factors that the Committee believes influence stockholder value.

Individual performance is taken into consideration in setting annual incentive compensation through the establishment by the Committee of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.

(ii) Potential Awards

For 2012, the Committee set the range of the award that each Named Executive Officer was eligible to receive under the annual incentive plan after considering various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	The level of annual incentive compensation compared to executives holding functionally comparable positions in the Company’s compensation peer group.

The range of awards included threshold, target and maximum levels reflecting differing levels of achievement of the various financial and operating objectives. Awards are scaled to reflect relative levels of achievement of the objectives between the threshold, target and maximum levels. The range of each Named Executive Officer’s potential award is set forth on the Grants of Plan-Based Awards Table on page 56. Awards under the annual incentive plan are designed to provide a competitive level of compensation if the officers achieve the target financial and operating objectives. Over the past three years, the aggregate actual awards to the Named Executive Officers ranged from 155 percent to 160 percent of aggregate target annual incentive awards. Pursuant to the terms of the annual incentive plan, the Committee has the discretion to adjust (upward or downward) the annual incentive awards to be paid to an officer.

Awards under the annual incentive plan are calculated as follows:

Base Salary        X        Target Percentage        X        Weighting Earned

“Base Salary” is the annual base salary of the officer as of the end of the year to which the annual incentive award relates, and is determined as discussed under the caption “Committee Actions with Respect to Executive Compensation—Base Salary” on page 42.

“Target Percentage” is a percentage of base salary that varies based on an officer’s position. The chief executive officer’s target is 100 percent; the target for the president of Con Edison of New York and the president and chief executive officer of Orange & Rockland is 80 percent; and the target for the chief financial officer and the general counsel is 50 percent.

“Weighting Earned” is the sum of the weightings earned for the financial and operating objectives. For each officer, target weightings totaling 100 percent are assigned to each of the officer’s objectives. Weightings earned reflect achievement of the objectives and may vary from zero to 200 percent. If actual results are between performance targets, weightings earned are interpolated.

(iii) Financial Objectives

The financial objectives under the annual incentive plan were selected as those most indicative of the Company’s success during the year. For 2012, the financial objectives consisted of “adjusted net income” and “other financial performance” components.

The “adjusted net income” component, reflecting the financial results of the Company’s business for which its officers are responsible and accounting for 50 percent of each Named Executive Officer’s potential annual incentive award, was: the adjusted Company net income, for the chief executive officer, the chief financial officer and the general counsel; the adjusted regulated net income (the total adjusted net income for Con Edison of New York and Orange & Rockland) for the president of Con Edison of New York; and, 70 percent of

Orange & Rockland’s adjusted net income and 30 percent of Con Edison of New York’s adjusted net income for the president and chief executive officer of Orange & Rockland. “Adjusted net income” excludes the net mark-to-market effects of the Company’s competitive energy businesses ($40 million net after-tax gain) and any extraordinary non-recurring items identified by the Company after the performance target had been determined. No non-recurring items were excluded from adjusted net income with respect to the 2012 annual incentive awards.

2012 target adjusted net income and actual adjusted net income were:

	Target	Actual	Performance Relative to Targets
	(in millions)
Adjusted Company net income	$1,098.0	$1,098.5	100.0%
Adjusted Con Edison of New York net income	$1,019.0	$1,014.2	99.5%
Adjusted Orange & Rockland net income	$52.0	$63.9	122.9%
Adjusted Regulated net income	$1,071.0	$1,078.1	100.7%

If actual adjusted net income for 2012 had been less than or equal to 90 percent of the target adjusted net income, no annual incentive awards would have been made.

The weightings earned for the 50 percent “adjusted net income” component were determined based upon the following scale:

Performance Relative to Targets	Weighting Earned
≥ 110%	100%
107.5%	87.5%
105%	75.0%
102.5%	62.5%
(Target) 100%	50.0%
97.5%	37.5%
95%	25.0%
< 92.5%	12.5%
≤ 90%	0%

The “other financial performance” component, reflecting the responsibilities of the Named Executive Officer and accounting for 20 percent of each Named Executive Officer’s potential annual incentive award, as shown on the “Achievement of 2012 Financial and Operating Objectives” table on page 47, was comprised of one or more of the Con Edison of New York and Orange & Rockland budgets, or objectives for the competitive energy businesses relating to operations and maintenance expense, capital expenditures, dividend payout and value at risk exposure. Con Edison of New York’s “other financial performance” component is allocated 10 percent for capital budget performance and 10 percent for operating budget performance, subject to a 25 percent upward or downward adjustment based on certain performance criteria.

2012 target budgets and actual expenditures were:

	Target	Actual	Weightings	Performance Relative to Targets
	(in millions)
Con Edison of New York
Operating Budget	$1,323.0	$1,311.8	10%	99.2%
Capital Budget	$1,896.0	$1,878.6	10%	99.1%
Orange & Rockland
Operating Budget	$182.5	$163.7	20%	89.7%

Weightings earned for the “other financial performance” component are based on the Company’s business for which each Named Executive Officer is responsible. For the chief executive officer, chief financial officer, and the general counsel “other financial performance” weighting earned is allocated 10 percent for Con Edison of New York’s capital budget, eight percent for Con Edison of New York’s operating budget, one percent for Orange & Rockland’s operating budget, and one percent for the competitive energy businesses’ objectives. For the president of Con Edison of New York, “other financial performance” weighting earned is 10 percent for each of Con Edison of New York’s operating budget and capital budget. For the president and chief executive officer of Orange & Rockland, “other financial performance” weighting earned is 20 percent for Orange & Rockland’s operating budget.

The weightings earned for Con Edison of New York’s and Orange & Rockland’s “other financial performance” component were determined based upon the following scales:

Con Edison of New York Performance Relative to Operating Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the General Counsel	Weighting Earned for the President of Con Edison of New York
≤93.75%	16.0%	20%
95.00%	14.4%	18%
96.25%	12.8%	16%
97.50%	11.2%	14%
98.75%	9.6%	12%
(Target) 100%	8.0%	10%
101.25%	6.4%	8%
102.50%	4.8%	6%
103.75%	3.2%	4%
105.00%	1.6%	2%
≥106.25%	0%	0%

Con Edison of New York Performance Relative to Capital Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the President of Con Edison of New York, and the General Counsel
≤95.00%	20%
96.00%	18%
97.00%	16%
98.00%	14%
99.00%	12%
(Target) 100%	10%
101.00%	8%
102.00%	6%
103.00%	4%
104.00%	2%
≥105.00%	0%

Orange & Rockland Performance Relative to Operating Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the General Counsel	Weighting Earned for the President and Chief Executive Officer of Orange & Rockland
≤ 93.75%	2.0%	40%
95.00%	1.8%	36%
96.25%	1.6%	32%
97.50%	1.4%	28%
98.75%	1.2%	24%
(Target) 100%	1.0%	20%
101.25%	0.8%	16%
102.50%	0.6%	12%
103.75%	0.4%	8%
105.00%	0.2%	4%
≥106.25%	0%	0%

(iv) Operating Objectives

The operating objectives, reflecting the responsibilities of the Named Executive Officers and accounting for 30 percent of each Named Executive Officer’s potential annual incentive award, were designed to encourage sustained or improved performance regarding specific matters that are important to day-to-day operations of the Company’s businesses. There were numerous objectives for:

•	Safety;

•	Electric, gas and steam system performance;

•	Customer service;

•	Environmental performance; and

•	Employee development.

For the competitive energy businesses, there were other objectives including gross margins, retail sales and collections, and financial, regulatory controls, and business development goals.

The operating objectives chosen represent a number of key safety and performance indicators that guide the Company to serve its customers in a safe, effective, and efficient manner. These measures are recognized across the Company’s compensation peer group and industry.

(v) Achievement of 2012 Financial and Operating Objectives

The following table shows, for each Named Executive Officer, the target weightings assigned to the financial and operating objectives and the weightings earned based on achievement of those objectives. The weightings of the Company’s subsidiaries for the chief executive officer, the chief financial officer, the president of Con Edison of New York, the president and chief executive officer of Orange & Rockland, and the general counsel were based on each subsidiary’s relative contribution to the Company’s net income.

Objectives	Chief Executive Officer		Chief Financial Officer		President of Con Edison of New York		President and Chief Executive Officer of Orange & Rockland		General Counsel
	Target	Earned	Target	Earned	Target	Earned	Target	Earned	Target	Earned
Net Income
Adjusted net income	50%	50.2%	50%	50.2%	50%	53.3%	50%	84.3%	50%	50.2%

Other Financial
Con Edison of New York(1) Operating Budget	8%	10.9%	8%	10.9%	10%	13.6%	—	—	8%	10.9%
Capital Budget	10%	13.0%	10%	13.0%	10%	13.0%	—	—	10%	13.0%
Orange & Rockland Operating Budget	1%	2.0%	1%	2.0%	—	—	20%	40.0%	1%	2.0%
Competitive Energy Businesses	1%	2.0%	1%	2.0%	—	—	—	—	1%	2.0%

Operating
Con Edison of New York	28%	49.0%	28%	49.0%	30%	52.5%	—	—	28%	49.0%
Orange & Rockland	1%	2.0%	1%	2.0%	—	—	30%	60.0%	1%	2.0%
Competitive Energy Businesses	1%	0.5%	1%	0.5%	—	—	—	—	1%	0.5%

Total	100%	129.6%	100%	129.6%	100%	132.4%	100%	184.3%	100%	129.6%

Footnote:

(1)	The weighting earned was adjusted based on the achievement of certain performance criteria. (See “other financial performance” on pages 44 to 46.)

(vi) 2012 Annual Incentive Awards

In February 2013, the Committee evaluated and determined whether the applicable financial and operating objectives were satisfied. In assessing performance against the objectives, the Committee considered actual results achieved against the specific targets associated with each objective. After its assessment, the Committee exercised its discretion to increase the calculated award for the officers of Con Edison of New York, including the chief executive officer, the chief financial officer, the president of Con Edison of New York and the general counsel in recognition of their efforts in guiding Con Edison of New York though significant challenges encountered in 2012. These challenges included a series of extreme weather events including heat waves, a Nor’easter, and Superstorm Sandy, the most destructive storm in the history of the Company’s service area, and a month-long work stoppage.

Principal Position	Base Salary	×	Target Percentage	×	Weighting Earned	=	Calculated 2012 Award	Actual 2012 Award
Chairman, President and Chief Executive Officer	$1,217,000		100%		129.6%		$1,577,200	$1,892,600

Chief Financial Officer	$639,900		50%		129.6%		$414,700	$497,600

President, Con Edison of New York	$689,800		80%		132.4%		$730,600	$876,700

President and Chief Executive Officer, Orange & Rockland	$486,000		80%		184.3%		$716,600	$716,600

General Counsel	$540,500		50%		129.6%		$350,200	$420,200

D. Long-Term Incentive Compensation

(i) Awards

Officers are eligible to receive equity-based awards under the Company’s long term incentive plan. The Committee determines the target long-term incentive award value for each Named Executive Officer based on various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	Level of long-term incentive compensation compared to executives holding functionally comparable positions in the Company’s compensation peer group.

(ii) Performance Restricted Stock Unit Awards

It is the Committee’s practice in the first quarter of each year to approve its annual awards of performance restricted stock units under the long term incentive plan for the Company’s officers and to authorize the chief executive officer to make annual awards under the plan to the Company’s employees (other than officers).

The stock units awarded to officers provide for the right to receive one share of Company Common Stock and/or a cash payment equal to the fair market value of one share of Company Common Stock for each stock unit granted, subject to the satisfaction of certain pre-established long-term performance objectives. Officers may elect to defer the receipt of the cash value of the award into the Company’s supplemental plan and/or to defer the receipt of the shares. Dividends are not paid and do not accrue on the stock unit awards during the vesting period.

(iii) 2012 Performance Restricted Stock Units Awards

The number of stock units awarded in 2012 to the Named Executive Officers is shown in the Grants of Plan-Based Awards Table on pages 56 to 57. Payouts to officers of the stock units, if any, are calculated by a non-discretionary formula as follows:

Award X 50% X Incentive Plan Percentage

plus

Award X 50% X Shareholder Return Percentage

“Award” is the annual award of performance restricted stock units under the long term incentive plan. The target award of performance restricted stock units is a percentage of base salary that varies based on position. The chief executive officer’s target award is 375 percent; the target award for the president of Con Edison of New York is 250 percent; the target award for the president and chief executive officer of Orange & Rockland, and for the chief financial officer is 200 percent; and the target award for the general counsel is 150 percent.

“Incentive Plan Percentage” is the average calculated payout under the Company’s annual incentive plan over the performance period beginning on January 1, 2012 and ending on December 31, 2014 (for awards granted in 2012). See “Committee Actions with Respect to Executive Compensation—Annual Incentive Compensation” beginning on page 42.

“Shareholder Return Percentage” is the weighting earned based on the cumulative change in Company total shareholder returns over the performance period beginning on January 1, 2012 and ending on December 31, 2014 (for awards granted in 2012) compared with the Company’s compensation peer group as constituted on the date of grant. In the event that the companies that make up the peer group change during the performance period, the Committee will use the compensation peer group as constituted on the date of grant. If a company ceases to be publicly traded before the end of the performance period, that company’s total shareholder returns will not be used to calculate awards.

The levels of awards of performance restricted stock units that will be earned are as follows:

Ratio of Company’s Shareholder Returns vs. Compensation Peer Group	Weighting Earned
75th or greater	150%
70th	140%
65th	130%
60th	120%
55th	110%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
Below 25th	0%

The actual payout of the stock unit awards to the officers may vary from zero up to a maximum of 175 percent of such award, based on actual performance over the performance period. The maximum payout of the stock unit awards represents the weighted average of: (i) the maximum payout of the stock unit awards that vest based on payouts from the annual incentive plan (200 percent), plus (ii) the maximum payout of the stock unit awards that vest based on the cumulative change in total shareholder returns (150 percent). The Committee has discretion to adjust (upward or downward) the actual stock unit awards to be paid to an officer.

The Committee believes that total shareholder return is the performance measure that most closely helps the Company to achieve its overall compensation philosophy by aligning executive rewards with the creation of stockholder value, as articulated in the Company’s compensation philosophy. Total shareholder return is balanced with the annual operating and financial objectives of the annual incentive plan to further align executives’ rewards with other key Company performance objectives which total shareholder return does not fully capture.

The Committee may adopt different performance measures for the stock unit grants, from time to time, as it deems appropriate at the time of grant.

(iv) Calculation of Payout of 2010 Performance Restricted Stock Units Awards

Following the end of the relevant performance period for each outstanding stock unit award, the Company’s achievement of the performance measures is reviewed by the Committee. The Committee evaluates and approves the Company’s performance relative to the performance measures and pays out the stock units in either cash and/or shares of Company Common Stock (as elected by the officer) based on the attainment of such performance measures.

The following table shows, for each Named Executive Officer, the calculation of the payout with respect to the stock units for the 2010 – 2012 performance period:

Principal Position	Award × 50%	×	Incentive Plan Percentage(1)	+	Award × 50%	×	Shareholder Return Percentage	=	2010-2012 Payout Total
Chairman, President and Chief Executive Officer	51,150		151.8%		51,150		105%		131,353

Chief Financial Officer	14,500		151.8%		14,500		105%		37,236

President, Con Edison of New York	13,900		149.0%		13,900		105%		35,306

President and Chief Executive Officer, Orange & Rockland	11,000		168.4%		11,000		105%		30,074

General Counsel	5,550		151.8%		5,550		105%		14,252

Footnote:

(1)	The calculated Incentive Plan Percentage for each year in the 2010–2012 performance period was as follows:

	2010	2011	2012
Chairman, President and Chief Executive Officer; Chief Financial Officer and General Counsel	173.2%	152.7%	129.6%
President, Con Edison of New York	162.4%	152.1%	132.4%
President and Chief Executive Officer, Orange & Rockland	150.0%	170.8%	184.3%

V.	Retirement and Other Benefits

A. Retirement and Welfare Benefits

The Company provides employees with a range of retirement and welfare benefits that reflects the competitive practices of the industry. These benefits assist the Company in attracting, retaining and motivating employees critical to its long-term success. Officers are eligible for benefits under the following Company plans:

•	Tax-qualified retirement plan and its related non-qualified supplemental plan (collectively, the “retirement plans”);

•	Tax-qualified savings plan and its related non-qualified supplemental plan;

•	Stock purchase plan; and

•	Health and welfare plans.

(i) Retirement Plans

A tax-qualified retirement plan covers substantially all the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code are eligible to participate in a supplemental retirement income plan. The retirement plans are described in the narrative to the Pension Benefits Table on pages 58 to 59.

The estimated retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table.

As required by Securities and Exchange Commission rules, the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 55 sets forth the year-over-year change in the actuarial present value of the accumulated pension benefits for each Named Executive Officer under the retirement plans, and above-market earnings on deferred compensation with respect to the non-qualified deferred compensation arrangements. The Company did not provide above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements in the years reported.

The change in pension values shown does not represent actual compensation paid to the Named Executive Officers. Instead, the amounts represent changes in the estimated retirement benefits payable to the Named Executive Officers based on the difference between the amounts required to be disclosed under the Pension Benefits Table on page 60 as of December 31, 2012 and the amounts reported under the Pension Benefits Table in the 2012 proxy statement as of December 31, 2011.

The change to the actuarial present value of Mr. Burke’s accumulated pension benefits in 2012 was $7.4 million of which, $5.1 million related to changes in the actuarial assumptions used for the Company’s financial statements, including a decline in the assumed discount rate from 4.70 percent to 4.10 percent. A lower discount rate produces a greater present value of accumulated pension benefits.

In addition, $2.3 million of the change in the actuarial present value of Mr. Burke’s accumulated pension benefits was the result of an additional year of service and an increase in “final average salary,” of $200,000 for the 48-month period ended December 31, 2012, as compared to the period ended December 31, 2011, in accordance with the formulas contained in the retirement plans. No changes were made to the retirement plans in 2012.

As shown in the Summary Compensation Table on page 55, total compensation for Mr. Burke (calculated as required under applicable Securities and Exchange Commission rules), excluding the impact of the year-over-year change in pension value, was lower in 2012 than in 2011.

(ii) Savings Plans

A tax-qualified savings plan covers substantially all of the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code, are eligible to participate in a supplemental plan. Officers may defer a portion of their salary into the supplemental plan. The plans are described in the narrative to the Nonqualified Deferred Compensation Table on page 61.

Company matching contributions allocated to the Named Executive Officers under the savings plan and supplemental plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 55.

(iii) Stock Purchase Plan

The stock purchase plan covers substantially all of the Company’s employees and provides the opportunity to purchase shares of Company Common Stock. The plan is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(iv) Health and Welfare Plans

Active employee benefits, such as medical, dental, life insurance and disability coverage, are available to all employees through the Company’s health and welfare benefits plans. Employees contribute towards the cost of the plans by paying a portion of the premium costs on a pre-tax basis. Officers may purchase supplemental health benefits on an after-tax basis with the option to continue their participation following retirement. The Company also provides all employees with paid time-off benefits, such as vacation and sick leave.

B. Perquisites and Personal Benefits

Pursuant to the compensation program, the Company provides certain officers, including the Named Executive Officers, with limited, specific perquisites that are competitive with industry practices. The Committee reviews the level of perquisites and personal benefits annually. The Company provides the following perquisites, the costs of which, if used by an Executive Officer in 2012 are set forth in the “All Other Compensation” column of the Summary Compensation Table on page 55:

•	Life insurance;

•	Reimbursement for reasonable costs of financial planning;

•	Moving reimbursement; and

•	A company vehicle and, in the case of the chief executive officer, a company vehicle and driver.

C. Severance and Change of Control Benefits

The Company provides for the payment of severance benefits upon certain types of employment terminations. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change of control was chosen to be broadly consistent with prevailing competitive practices.

Officers of the Company (other than the chief executive officer) are provided benefits under the officers’ severance program. The severance benefits payable to the chief executive officer are set forth in his employment agreement, which is described in the narrative to the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 63. The severance benefits payable to each of the Named Executive Officers (other than the chief executive officer) are set forth in the severance program which is described in footnote 2 to the Potential Payments Upon Termination of Employment or Change of Control table on page 66. The estimated severance benefits that each Named Executive Officer would be entitled to receive are set forth in the applicable Potential Payments Upon Termination of Employment or Change of Control table beginning on page 63.

As set forth in greater detail in the narrative to the Potential Payments Upon Termination of Employment or Change of Control table, the Company’s change of control provisions provide that payments may be made only in the event that the Named Executive Officer’s employment is terminated under certain circumstances in connection with a change of control. Upon a change in control, the vesting of long term incentive plan grants will accelerate, whether or not the Named Executive Officer’s employment with the Company continues. This practice eliminates the Named Executive Officer’s incentive to terminate employment in the event of a change in control. The Committee believes that such vesting is broadly consistent with prevailing competitive practices.

VI.	Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for the Company’s officers:

Chief Executive Officer	3 × base salary
Chief Financial Officer	2 × base salary
President of Con Edison of New York	2 × base salary
Executive Vice President	2 × base salary
President, Shared Services of Con Edison of New York	2 × base salary
President and Chief Executive Officer of Orange & Rockland	2 × base salary
Presidents of Consolidated Edison Development, Inc., Consolidated Edison Energy, Inc. and Consolidated Edison Solutions, Inc.	1 × base salary
General Counsel	1 × base salary
Senior Vice Presidents of Con Edison of New York	1 × base salary

The officers covered by the guidelines are expected to retain for at least one year a minimum of 25 percent of the net shares acquired upon exercise of stock options and 25 percent of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until their holdings of common stock equal or exceed their applicable ownership guidelines.

Officers subject to the guidelines have five years from January 1st after their appointment to covered titles to meet the guidelines. In February 2013, it was determined that, as of December 31, 2012, these officers have either met their ownership milestones or are making reasonable progress towards their milestones.

For purposes of the guidelines:

•	“Stock ownership” includes value of the officers’ individually-owned shares, vested restricted stock and restricted stock units, and shares held under the Company’s benefit plans.

•	The one-year period is measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable.

•	“Net shares” means the shares remaining after sale of shares necessary to pay the related tax liability and, if applicable, exercise price.

To encourage a long-term commitment to the Company’s sustained performance, the Company’s policies prohibit all officers, financial personnel, and certain other individuals from shorting, hedging, and pledging Company securities or holding Company securities in a margin account.

VII.	Recoupment Policy

In 2010, the Company adopted a Recoupment Policy. The Recoupment Policy provides for the recoupment of excess incentive-based compensation received by any current or former officer during the three-year period preceding the date on which the Company’s Audit Committee determines that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The Recoupment Policy applies to the long-term incentive-based compensation awards paid on or after January 1, 2011, under the Company’s long term incentive plan, and the incentive-based compensation payments made under the Company’s annual incentive plan based on any performance period commencing on or after January 1, 2011.

VIII.	Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the Named Executive Officers, other than the chief financial officer, employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating Named Executive Officers in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to Named Executive Officers in excess of $1,000,000 may not be deductible under Section 162(m). For 2012, $6,779,000 of the compensation paid to the chief executive officer, $213,000 of the compensation paid to the president of Con Edison of New York, and $222,000 of the compensation paid to the president and chief executive officer of Orange & Rockland, was not deductible for federal income tax purposes.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO THE

COMPANY’S RISK MANAGEMENT

In 2012, the Management Development and Compensation Committee asked Mercer to undertake a risk assessment of the Company’s compensation programs to determine whether the Company’s compensation policies and practices for employees, generally, would reasonably be expected to have a material adverse effect on the Company’s risk management and create incentives that could lead to excessive or inappropriate risk taking by employees. The Committee also asked management to review the assessment. Based on Mercer’s risk assessment findings, with which the Committee and management concur, the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees.

Among the relevant features of the Company’s compensation programs that mitigate risk are as follows:

•	the Company’s compensation programs include a Recoupment Policy applicable to all Company officers with respect to incentive-based compensation for periods commencing on or after January 1, 2011;

•

short-term and long-term incentives under the Company’s compensation programs are appropriately balanced between annual and long-term financial performance goals that are tied to key measures that drive shareholder value;

•

short-term and long-term incentives are tied to several performance measures to reduce undue weight on any one measure and the use of non-financial performance factors in determining the actual payout of short-term incentive compensation serves as a counterbalance to the quantitative performance measures;

•	the Company’s compensation programs are designed to deliver a significant portion of compensation in the form of long-term incentives, discouraging excessive focus on annual results;

•

the performance restricted stock unit awards under the Company’s compensation programs are based on performance over a three-year period, focusing on sustainable performance over a three-year cycle rather than any one year;

•	maximum awards that may be paid out under short-term and long-term incentive awards are subject to appropriate payment caps and the Committee retains the discretion to reduce payouts; and

•

to encourage a long-term commitment to the Company’s sustained performance, the Company has adopted share ownership guidelines that further align the long-term interests of executives and shareholders, as well as restrictions on shorting, hedging, and pledging Company securities.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the Named Executive Officers, the Company’s chief executive officer, chief financial officer, and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2012. The positions shown in the table are the officers’ positions with the Company or with the Company’s principal subsidiaries, Con Edison of New York or Orange & Rockland as of December 31, 2012.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)		Bonus(1) ($)			Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(1) ($)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)		All Other Compensation(4) ($)		Securities and Exchange Commission Total(5) ($)		Securities and Exchange Commission Total Without Change in Pension Value(6) ($)
Kevin Burke Chairman, President and Chief Executive Officer	2012 2011 2010	$ $ $	1,214,042 1,177,633 1,118,550		$315,400 — —	(7)	$ $ $	4,179,060 4,337,333 4,063,356	$ $ $	1,577,200 1,804,200 1,805,600	$ $ $	7,414,192 3,498,783 3,189,329	$ $ $	138,960 147,098 99,559	$ $ $	14,838,854 10,965,047 10,276,394	$ $ $	7,424,662 7,466,264 7,087,065

Robert Hoglund Senior Vice President and Chief Financial Officer	2012 2011 2010	$ $ $	638,400 619,867 589,450		$82,900 — —	(7)	$ $ $	1,098,720 1,213,240 1,151,880	$ $ $	414,700 474,800 475,300	$ $ $	230,589 212,488 102,449	$ $ $	60,292 61,129 43,706	$ $ $	2,525,601 2,581,524 2,362,785	$ $ $	2,295,012 2,369,036 2,260,336

Craig Ivey President, Con Edison of New York	2012 2011 2010	$ $ $	684,083 611,000 555,000		$146,100 — —	(7)	$ $ $	1,373,400 1,083,250 1,104,216	$ $ $	730,600 755,900 700,000	$ $ $	201,736 153,233 75,543	$ $ $	92,900 48,857 34,399	$ $ $	3,229,019 2,652,240 2,469,158	$ $ $	3,027,083 2,499,007 2,393,615

William Longhi President and Chief Executive Officer, Orange & Rockland	2012 2011 2010	$ $ $	481,583 431,583 419,000	$	— — 40,600		$ $ $	833,850 909,930 873,840	$ $ $	716,600 591,700 509,400	$ $ $	2,724,026 1,109,618 475,729	$ $ $	77,112 65,461 46,908	$ $ $	4,833,171 3,108,292 2,365,477	$ $ $	2,109,145 1,998,674 1,889,748

Elizabeth D. Moore General Counsel	2012 2011 2010	$ $ $	539,142 521,833 505,000		$70,000 — —	(7)	$ $ $	696,510 511,294 440,892	$ $ $	350,200 400,200 397,500	$ $ $	114,778 133,689 26,826	$ $ $	59,029 53,835 40,657	$ $ $	1,829,659 1,620,851 1,410,875	$ $ $	1,714,881 1,487,162 1,384,049

Footnotes:

(1)	The amounts paid were awarded under the annual incentive plan.
(2)	Dividends are not paid and do not accrue on stock awards during the vesting period. Amounts shown do not reflect the payment or accrual of dividends during the vesting period for any portion of the stock awards and otherwise reflect the assumptions used for the Company’s financial statements. See Note M to the financial statements in the Company’s Annual Report on Form 10-K. Actual value to be realized, if any, on stock awards by the Named Executive Officers will depend on the performance of Company Common Stock and the Named Executive Officer’s continued service. The terms applicable to the stock awards granted for fiscal year 2012 are set forth on the Grants of Plan-Based Awards Table on page 56. Based on the fair value at grant date, the following are the maximum potential values of the performance restricted stock units for the 2012-2014 performance period granted under the long term incentive plan assuming maximum level of performance is achieved: Mr. Burke $7,313,355; Mr. Hoglund $1,922,760; Mr. Ivey $2,403,450; Mr. Longhi $1,461,690; and Ms. Moore $1,221,345.
(3)	Amounts do not represent actual compensation paid to the Named Executive Officers. Instead the amounts represent the aggregate change in the actuarial present value of the accumulated pension benefit based on the difference between the amounts required to be disclosed under the Pension Benefits Table for the year indicated and the amounts reported or that would have been reported under the Pension Benefits Table for the previous year. The Company did not provide above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.

For Messrs. Burke and Longhi, $5.1 million and $1.5 million, respectively, of the change during 2012 in the actuarial present value of their accumulated pension benefits related to changes in the actuarial assumptions used for the Company’s financial statements, including a decline in the assumed discount rate from 4.70 percent to 4.10 percent. A lower discount rate produces a greater present value of accumulated pension benefits.

In addition, for Messrs. Burke and Longhi, $2.3 million and $1.2 million, respectively, of the change in the actuarial present value of their accumulated pension benefits was the result of an additional year of service and an increase in “final average salary,” of $200,000 and $135,000, respectively, for the 48-month period ended December 31, 2012, as compared to the period ended December 31, 2011, in accordance with the formulas contained in the retirement plans. No changes were made to the retirement plans in 2012.

Messrs. Hoglund and Ivey, and Ms. Moore received pension benefits based on a cash balance formula. For information about the retirement plans and the assumptions used, see the Pension Benefits discussion and related Pension Benefits Table on pages 58 to 60.

(4)	Value of the items shown below are based on the aggregate incremental cost, which except for the Company provided vehicle is the actual cost to the Company.

	Mr. Burke	Mr. Hoglund	Mr. Ivey	Mr. Longhi	Ms. Moore
Personal use of company provided vehicle	$5,560	$1,540	$—	$6,122	$4,527
Driver costs	$5,707	$—	$—	$—	$—
Financial planning	$—	$10,000	$10,000	$10,000	$10,000
Life insurance	$91,272	$30,086	$22,414	$46,609	$29,942
Company matching contributions to the savings plan	$7,500	$7,014	$7,500	$7,500	$5,886
Supplemental plan	$28,921	$11,652	$13,022	$6,881	$8,674
Moving reimbursement	$—	$—	$39,964	$—	$—

Total	$138,960	$60,292	$92,900	$77,112	$59,029

(5)	Represents, for each Named Executive Officer, the total of amounts shown for the Named Executive Officer in all other columns of the table.
(6)	To show the effect that the year-over-year change in pension value had on total compensation, as required under applicable Securities and Exchange Commission (SEC) rules, this column is included to show total compensation minus the change in pension value. The amounts reported in the “Securities and Exchange Commission Total Without Change in Pension Value” column differ substantially from the amounts reported in the “Securities and Exchange Commission Total” column required under SEC rules and are not a substitute for total compensation. The “Securities and Exchange Commission Total Without Change in Pension Value” column represents total compensation, as required under applicable SEC rules, minus the change in pension value reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.
(7)	The Committee exercised its discretion to increase the annual incentive awards for the officers of Con Edison of New York, including the chief executive officer, the chief financial officer, the president of Con Edison of New York and the general counsel in recognition of their efforts in guiding Con Edison of New York through significant challenges encountered in 2012. These challenges included a series of extreme weather events including heat waves, a Nor’easter, and Superstorm Sandy, the most destructive storm in the history of the Company’s service area, and a month-long work stoppage.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to the grant of equity plan awards and non-equity incentive plan awards awarded to the Named Executive Officers for the fiscal year ended December 31, 2012.

Grants of Plan-Based Awards

Name & Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Burke Chairman, President and Chief Executive Officer	2/1/2012	$152,100	$1,217,000	$2,434,000	21,300	85,200	149,100	$4,179,060

Robert Hoglund Senior Vice President and Chief Financial Officer	2/1/2012	$40,000	$320,000	$640,000	5,600	22,400	39,200	$1,098,720

Craig Ivey President, Con Edison of New York	2/1/2012	$69,000	$551,800	$1,103,600	7,000	28,000	49,000	$1,373,400

William Longhi President and Chief Executive Officer, Orange & Rockland	2/1/2012	$48,600	$388,800	$777,600	4,300	17,000	29,800	$833,850

Elizabeth D. Moore General Counsel	2/1/2012	$33,800	$270,300	$540,600	3,600	14,200	24,900	$696,510

Footnotes:

(1)	Represents annual cash incentive award opportunity awarded under the Company’s annual incentive plan. See “Committee Actions with Respect to Executive Compensation—Annual Incentive Compensation” beginning on page 42.

(2)	Represents awards of performance restricted stock units for the 2012-2014 performance period granted under the Company’s long term incentive plan. See “Committee Actions with Respect to Executive Compensation—Long-Term Incentive Compensation” beginning on page 48. Based on the fair value at grant date, the following are the maximum potential values of the performance restricted stock units for the 2012-2014 performance period granted under the long term incentive plan assuming maximum level of performance is achieved: Mr. Burke $7,313,355; Mr. Hoglund $1,922,760 Mr. Ivey $2,403,450; Mr. Longhi $1,461,690; and Ms. Moore $1,221,345.
(3)	The “Grant Date Fair Value of Stock Awards” column reflects the grant date fair value of the performance restricted stock unit awards for the 2012-2014 performance period. See footnote 2 to the Summary Compensation Table on page 55.

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information with respect to all unvested stock awards previously awarded to the Named Executive Officers as of the fiscal year ended December 31, 2012. None of the Named Executive Officers have unexercised option awards.

Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS(1)
Name & Principal Position	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested ($)
Kevin Burke	100,100	(2)	$5,559,554
Chairman, President and Chief Executive Officer	85,200	(3)	$4,732,008

Robert Hoglund	28,000	(2)	$1,555,120
Senior Vice President and Chief Financial Officer	22,400	(3)	$1,244,096

Craig Ivey	25,000	(2)	$1,388,500
President, Con Edison of New York	28,000	(3)	$1,555,120

William Longhi.	36,800	(2)	$2,043,872
President and Chief Executive Officer, Orange & Rockland	17,000	(3)	$944,180

Elizabeth D. Moore	11,800	(2)	$655,372
General Counsel	14,200	(3)	$788,668

Footnotes:

(1)	Value of unvested performance restricted stock units using the closing price of $55.54 for a share of Company Common Stock on December 31, 2012.
(2)	The number of performance restricted stock units and payment amount of the performance restricted stock units will be determined as of December 31, 2013 based on satisfaction of performance measures for the 2011-2013 performance cycle.
(3)	The number of performance restricted stock units and payment amount of the performance restricted stock units will be determined as of December 31, 2014 based on satisfaction of performance measures for the 2012-2014 performance cycle.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information with respect to all stock awards vested in 2012 for the Named Executive Officers. None of the Named Executive Officers exercised options in 2012.

Stock Vested

	STOCK AWARDS(1)
Name & Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Burke Chairman, President and Chief Executive Officer	131,353	$7,487,121
Robert Hoglund Senior Vice President and Chief Financial Officer	37,236	$2,122,452
Craig Ivey President, Con Edison of New York	35,306	$2,012,442
William Longhi President and Chief Executive Officer, Orange & Rockland	30,074	$1,714,218
Elizabeth D. Moore General Counsel	14,252	$812,364

Footnotes:

(1)	Represents the vesting of each Named Executive Officer’s performance restricted stock unit award for the 2010-2012 performance period, valued at $57.00, the closing price of Company Common Stock on the vesting date. Actual value realized by each Named Executive Officer will depend on each individual’s payout election under the Company’s long term incentive plan.

PENSION BENEFITS

Retirement Plan Benefits

The retirement plan, a tax qualified retirement plan, covers substantially all of the Company’s employees. The supplemental retirement income plan provides certain highly compensated employees (including the Named Executive Officers) whose benefits are limited by the Internal Revenue Code with that portion of their retirement benefit that represents the difference between (i) the amount they would have received under the retirement plan absent IRS limitations on the amount of final average salary that may be considered in calculating pension benefits and the amount of pension benefits paid and (ii) the amount actually paid from the retirement plan. All amounts under the supplemental retirement income plan are paid out of the Company’s general assets.

For management employees hired before January 1, 2001, including Messrs. Burke and Longhi, the retirement plans provide pension benefits based on: (i) the participant’s highest average salary for 48 consecutive months within the 120 consecutive months prior to retirement (“final average salary”); (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement; and (iii) the participant’s length of service. For purposes of the retirement plans, a participant’s salary for a year is deemed to include any award under the Company’s annual incentive plans for that year. Participants in the retirement plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1.5 percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. Effective January 1, 2013, the portion of future benefits earned and payable at retirement to participants who were under age 50 prior to 2013 and who retire between ages 55 and 59 are subject to an early retirement reduction. The reduction applied to benefits earned after 2012 is 5 percent for each full year of retirement before age 60. The retirement plans provide an annual adjustment equal to the lesser of three percent or 3/4 of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

From January 1, 2009 through June 30, 2012, management employees covered under the final average salary formula who were at least age 55 and had 30 or more years of service received an additional pension accrual from the time the employee became eligible through June 30, 2012, at a rate equal to one-twelfth of 0.5 percent of the final average salary for each month of service.

For management employees hired on or after January 1, 2001, including Messrs. Hoglund and Ivey and Ms. Moore, the retirement plans provide pension benefits based on a cash balance formula under which benefits accrue at the end of each calendar quarter. The crediting percent, which can range from four to seven percent, depending on the participant’s age and years of service, is applied to the participant’s base salary and annual incentive award (“Earnings”) during the quarter. In addition, a participant whose Earnings exceed the Social Security Wage Base ($110,100 for 2012) will receive a four percent credit on the amount of his or her Earnings that exceed the Social Security Wage Base. The cash balance account of participants is credited with interest quarterly at a rate equal to one-quarter of the annual interest rate payable on the 30-year U.S. Treasury bond, subject to a minimum annual rate of three percent and a maximum annual rate of nine percent. The following table shows how this works:

Age Plus Years of Service	Rate on Earnings	Plus	Rate on Earnings Above Social Security Wage Base
Under 35	4.00%		4.00%
35–49	5.00%		4.00%
50–64	6.00%		4.00%
Over 64	7.00%		4.00%

Mr. Hoglund currently has nine years of credited service under the retirement plans. As part of Mr. Hoglund’s employment offer in 2004, the Company agreed to provide Mr. Hoglund credit for an additional ten years of service in the cash balance formula to offset part of the long term incentives forfeited upon leaving his previous employer. Five of the additional ten years of service will be credited after he completes ten years of continuous employment and the remaining five years will be credited after he completes fifteen years of continuous service. The portion of Mr. Hoglund’s retirement benefit that is attributable to the additional years of service provided by the Company will be paid under the supplemental retirement income plan. Benefit distributions are made in the form of a lump sum payment, but participants may elect instead to receive an immediate or deferred lifetime annuity.

Pension Benefits Table

The following table shows certain pension benefits information for each Named Executive Officer as of December 31, 2012.

Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)		Payments during Last Fiscal Year ($)
Kevin Burke Chairman, President and Chief Executive Officer	Retirement Plan Supplemental Retirement Income Plan	40 40	$ $	2,395,568 23,449,130	$ $	0 0

Robert Hoglund Senior Vice President and Chief Financial Officer	Retirement Plan Supplemental Retirement Income Plan	9 9	$ $	209,198 677,366	$ $	0 0

Craig Ivey President, Con Edison of New York	Retirement Plan Supplemental Retirement Income Plan	3 3	$ $	75,839 356,690	$ $	0 0

William Longhi President and Chief Executive Officer, Orange & Rockland	Retirement Plan Supplemental Retirement Income Plan	37 37	$ $	1,948,407 5,147,073	$ $	0 0

Elizabeth D. Moore General Counsel	Retirement Plan Supplemental Retirement Income Plan	3 3	$ $	84,283 229,311	$ $	0 0

Footnotes:

(1)	Amounts were calculated as of December 31, 2012, using the assumptions that were used for the Company’s financial statements. See Note E to the financial statements in the Company’s Annual Report on Form 10-K for material assumptions.

NONQUALIFIED DEFERRED COMPENSATION

Company Savings Plan

The savings plan, a tax-qualified retirement plan, covers substantially all of the Company’s employees. Participating employees may contribute up to 50 percent of their compensation on a before-tax basis and/or an after-tax basis, into their savings plan accounts. In addition, the Company matches an amount equal to 50 percent for each dollar contributed by participating employees on the first six percent of their regular earnings. Effective January 1, 2013, for participating employees whose pension benefits are based on the final average salary formula the plan will continue, as described on pages 58 to 59. Effective January 1, 2013, the Company match increases for participating employees, whose pension benefits are determined using the cash balance formula including Messrs. Hoglund and Ivey and Ms. Moore. The Company match increases from 50 percent for each dollar contributed by participating employees on the first six percent of their regular earnings to 100 percent for each dollar contributed on the first four percent of their regular earnings plus an additional 50 percent for each dollar contributed on the next four percent of their regular earnings.

Pursuant to IRS rules, effective for 2012, the savings plan limits the “additions” that can be made to a participating employee’s account to $50,000 per year. “Additions” include Company matching contributions, before-tax contributions made by a participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $17,000 per year (or $22,500 per year for certain participants age 50 and over). In addition, no more than $250,000 of annual compensation may be taken into account in computing benefits under the savings plan.

Supplemental Plan

Certain highly compensated employees, including the Named Executive Officers, are eligible to participate in the supplemental plan, a non-qualified deferred compensation plan. The supplemental plan permits participating officers to defer on a before-tax basis: (i) up to 50 percent of their base salary, (ii) all or a portion of their annual incentive award, and (iii) the cash value of any restricted stock unit awards (including any dividend equivalents). In addition, under the supplemental plan the Company will credit participating employees with a Company matching contribution on that portion of their contributions that cannot be matched under the savings plan because of IRS limitations. Earnings on amounts contributed under the supplemental plan reflect investment in accordance with participating employees’ investment elections. There were no above-market or preferential earnings with respect to the supplemental plan. Individuals participating in the plan may elect to have their account balances credited with a return that is benchmarked to numerous investment funds institutionally managed by the Nationwide Insurance Company. Participants may change their investment allocation once per calendar quarter. All amounts distributed from the supplemental plan are paid out of the Company’s general assets.

Amounts deferred, if any, under the savings plan and the supplemental plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 55. Company matching contributions allocated to the Named Executive Officers under the savings plan and the supplemental plan are shown in the “All Other Compensation” column of the Summary Compensation Table on page 55. Amounts realized upon vesting of stock awards that were deferred into the supplemental plan, if any, are shown on the “Value Realized on Vesting” column of the Option Exercises and Stock Vested Table on page 58.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to nonqualified deferred compensation for each Named Executive Officer as of December 31, 2012.

Nonqualified Deferred Compensation

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings/ (Losses) in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Kevin Burke Chairman, President and Chief Executive Officer	$121,503	$28,921	$524,993	$0	$4,401,951

Robert Hoglund Senior Vice President and Chief Financial Officer	$23,304	$11,652	$38,991	$0	$313,566

Craig Ivey President, Con Edison of New York	$247,172	$13,022	$52,595	$0	$645,241

William Longhi President and Chief Executive Officer, Orange & Rockland	$13,763	$6,881	$24,154	$0	$225,906

Elizabeth D. Moore General Counsel	$137,409	$8,674	$46,221	$0	$528,458

Footnotes:

(1)	Amounts set forth under “Executive Contributions in Last FY” column are reported in either: (i) the “Salary” column of the Summary Compensation Table; (ii) the “Value Realized on Vesting” column of the Option Exercises and Stock Vested Table; or (iii) the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table of the Company’s proxy statements for its 2012 and 2013 annual meetings of stockholders, as applicable.
(2)	The amounts set forth under the “Registrant Contributions in Last FY” column are reported in the “All Other Compensation” column of the Summary Compensation Table on page 55.
(3)	Represents earnings or losses on accounts for fiscal year 2012. No amounts set forth under “Aggregate Earnings in Last FY” column have been reported in the Summary Compensation Table on page 55, as there were no above-market or preferential earnings credited to any Named Executive Officer’s account.
(4)	Aggregate account balances as of December 31, 2012:

Mr. Burke’s aggregate balance is comprised of: executive contributions of $2,910,534; company matching contributions of $229,378; and earnings of $1,262,039. Mr. Hoglund’s aggregate balance is comprised of: executive contributions of $169,479; company matching contributions of $79,878; and earnings of $64,209; Mr. Ivey’s aggregate balance is comprised of: executive contributions of $551,869; company matching contributions of $32,977; and earnings of $60,395; Mr. Longhi’s aggregate balance is comprised of: executive contributions of $134,267; company matching contributions of $31,094; and earnings of $60,545; and Ms. Moore’s aggregate balance is comprised of: executive contributions of $430,819, company matching contributions of $26,029, and earnings of $71,610.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

The Company’s Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Severance Program”) provides compensation to its officers in the event of certain terminations of employment or a change of control of the Company. Mr. Burke is provided such benefit pursuant to his employment agreement, dated July 22, 2005, as amended on December 15, 2008. The initial term ended December 31, 2008. The employment agreement as amended automatically extends for additional one-year periods unless either Mr. Burke or the Company provides written notice of non-renewal 180 days prior to the expiration.

The amount of compensation that is potentially payable to each Named Executive Officer in each situation is listed in the table below and in the table on page 66. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The tables reflect the amount that could be payable under the Severance Program (or, in the case of Mr. Burke, his employment agreement) assuming such termination occurred at December 31, 2012, including a gross-up for certain taxes in the case of Mr. Burke in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Mr. Burke

The following table describes the potential payments upon termination of employment or a change of control of the Company for Mr. Burke as of December 31, 2012.

Name	Executive Benefits and Payments Upon Termination(1)	Resignation without Good Reason(2)	Non-Renewal of employment agreement(3)		Retirement		Termination without Cause or Resignation for Good Reason (before a CIC)(4)	Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(5)		Death or Disability(6)
Kevin Burke	Severance	$0	$3,651,000		$0		$6,085,000	$0	$8,519,000		$1,217,000
	Long-term incentives(7)	$5,283,706	$10,291,562	(8)	$10,291,562	(8)	$10,291,562	$0	$10,291,562	(9)	$10,291,562	(8)
	Benefits and Perquisites	$117,019	$891,834		$117,019		$1,641,649	$117,019	$9,297,060		$2,551,019

	Total	$5,400,725	$14,834,396		$10,408,581		$18,018,211	$117,019	$28,107,622		$14,059,581

Footnotes:

(1)	Assumes the compensation of Mr. Burke for 2012 is as follows: base salary equal to $1,217,000 and a target annual bonus equal to 100 percent of base salary. Benefits and perquisites include incremental pension amounts, health and life insurance coverage cost, life insurance proceeds, accrued vacation pay, and outplacement costs, as applicable. For purposes of Mr. Burke’s table above, Mr. Burke is defined as the “Executive” in the corresponding footnotes below.
(2)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a resignation without Good Reason is equal to (i) any unpaid base salary and bonus for any completed prior fiscal year and (ii) any accrued vacation pay.
(3)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a non-renewal of the employment agreement is equal to: (i) a lump sum equal to base salary and target annual bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at the Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, and (v) one year of outplacement costs.
(4)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a termination without Cause or resignation for Good Reason (before a Change of Control or “CIC”) is equal to: (A) the same severance benefit under a non-renewal of employment agreement, except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 2x instead of 1x.
(5)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following a CIC) is equal to the same severance benefit under a termination without Cause or resignation for Good Reason (before a CIC) except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 4 above are 3x instead of 2x. Includes reimbursement for all excise taxes that are imposed on the Executive under Section 280G of the Internal Revenue Code and any income and excise taxes that are payable by the Executive as a result of any reimbursements by the Company for Section 280G excise taxes.
(6)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit due to death or disability is equal to the same severance benefit under a resignation without Good Reason (except for the payment of life insurance proceeds and his pro-rata annual incentive award).
(7)	In calculating the potential payments, the Executive’s date of termination is assumed to be December 31, 2012 and the price per share of Company Common Stock on the date of termination is $55.54 per share.

(8)	For disclosure purposes only, upon a non-renewal of Mr. Burke’s employment agreement, retirement, death or disability the Committee is assumed to have taken action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based equity awards.
(9)	As per the long term incentive plan, in the event of a Change in Control, target performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, the Committee is assumed to have taken action to fully accelerate target performance-based restricted stock unit awards under the long term incentive plan.

Below is a description of the assumptions used in creating the above table.

Non-Compete and Non-Solicitation Provisions

As a condition to Mr. Burke’s receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of two years from the date of his termination of employment for any reason (other than in connection with a non-renewal of employment in which case the period shall be one year from the date of termination).

Equity Acceleration

Pursuant to Mr. Burke’s employment agreement, in the event of his termination of employment without Cause by the Company or a resignation by him for Good Reason (in connection with or without a Change of Control), performance-based and non-performance based awards under the long term incentive plan, including stock option awards, fully vest upon the date of termination. In the event of a termination of employment without Good Reason, a non-renewal of Mr. Burke’s employment agreement or a termination due to death or disability, Mr. Burke’s performance-based and non-performance based awards under the long term incentive plan vest pro-rata through the date of termination and stock option awards become fully vested. In addition, in the event of a termination of Mr. Burke’s employment for any reason other than for Cause or a non-renewal of his employment agreement, unexpired stock options remain exercisable until the tenth anniversary of the date of grant. In the event of a termination for Cause, all unvested equity is forfeited on the date of termination.

Incremental Pension Amounts

As per Mr. Burke’s employment agreement, the amounts relating to the incremental pension amounts in the above table are based on the net present value of two additional years of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (one additional year if such termination is in connection with a non-renewal of the employment agreement and three additional years if such termination is in connection with a Change of Control) assuming compensation at Mr. Burke’s annual salary and target incentive award, age 65 normal retirement, and the assumptions used to calculate lump sum benefits under the qualified retirement plan in December 2012. These assumptions include interest rates of 1.02 percent for the first five years, 3.71 percent for the next 15 years, and 4.67 percent thereafter (adjusted to 0.67 percent, 1.98 percent and 2.92 percent, respectively, to reflect cost of living adjustments) and the RP-2000 mortality table projected for 2012 (50 percent male/50 percent female blend). All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump sum.

Termination without Cause or a Resignation for Good Reason

Mr. Burke will receive certain benefits as described in the above table if his employment is terminated by the Company for reasons other than Cause or by him for Good Reason. Under Mr. Burke’s employment agreement, “Cause” is defined as termination of employment by the Company for any of the following reasons: (i) willful and continued failure by Mr. Burke to substantially perform his duties as a CEO, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a finding by a regulatory or judicial body that Mr. Burke has violated the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities laws in relation to the Company.

Under Mr. Burke’s employment agreement, “Good Reason” is defined as a resignation by Mr. Burke for any of the following reasons: (i) any adverse change to his title, authority, duties, responsibilities or reporting lines or the assignment of any duties or responsibilities inconsistent in any respect with those customarily associated to the position of CEO, (ii) the appointment, without his consent, of any person other than Mr. Burke to the position of CEO or other position or title conferring similar status or authority, (iii) any reduction in salary, target annual bonus, target long-term incentive or retirement benefit, (iv) any requirement by the Company that his services be rendered primarily at an office or location that is more than 50 miles from his office or location as of the date of the employment agreement, (v) any purported termination of his employment for reasons not expressly permitted by his employment agreement, (vi) any failure by a successor of the Company to assume the employment agreement, or (vii) any other material breach of Mr. Burke’s employment agreement by the Company that is not taken in good faith, or if taken in good faith, is not remedied by the Company promptly after receipt of notice from Mr. Burke.

Termination of Employment due to Disability

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company due to a disability, which occurs if Mr. Burke is: (i) by reason of a medically determinable physical or mental impairment that could result in death or could last for a continuous period of at least 12 months (A) unable to engage in any substantial gainful activity or (B) receiving income replacement for a period of at least three months under an accident and health plan covering employees by the Company, and (ii) has not been able to perform his material duties and responsibilities for six consecutive months or for more than six months within a period of twelve calendar months.

Payments upon Termination of Employment in Connection with a Change of Control

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason in connection with a Change of Control. Under Mr. Burke’s employment agreement, “Change of Control” is defined under the Severance Program. Under the Severance Program, a Change of Control means the occurrence of any of the following: (i) any person or group (within the meaning of Section 13(d) of the Exchange Act of 1934) acquires securities of the Company, together with securities held by such person or group, representing more than 50 percent of the fair market value or combined voting power of the Company’s then outstanding securities, (ii) any person or group acquires securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities, (iii) a majority of the number of directors who constitute the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election, or (iv) there is consummated an agreement for the sale or disposition of the Company’s assets having a total gross market value equal to or more than 40 percent of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition (other than a sale or disposition by the Company of all or substantially all assets to an entity of which at least 50 percent of the combined voting power of the securities owned by shareholders of the Company).

280G Tax Gross-Up

Under Mr. Burke’s employment agreement, in the event Mr. Burke receives any payment or distribution from the Company in connection with a Change of Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). The Company has agreed to reimburse Mr. Burke for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements by the Company for Section 280G excise taxes. The total Section 280G tax gross-up amount in the table above assumes that Mr. Burke is entitled to full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of such payment, (ii) any income and excise taxes imposed upon Mr. Burke as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Burke as a result of the Company’s reimbursement of any excise or income taxes. The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20 percent, a 35 percent federal income tax rate, a 1.45 percent Medicare tax rate, a 8.82 percent state income tax rate, a Change in Control date of December 31, 2012 and a closing price of $55.54 per share of Company Common Stock on December 31, 2012.

Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore

The following table describes the potential payments upon termination of employment or a change of control of the Company for each of Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore as of December 31, 2012.

Name	Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(3)		Death or Disability
Robert Hoglund	Severance	$0	$0		$1,279,900		$0	$2,239,800		$0
	Long-term incentives(4)	$0	$2,799,216	(5)	$2,799,216	(5)	$0	$2,799,216	(6)	$2,799,216	(5)
	Benefits and Perquisites	$49,223	$49,223		$200,192		$49,223	$326,160		$1,329,023

	Total	$49,223	$2,848,439		$4,279,308		$49,223	$5,365,176		$4,128,239

Craig Ivey	Severance	$0	$0		$1,793,600		$0	$3,035,300		$0
	Long-term incentives(4)	$0	$2,943,620	(5)	$2,943,620	(5)	$0	$2,943,620	(6)	$2,943,620	(5)
	Benefits and Perquisites	$39,796	$39,796		$225,218		$39,796	$385,640		$1,419,396

	Total	$39,796	$2,983,416		$4,962,438		$39,796	$6,364,560		$4,363,016

William Longhi	Severance	$0	$0		$1,263,600		$0	$2,138,400		$0
	Long-term incentives(4)	$0	$2,110,520	(5)	$2,110,520	(5)	$0	$2,110,520	(6)	$2,110,520	(5)
	Benefits and Perquisites	$46,731	$46,731		$820,945		$46,731	$1,570,158		$1,261,731

	Total	$46,731	$2,157,251		$4,195,065		$46,731	$5,819,078		$3,372,251

Elizabeth D. Moore	Severance	$0	$0		$1,081,100		$0	$1,891,900		$0
	Long-term incentives(4)	$0	$1,444,040	(5)	$1,444,040	(5)	$0	$1,444,040	(6)	$1,444,040	(5)
	Benefits and Perquisites	$31,183	$31,183		$162,752		$31,183	$269,321		$1,112,183

	Total	$31,183	$1,475,223		$2,687,892		$31,183	$3,605,261		$2,556,223

Footnotes:

(1)	Assumes the compensation of Messrs. Hoglund, Ivey and Longhi, and Ms. Moore for 2012 is as follows: (i) Mr. Hoglund’s base salary equal to $639,900 and a target annual bonus equal to 50 percent of base salary; (ii) Mr. Ivey’s base salary equal to $689,800 and a target annual bonus equal to 80 percent of base salary; (iii) Mr. Longhi’s base salary equal to $486,000 and a target annual bonus equal to 80 percent of base salary; and (iv) Ms. Moore’s base salary equal to $540,500 and a target annual bonus equal to 50 percent of base salary. Benefits and perquisites include incremental pension amounts, health and life insurance coverage cost, life insurance proceeds, accrued vacation pay, and outplacement costs, as applicable. For purposes of the table above, Messrs. Hoglund, Ivey and Longhi, and Ms. Moore, are each defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive’s severance benefit pursuant to a termination without Cause (before a Change of Control or “CIC”) is equal to: (i) a lump sum equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of the Executive’s then base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, and (v) one year of outplacement costs.

(3)	As per the Severance Program, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following CIC) is equal to the same severance benefit under a termination without Cause (before CIC) as described in footnote 2 above except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)	In calculating the potential payments, the Executive’s date of termination is assumed to be December 31, 2012 and the price per share of Company Common Stock on the date of termination is $55.54 per share.
(5)	For disclosure purposes, upon Termination (other than a termination for Cause or a resignation without Good Reason), retirement, death or disability the Management Development and Compensation Committee (the “Committee”) is assumed to have taken action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	As per the long term incentive plan, in the event of a CIC, non-performance based stock unit awards and stock option awards fully vest on the date of such event and target performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, the Committee is assumed to have taken action to fully accelerate target performance-based restricted stock unit awards under the long term incentive plan.

Assumptions for Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore

Below is a description of the assumptions that were used in creating the tables for Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore. For purposes of the description below, Messrs. Hoglund, Ivey and Longhi, and Ms. Moore, are each defined as the “Executive.”

Equity Acceleration

As per the long term incentive plan, in the event of a Termination, resignation, retirement, death or Disability, the Management Development and Compensation Committee has discretion to determine the terms of the stock option awards and performance-based restricted stock awards (including, without limitation, to accelerate the vesting of unvested awards). Unless otherwise provided in the applicable long term incentive plan award agreement, in the event of a retirement, death or Disability, restricted stock awards vest pro-rata through the date of termination on the termination date.

As per the long term incentive plan, in the event of a Change in Control (as described below), stock unit awards, restricted stock awards, stock option awards, and stock appreciation awards fully vest on the date of such event. In the event of a Change in Control, performance-based restricted stock awards vest pro-rata through the date of such event.

For the purposes of the long term incentive plan: (i) a “Termination” means a resignation or discharge from employment, except death, disability or retirement, (ii) “retirement” means resignation on or after age 55 with at least five years of service, (iii) “Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience because of a sickness or injury for which the person is under doctor’s care, and (iv) “Change in Control” has the same meaning as such term is used in the Severance Program.

Incremental Pension Amounts

As per the Severance Program, the amounts relating to the incremental pension amounts in the above tables are based on the net present value of one additional year of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change of Control) assuming compensation at the Executive’s annual salary and target award, age 65 normal retirement, and the assumptions used to calculate lump sum benefits under the qualified retirement plan in December 2012. These assumptions include interest rates of 1.02 percent for the first five years, 3.71 percent for the next 15 years, and 4.67 percent thereafter (adjusted to 0.67 percent, 1.98 percent and 2.92 percent, respectively, to reflect cost of living adjustments) and the RP-2000 mortality table projected for 2012 (50 percent male/50 percent female blend). The assumptions for Messrs. Hoglund’s and Ivey’s and Ms. Moore’s pension amount do not reflect a cost of living adjustment in accordance with the “cash balance” formula. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

As per the Severance Program, the Executive will receive certain benefits as described in the table above if he or she is terminated by the Company for reasons other than Cause or he or she resigns for Good Reason (following a Change of Control). A termination is for Cause if it is for any of the following reasons: (i) willful and continued failure to substantially perform his or her duties, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a willful engaging in illegal conduct or in gross misconduct materially and demonstrably injurious to the Company.

As per the Severance Program, a resignation for Good Reason occurs if the Executive resigns for any of the following reasons on or following a Change of Control: (i) any material decrease in base compensation (except uniform decreases affecting similarly situated employees), (ii) any material breach by the Company of any material provisions of the Severance Program, (iii) a requirement by the Company for the Executive to be based more than 50 miles from the location the Executive is employed prior to the Change of Control, or (iv) the assignment of any duties materially inconsistent in any respect with the Executive’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in a material diminution in position, authority, duties or responsibilities.

Payments upon Termination of Employment in Connection with a Change of Control

As per the Severance Program, the Executive will receive certain benefits as described in the above table if his or her termination of employment is without Cause by the Company or he or she resigns for Good Reason following a Change of Control.

Section 280G

As per the Severance Program, in the event an Executive receives any payment or distribution from the Company in connection with a Change of Control, he or she may be subject to certain excise taxes pursuant to Section 280G. If any such payment by the Company to any of the Executives subjects the Executive to such taxes and the Executive would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Executive pursuant to the Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section 4999 of the Internal Revenue Code. As per the long term incentive plan, any stock option award for which the exercise price is greater than fair market value or Company Common Stock may be cancelled if such cancellation would reduce or eliminate any such excise taxes under Section 4999 of the Code.

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

No stockholder action is required with respect to the following information that is included to fulfill the requirements of Sections 726 of the Business Corporation Law of the State of New York.

Effective December 2, 2012, the Company purchased Directors and Officers (“D&O”) Liability insurance for a one-year term providing for reimbursement, with certain exclusions and deductions, to: (a) Con Edison and its subsidiaries for payments they make to indemnify Directors, Trustees, officers and assistant officers of Con Edison and its subsidiaries, (b) Directors, Trustees and officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by Con Edison or its subsidiaries, and (c) Con Edison and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: Associated Electric & Gas Insurance Services Limited, Allied World Assurance Company, Ltd., Arch Insurance Company, Continental Casualty Company, Endurance American Insurance Company, Federal Insurance Company, Illinois National Insurance Company, Ironshore Insurance Ltd., Bermuda, National Specialty Insurance Company, U.S. Specialty Insurance Company, X.L. Insurance (Bermuda) Ltd., XL Specialty Insurance Company and Zurich American Insurance Company. The total cost of the D&O Liability insurance for one year from December 2, 2012 amounts to $4,566,666. The Company also purchased from Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Insurance Company, Great American Insurance Company, Illinois National Insurance Company, St. Paul Fire and Marine Insurance Company, RLI Insurance Company, U.S. Specialty Insurance Company and Zurich American Insurance Company, additional insurance coverage for one year effective January 1, 2013, insuring the Directors, Trustees, officers, and employees of Con Edison and its subsidiaries and certain other parties against certain liabilities which could arise in connection with fiduciary obligations mandated by ERISA and from the administration of the employee benefit plans of the Company and its subsidiaries. The cost of such coverage was $884,961.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order to be included in the Proxy Statement and form of proxy relating to the Company’s 2014 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal offices at 4 Irving Place, New York, New York 10003, Attention: Vice President and Corporate Secretary, by December 4, 2013.

Under the Company’s By-laws, written notice of any proposal to be presented by any stockholder or any other person to be nominated by any stockholder for election as a Director must be received by the Secretary of the Company at its principal executive office not less than 70 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is first publicly announced or disclosed less than 80 days prior to the date of the meeting, such notice must be given not more than 10 days after such date is first announced or disclosed.

OTHER MATTERS TO COME BEFORE THE MEETING

Management intends to bring before the meeting only the election of Directors (Proposal No. 1) and Proposals No. 2, 3, and 4, and knows of no matters to come before the meeting other than the matters set forth herein, including Proposal No. 5 by a stockholder. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

By Order of the Board of Directors,

Carole Sobin

Vice President and Corporate Secretary

Dated: April 4, 2013

Appendix A

CONSOLIDATED EDISON, INC.

LONG TERM INCENTIVE PLAN

A-i

CONSOLIDATED EDISON, INC. LONG TERM INCENTIVE PLAN

ARTICLE 1. INTRODUCTION

Section 1.1 Purpose. This Consolidated Edison, Inc. Long Term Incentive Plan, effective as of May 20, 2013 (as may be amended from time to time), is intended to (i) advance the interests of CEI and its shareholders by providing long term incentives to those persons with significant responsibility for creating value for shareholders; (ii) strengthen the Company’s ability to attract, motivate and retain qualified persons of superior talent, ability and achievement to serve as Directors, Officers, and in other management positions critical to the long-term success of the Company and (iii) further the ownership interests of key personnel in CEI common shares, thereby aligning their long-term interests more closely with those of CEI’s stockholders.

Section 1.2 Effective Date. This Plan is effective as of the Stockholders’ Approval Date. Upon the Stockholders’ Approval Date, no new awards will be made under the terms of the Prior Plan.

ARTICLE 2. DEFINITIONS

Section 2.1 “Adjusted EBIT” means EBIT, after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.2 “Adjusted EPS” means EPS after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.3 “Adjusted Net Income” means Net Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.4 “Adjusted Operating Income” means Operating Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.5 “Adjusted Operating Revenues” means Operating Revenues after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.6 “Adjusted Return on Assets” means Return on Assets after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.7 “Adjusted Return on Equity” means Return on Equity after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

Section 2.8 “Affiliate” means any company or other entity which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which also includes as a member CEI; any trade or business under common control (as defined in Code Section 414(c)) with CEI; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes CEI; and any other entity required to be aggregated with CEI pursuant to regulations under Code Section 414(o).

Section 2.9 “Annual Meeting” means the annual meeting of the stockholders of CEI.

Section 2.10 “Applicable Laws” means the legal requirements relating to this Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any relevant jurisdiction and (b) the rules of the NYSE or another established securities market or exchange on which the Shares are listed.

Section 2.11 “Award” means individually or collectively, Dividend Equivalents, Performance-Based Restricted Stock, Performance Units, Restricted Stock, Stock Appreciation Rights, Stock Options, Stock Units, or Other Equity-Based Awards granted under the terms of this Plan as evidenced by an Award Document.

Section 2.12 “Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, including a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

Section 2.13 “Board” means the Board of Directors of CEI as constituted from time to time.

Section 2.14 “Business Criteria” means any one or any combination of Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Operating Income, Adjusted Operating Revenues, Adjusted Return on Assets, Adjusted Return on Equity, EBIT, EPS, Fair Market Value, Net Income, Operating Criteria, Operating Income, Operating Revenues, Return on Assets, Return on Equity, and Total Shareholder Return.

Section 2.15 “Cause” shall mean the conviction of a Participant of a felony or the entering by a Participant of a plea of nolo contendere to a felony, in either case having a significant adverse effect on the business and affairs of the Company.

Section 2.16 “CEI” means Consolidated Edison, Inc., its successors or assigns.

Section 2.17 “Change in Control” means the date of the occurrence of any of the following events:

(a) any Person or Group acquires stock of CEI that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of CEI. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of CEI, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control of CEI. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which CEI acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of CEI (or issuance of stock of CEI) and stock in CEI remains outstanding after the transaction;

(b) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of CEI possessing 30% or more of the total voting power of the stock of CEI;

(c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from CEI that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of CEI immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of CEI, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of CEI (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by CEI;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of CEI; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include CEI, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of CEI, or any company owned, directly or indirectly, by the stockholders of CEI in substantially the same proportions as their ownership of voting stock of CEI). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Exchange Act. If any one Person, or Persons acting as a Group, is considered to effectively control CEI as described in subsections (b) or (d) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change in Control.

Section 2.18 “CIC Separation from Service” means a Separation from Service without Cause or due to a resignation for Good Reason that occurs on or before the second anniversary following the occurrence of a Change in Control.

Section 2.19 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in this Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any applicable rulings or regulations promulgated thereunder.

Section 2.20 “Committee” means either the Management Development and Compensation Committee of the Board with respect to Eligible Employees and Officers or the Corporate Governance and Nominating Committee of the Board with respect to Directors, as may be appropriate.

Section 2.21 “Common Stock” means CEI’s common shares, $.10 par value per share.

Section 2.22 “Company” means CEI and/or its Affiliates.

Section 2.23 “Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board or any successor thereto, or such other committee as may be appointed by the Board to administer, or grant Awards under the terms of this Plan with respect to Directors.

Section 2.24 “Date of Grant” means the date on which the Committee authorizes the granting of an Award or such later date as may be specified by the Committee in such authorization.

Section 2.25 “Deferral and Distribution Election Form” means an electronic or written election to defer payment or settlement of any Award under the terms of this Plan and any Applicable Laws.

Section 2.26 “Director” means a member of the Board or of the board of directors or analogous governing body of an Affiliate, who is not also an Officer or employee of the Company.

Section 2.27 “Director Participant” means a person who is a Director and is a Participant in this Plan.

Section 2.28 “Director’s Compensation” means all or part of any board and committee retainer, and board and committee meeting fees payable to a Director in his or her capacity as a Director. Director’s Compensation shall not include any expenses paid directly to the Director through reimbursement.

Section 2.29 “Disability” means (i) the inability of an Officer Participant or an Employee Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) an Officer Participant’s or an Employee Participant’s receipt of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Section 2.30 “Dividend Equivalent” means an Award granted under Section 7.4 or Article 13.

Section 2.31 “Dividend Payment Date” means any date on which CEI pays any dividend on outstanding Shares.

Section 2.32 “EBIT” for any Year means the consolidated earnings before income taxes of a Company, as reported in the consolidated financial statements of a Company for the Year.

Section 2.33 “Effective Date” means the Stockholders’ Approval Date.

Section 2.34 “Eligible Employee” means an employee of the Company who is not an Officer and is designated an Eligible Person by the Committee.

Section 2.35 “Eligible Person” means any person who satisfies the requirements of Article 5.

Section 2.36 “Employee Participant” means an Eligible Employee who is a Participant in this Plan.

Section 2.37 “EPS” for any Year means diluted earnings per share of a Company, as reported in a Company’s consolidated financial statements for the Year.

Section 2.38 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

Section 2.39 “Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Article 12.

Section 2.40 “Fair Market Value” means, the fair market value of a Share for purposes of this Plan, which shall be determined as follows:

(a) With respect to any Date of Grant, if the Shares are listed on the NYSE, the closing price of a Share in the Consolidated Reporting System on such Date of Grant or if no trading of Shares occurred on such trading day, the closing price of a Share in the Consolidated Reporting System as reported for the last preceding day on which sales of Shares have been reported shall be used.

(b) For purposes of determining Fair Market Value for any purpose under this Plan other than with respect to any Date of Grant, if the Shares are listed on the NYSE, the closing price of a Share in the Consolidated Reporting System for the trading day immediately prior to the applicable transaction date under the terms of this Plan or if no trading of Shares occurred on such trading day, the closing price of a Share in the Consolidated Reporting System as reported for the last preceding day on which sales of Shares have been reported shall be used.

(c) In the event the Shares are not listed on the NYSE, or are not publicly traded on another established securities market, Fair Market Value shall be determined by the Committee by application of a reasonable valuation method in a manner consistent with Section 409A and such other Applicable Laws.

Section 2.41 “Good Reason” shall mean the occurrence of one or more of the following events without a Participant’s consent:

(a) any material decrease in a Participant’s Base Compensation (as defined below);

(b) any material breach by the Company of any of the material provisions of this Plan, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith;

(c) the Company’s requiring a Participant to be based at any office or location more than 50 miles from the location at which the Participant is employed immediately prior to the Change in Control; or

(d) the assignment to a Participant of any duties materially inconsistent in any respect with the Participant’s position (including offices, titles and reporting requirements), authority, duties or responsibilities of the Participant as in effect immediately prior to the Change in Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding, for this purpose, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant.

A Participant must give notice to the Company of the existence of any event described in clauses (a) through (d) above, within 90 days of the initial existence of the event, and upon such notice the Company shall have a period of 30 days to remedy the condition.

For purposes of this Section 2.41, “Base Compensation” for any Participant shall mean a Participant’s annualized base rate of salary received by the Participant in all capacities with the Company (before any and all salary reduction authorized amounts under any of the Company’s benefit plans or programs) as in effect immediately prior to the date of a Change in Control as the same may be increased from time to time. Base Compensation shall not include the value of any target bonuses or other short or long term incentive compensation, including without limitation, any Awards granted to a Participant by the Company.

Section 2.42 “Incentive Stock Option” means an incentive stock option granted under the terms of this Plan to purchase Shares within the meaning of Code Section 422.

Section 2.43 “Management Development and Compensation Committee” means the Management Development and Compensation Committee of the Board or any successor thereto or such other committee as may be appointed by the Board to administer, or grant Awards under the terms of, this Plan with respect to Officers and Eligible Employees. It is the intent of CEI that the Management Development and Compensation Committee shall consist of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act and Code Section 162(m), each of whom meets the requirements of (i) Rule 16b-3 of the Exchange Act, (ii) Code Section 162(m) and (iii) the applicable rules of the NYSE, respectively; provided that the failure of any member of the Management Development and Compensation Committee to meet such qualifications will not invalidate any action, decision or determination of the Management Development and Compensation Committee.

Section 2.44 “Net Income” for any Year means the consolidated net income of a Company, as reported in the consolidated financial statements of a Company for the Year.

Section 2.45 “Non-Qualified Stock Option” means an option granted under the terms of this Plan to purchase Shares and which is not intended to qualify as an Incentive Stock Option.

Section 2.46 “NYSE” means the New York Stock Exchange or any successor thereto.

Section 2.47 “Officer” means an employee of the Company who is designated an “officer” of that Company.

Section 2.48 “Officer Participant” means an Officer who is a Participant in this Plan.

Section 2.49 “Operating Criteria” means one or any combination of the following criteria: (i) collections; (ii) customer service; (iii) economic development, (iv) electric, gas, and/or steam system performance; (v) employee development; (vi) safety; (vii) environmental performance, financial, regulatory controls, and business development goals; (viii) gross margins, and (ix) retail sales.

Section 2.50 “Operating Income” for any Year means the consolidated operating income of a Company, as reported in the consolidated financial statements of a Company for the Year.

Section 2.51 “Operating Revenues” for any Year means the consolidated operating revenues of a Company, as reported in the consolidated financial statements of a Company for the Year.

Section 2.52 “Option” or “Stock Option” means individually or collectively a Non-Qualified Stock Option or an Incentive Stock Option granted under Article 9.

Section 2.53 “Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Article 9.

Section 2.54 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, other than Dividend Equivalents; Performance-Based Restricted Stock; Performance Units; Restricted Stock; Stock Appreciation Rights; Stock Options; or Stock Units.

Section 2.55 “Participant” means an Eligible Person who has been granted an Award under the terms of this Plan.

Section 2.56 “Performance-Based Restricted Stock” means an Award granted pursuant to Article 11 subject to the achievement of Performance Targets over a Performance Period.

Section 2.57 “Performance Period” means the Year of a Company or any other period designated by the Committee over which Performance Targets are measured.

Section 2.58 “Performance Target(s)” means the specific objective goal or goals that are established by the Committee pursuant to Article 11 for the applicable Performance Period in respect of any one or more of the Business Criteria.

Section 2.59 “Performance Unit” means a unit of measurement equivalent to such amount or measure granted pursuant to Article 11, as defined by the Committee, which may include, but is not limited to, dollars, market value shares, or book value shares.

Section 2.60 “Plan” means this Consolidated Edison, Inc. Long Term Incentive Plan, as may be amended from time to time.

Section 2.61 “Plan Administrator” means, as set forth in Article 4, the Committee.

Section 2.62 “Prior Plan” means the Consolidated Edison, Inc. Long Term Incentive Plan, effective May 19, 2003 (as amended from time to time).

Section 2.63 “Repricing” means (i) amending the terms of an Option or Stock Appreciation Right after its Date of Grant to reduce its exercise price or grant price; (ii) canceling an Option or Stock Appreciation Right at a time when its exercise price or grant price is equal to or greater than the Fair Market Value of the underlying Share in exchange for another Option or Stock Appreciation Right; or (iii) any action that is treated as a repricing of an Option or Stock Appreciation Right under generally accepted accounting principles or any Applicable Laws.

Section 2.64 “Restricted Stock” means Shares granted to a Participant that bear a restrictive legend, or otherwise are subject to restrictions, prohibiting sale, transfer, pledge or hypothecation of the Shares until the expiration of the Restriction Period.

Section 2.65 “Restriction Period” means the period during which Restricted Stock may not be sold, transferred, pledged or assigned.

Section 2.66 “Retirement” means, unless otherwise determined by the Committee, for (i) Officers, resignation on or after attaining age 55 and at least five years of Service and (ii) Eligible Employees, resignation on or after attaining age 55 and at least 10 years of Service.

Section 2.67 “Return on Assets” means Net Income divided by the total assets of a Company at the end of the 12-month period, as reported by a Company in its consolidated financial statements.

Section 2.68 “Return on Equity” means Net Income divided by the average of the common shareholders’ equity of a Company during the 12-month period, as reported by a Company in its consolidated financial statements.

Section 2.69 “Section 409A” means Code Section 409A and the applicable rulings and regulations promulgated thereunder.

Section 2.70 “Securities Act” means the Securities Act of 1933 as amended from time to time and the rules and regulations promulgated thereunder.

Section 2.71 “Separation from Service” means a “separation from service” from the Company as determined under the default provisions of Section 409A.

Section 2.72 “Service” means a Director’s service on the Board and an Officer’s or Eligible Employee’s period of “Accredited Service” as defined in the Consolidated Edison, Inc. Retirement Plan as may be amended from time to time.

Section 2.73 “Share” means a share of Common Stock.

Section 2.74 “Specified Employee” means an employee of the Company as determined under CEI’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation from Service.

Section 2.75 “Stock Appreciation Rights” mean rights to the settlement in cash, Shares or a combination thereof, of the excess of the Fair Market Value of Shares subject to such rights on the date of exercise over their Fair Market Value on the Date of Grant of an Award under Article 12.

Section 2.76 “Stockholders’ Approval Date” is the date of the 2013 Annual Meeting at which stockholders approve this Plan.

Section 2.77 “Stock Unit” means an unsecured obligation of CEI that is intended to represent the economic equivalent of one Share and is the unit in which a “Stock Unit Account” is denominated.

Section 2.78 “Stock Unit Account” means the bookkeeping account established by CEI pursuant to Article 7 or Article 8.

Section 2.79 “Substitute Award” means an Award granted in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, upon assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity.

Section 2.80 “Total Shareholder Return” means the sum of the change in the Fair Market Value of the Common Stock plus the value of reinvested dividends and cash equivalents, over a Performance Period.

Section 2.81 “Voluntary Deferral of Director’s Compensation” means the Stock Units resulting from deferrals of Director’s Compensation. The number of Stock Units resulting from a deferral of Director’s Compensation shall be determined by dividing (i) the amount of such deferred Director’s Compensation by (ii) the Fair Market Value of a Share on the date the Director’s Compensation would otherwise have been paid if it had not been deferred.

Section 2.82 “Year” means a fiscal year of a Company commencing on or after January 1, 2013 that constitutes all or part of an applicable Performance Period.

ARTICLE 3. STOCKHOLDER APPROVAL AND DURATION

Section 3.1 Stockholder Approval. This Plan will be submitted for approval by CEI’s stockholders at the 2013 Annual Meeting.

Section 3.2 Period for Grants of Awards. Awards may be granted as provided herein for up to a period of 10 years after the Stockholders’ Approval Date.

Section 3.3 Termination. This Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of this Plan have been settled.

ARTICLE 4. ADMINISTRATION

Section 4.1 Plan Administrator. The Management Development and Compensation Committee shall be the Plan Administrator for Officers and Eligible Employees, unless the Board designates itself or another committee to administer this Plan, any Award, or any Award Document with respect to Officers and Eligible Employees. The Corporate Governance and Nominating Committee shall be the Plan Administrator for Directors, unless the Board designates itself or another committee to administer this Plan, any Award, or any Award Document with respect to Directors.

Section 4.2 Duties of the Plan Administrator. Except as may be limited by Applicable Laws, CEI’s Certificate of Incorporation, CEI’s by-laws or this Plan, the Plan Administrator shall have full and final power and authority related to the administration of this Plan, any Award or any Award Document (except as specified otherwise herein). Without limiting the generality of the foregoing, the Plan Administrator shall have full power and authority, subject to the express provisions hereof, to (i) take all actions and make all determinations desirable or necessary to interpret, construe or implement the terms and conditions of this Plan, any Award or any Award Document; (ii) make all rules, regulations and take such other actions and make such other determinations which the Plan Administrator deems to be necessary or advisable for the administration of this Plan, any Award or any Award Document; (iii) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; and (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Document in the manner and to the extent the Plan Administrator deems necessary or desirable to carry it into effect. In no event may the Plan Administrator effect a Repricing other than as provided in Section 26.13. In no event will the Plan Administrator effect the payment of dividends or Dividend Equivalents on any unearned performance-based Awards or Other Equity-Based Awards. In the event that this Plan, any Award or any Award Document provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Plan Administrator if the Board has delegated the power and authority to do so.

Section 4.3 Decisions Binding. The Plan Administrator’s determinations under the terms of this Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any Award Documents) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the terms of this Plan, whether or not such persons are similarly situated. Any determinations, approvals or actions that are performed or taken by the Board, the Plan Administrator or a Committee (or their respective delegates or assigns) in connection with this Plan shall be deemed to be performed in the sole discretion of such entity or person and shall be final, conclusive and binding on all parties, including CEI, its stockholders, Participants, their respective estates and beneficiaries and not subject to further appeal.

Section 4.4 Delegation. To the extent not prohibited by Applicable Laws, the Committee shall have the authority to delegate some or all of its authority with respect to this Plan, any Award and any Award Document as it may deem advisable to one or more of its members or to any Officers or Directors of the Company or any other person or committee designated by the Committee; provided that the Committee may not delegate its authority hereunder to grant Awards to (i) Officers, (ii) “covered employees” within the meaning of Code Section 162(m)(3) or (iii) Eligible Employees who are delegated authority by the Committee pursuant to this Section 4.4; provided, however, that the full Board must approve any Awards to Directors. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in this Plan shall be construed as obligating the Committee to delegate authority to any person, and the Committee may at any time rescind the authority delegated to any person and delegate authority to one or more other persons. At all times, any person delegated authority pursuant to this Section 4.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in this Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each and all such persons.

Section 4.5 Award Documents. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with this Plan. Notwithstanding the foregoing, and subject to Section 409A and other Applicable Laws, the Committee may accelerate or modify the (i) vesting or payment of any Award, (ii) lapse of restrictions on any Award or (iii) date on which any Award is exercisable.

Section 4.6 No Liability. Subject to Applicable Laws, (i) no member of the Board, the Committee, or any person delegated authority pursuant to Section 4.4 shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of this Plan any Award Document or any Award, except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Board, the Committee or any person delegated authority pursuant to Section 4.4 be liable for any act or omission of any other member of the Board, the Committee or any other any person delegated authority pursuant to Section 4.4; and (iii) in the performance of their respective functions with respect to this Plan, the Board, the Committee and any person delegated authority pursuant to Section 4.4 shall be entitled to rely upon information and advice furnished by the Officers, the Company’s accountants, the Company’s counsel and any other party the Board, the Committee or any person delegated authority pursuant to Section 4.4 deems necessary for the administration of this Plan, any Award Document or any Award, and no member of the Board, the Committee or any person delegated authority pursuant to Section 4.4 shall be liable for any action taken or not taken in good faith reliance upon any such information or advice.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Section 5.1 Officer or Eligible Employee. Each Officer or Eligible Employee may be designated by the Management Development and Compensation Committee as an Eligible Person, from time to time, with respect to one or more Awards subject to the limitations set forth in Sections 6.1 and 6.2. An Eligible Person who is an Officer or Eligible Employee becomes a Participant on the Date of Grant of an Award; provided, however, that such Eligible Person is actively employed on the Date of Grant. The Management Development and Compensation Committee may also grant Awards to individuals in connection with their hiring as an Officer or

Eligible Employee, retention or otherwise, prior to the date the individual first performs services for the Company; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

Section 5.2 Director. Any Director of CEI shall be eligible to receive an Award under Article 7 of this Plan. Any Director of an Affiliate may also be designated by the Corporate Governance and Nominating Committee to receive an Award under Article 7 of this Plan. An Eligible Person who is a Director becomes a Participant on the Date of Grant of an Award, provided he or she is providing Service on the Date of Grant as a member of the Board or analogous governing body of an Affiliate.

Section 5.3 General. In determining the Eligible Persons to whom Awards are to be granted and the number of Shares subject to each Award, the Committee shall take into consideration the Eligible Person’s present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant.

ARTICLE 6. SHARES SUBJECT TO PLAN

Section 6.1 Grant of Awards and Limitation of Number of Shares Awarded. The Committee may, from time to time, grant Awards to one or more Eligible Persons, provided that, subject to any adjustment pursuant to this Article 6, the aggregate number of Shares subject to Awards that may be delivered under the terms of this Plan may not exceed five million (5,000,000) Shares.

Section 6.2 Individual Limitations. The maximum number of Shares that may be subject to Awards, including without limitation, Incentive Stock Options, granted in any calendar year to an Officer or Eligible Employee is 750,000 Shares, plus any Shares that were available under this Section 6.2 for Awards to such Officer or Eligible Employee in any prior calendar year but which were not covered by Awards.

Section 6.3 Type of Shares. Shares delivered by CEI may include, in whole or in part, authorized and unissued Shares, reacquired Shares, treasury Shares, or Shares that CEI may cause to be purchased on the open market (including private purchases) to satisfy its obligations under the terms of this Plan in accordance with Applicable Laws.

Section 6.4 Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, reverse stock split, spinoff, split-off, partial or complete liquidation, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects Shares, if the Committee shall determine that such change equitably requires an adjustment to the limitations on the number of Shares that may be delivered under the terms of this Plan as set forth in Sections 6.1 and 6.2, in the number or kind of Shares that may be delivered under the terms of this Plan, or in the number or kind of shares which are subject to outstanding Awards and in the exercise price per Share relating thereto, such adjustment to prevent dilution or enlargement of Participants’ rights under the terms of this Plan shall be made by the Committee in a manner that is proportionate to the change to the Shares and is otherwise equitable, and shall be conclusive and binding for all purposes of this Plan. Additional Shares issued to a Participant as the result of any such change shall bear the same restriction as the Shares to which they relate.

Section 6.5 Adjustment to Maximum for Forfeited, Cancelled, Terminated or Expired Shares. Any Share covered by an Award (or portion of an Award) granted under the terms of this Plan that is forfeited, cancelled, terminated or expired without being exercised in whole or in part, or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the terms of this Plan and shall again be available for the grant of new Awards; provided, however, that this provision shall not be applicable with respect to the cancellation of (i) a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. In addition, any Shares underlying Substitute Awards shall not be counted in determining the number of Shares that remain available for delivery under the terms of this Plan and shall again be available for the grant of new Awards.

For purposes of determining the number of Shares that remain available for issuance under this Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) the number of Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the terms of this Plan and will not be available for the grant of new Awards.

Section 6.6 Deferral of Award. The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. Any such deferral shall be made in accordance with the terms and conditions of the applicable Company deferred compensation plan, program or arrangement. If such payment deferral is required or permitted, the Plan Administrator shall establish rules, and procedures for such payment deferrals in compliance with Section 409A or such other Applicable Laws.

ARTICLE 7. DIRECTOR PARTICIPANTS

Section 7.1 General. This Article 7 only applies to Director Participants.

Section 7.2 Award of Stock Units.

(a) Full Awards. If a Director is a member of the Board on the date of an Annual Meeting, on the first business day after each such Annual Meeting, he or she will be granted an annual Award of Stock Units with a Fair Market Value of $105,000. The amount determined will be rounded (either up or down) to the nearest whole Stock Unit. The maximum number of Shares that may be subject to Awards granted in any calendar year to a Director is 10,000 Shares, subject to adjustment as provided in Section 6.4.

(b) ProRata Awards. If a Director is first appointed as a member of the Board after the date of an Annual Meeting, he or she will be granted his or her first annual Award of Stock Units on the day he or she is first appointed as a member of the Board. The actual number of Stock Units granted under this Section 7.2(b) will be based on the Fair Market Value of a Share as of the date the Director is first appointed as a member of the Board and shall be determined by multiplying the full annual Award of Stock Units set forth in Section 7.2(a) by the result from dividing the number of months before the next Annual Meeting by twelve; provided that for purposes of this calculation the numerator shall exclude the month in which the effective date of the Director’s appointment occurs and shall include the month in which the next Annual Meeting occurs.

(c) Deferral, Payment, and Distribution Election Procedures. Except as otherwise provided in this Article 7, Awards of Stock Units under this Section 7.2 shall be automatically deferred and credited to a Director Participant’s Stock Unit Account in accordance with Section 7.7 and shall be paid in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 26.12) within 60 days following the Director Participant’s Separation from Service as a member of the Board. Each year, however, a Director Participant may elect to receive some or all of his or her Stock Units on another date specified by the Director Participant by filing a Deferral and Distribution Election Form in accordance with the procedures set forth in Section 7.5.

(d) Changes. The Board, upon recommendation of the Corporate Governance and Nominating Committee, may from time-to-time change the annual Award of Stock Units, including, but not limited to, changing the methodology, form, timing, amount or such other terms and conditions as the Board may determine.

Section 7.3 Voluntary Deferral of Director’s Compensation.

(a) Voluntary Deferral. A Director Participant may elect to make a voluntary deferral of his or her Director’s Compensation under this Section 7.3.

(b) Deferral, Payment and Distribution Election Procedure. Except as otherwise provided in this Article 7, Stock Units resulting from Voluntary Deferral of Director’s Compensation shall be automatically deferred and credited to a Director Participant’s Stock Unit Account in accordance with Section 7.7 and shall be paid in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 26.12) within 60 days following the Director Participant’s Separation from Service as a member of the Board. Each year, however, a Director Participant may elect to receive some or all of his or her Stock Units on another date specified by the Director Participant by filing a Deferral and Distribution Election Form in accordance with the procedures set forth in Section 7.5.

Section 7.4 Dividend Equivalents.

(a) Calculation. Dividend Equivalents will be earned on an Award of Stock Units under Section 7.2 and Stock Units resulting from Voluntary Deferral of Director’s Compensation under Section 7.3 until no Stock Units remain in a Director Participant’s Stock Unit Account. Dividend Equivalents shall be credited to a Director Participant’s Stock Unit Account as of any Dividend Payment Date. Such Dividend Equivalents shall be expressed as a number of Stock Units equal to:

(i)	The number of Stock Units credited to a Director Participant’s Stock Unit Account as of the record date for the dividend multiplied by the value of the per Share cash amount of such dividend (or as determined by the Corporate Governance and Nominating Committee in the case of dividends paid other than in cash), divided by:

(ii)	The Fair Market Value of a Share as of the Dividend Payment Date.

(b) Deferral, Payment, and Distribution Election Procedures. All Dividend Equivalents earned on Awards of Stock Units under Section 7.2 and Stock Units resulting from Voluntary Deferral of Director’s Compensation under Section 7.3 shall be automatically deferred until a Director Participant’s Separation from Service as a member of the Board and shall be paid in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 26.12) within 60 days following the Director Participant’s Separation from Service as a member of the Board. Each year, a Director Participant may elect to receive some or all of his or her Dividend Equivalents earned on Stock Units on another date or in cash by filing a Deferral and Distribution Election Form in accordance with the procedures set forth in Section 7.5.

Section 7.5 Deferral and Distribution Elections.

(a) Initial Deferral. A deferral and distribution election may be made electronically or by written notice filed with the Corporate Secretary of CEI on a Deferral and Distribution Election Form:

(i)	upon approval by the Plan Administrator, no more than 30 days after a person is first elected or appointed to the Board; or

(ii)	on or before December 31 of the calendar year prior to the calendar year in which the Award of Stock Units under Section 7.2 is made, Stock Units resulting from a Voluntary Deferral of Director’s Compensation under Section 7.3 are deferred, or the Dividend Equivalents are earned under Section 7.4.

(b) Subsequent Deferral. A Director Participant may make a subsequent deferral of a distribution for any deferral election pertaining to an Award of Stock Units under Section 7.2 and associated Dividend Equivalents earned thereon under Section 7.4 to a date later than the date specified in an applicable Deferral and Distribution Election Form. Such subsequent deferral election may be made electronically or by written notice filed with the Corporate Secretary of CEI on a Deferral and Distribution Election Form and (i) shall not take effect until at least 12 months after the election is made; (ii) the subsequent deferral of payment is for a period of at least five years from the scheduled payment date in the case of an election not related to a Director Participant’s death; and (iii) an election related to a distribution upon a specified time or pursuant to a fixed schedule is made at least 12 months prior to the date the payment was originally scheduled to be paid.

(c) Effective Date. A deferral and distribution election made on a properly executed Deferral and Distribution Election Form shall remain in effect for the year in which it relates; provided, that with respect to Dividend Equivalents, a deferral and distribution election is applicable to the Dividend Equivalents to be earned on Stock Units in the calendar year in which it relates, but shall not apply to any Dividend Equivalents paid in the following year for which the record date is earlier than the date the election is filed with the Corporate Secretary of CEI. A Deferral and Distribution Election Form may be revoked or modified by a new Deferral and Distribution Election Form filed with the Corporate Secretary of CEI within the time period specified in Sections 7.5(a) and Section 7.5(b), as applicable.

(d) Terms and Conditions of Form. The Corporate Governance and Nominating Committee shall have authority to establish the terms and conditions applicable to the Deferral and Distribution Election Form.

Section 7.6 Vesting. Unless otherwise determined by the Corporate Governance and Nominating Committee, (i) Awards of Stock Units pursuant to Section 7.2 shall become vested upon the date the Stock Units are granted; (ii) Voluntary Deferral of Director’s Compensation pursuant to Section 7.3 shall become vested as of the date the Director’s Compensation would have been paid to him or her; and (iii) Dividend Equivalents applicable to a Director Participant’s Stock Unit Account pursuant to Section 7.4 shall become vested on the Dividend Payment Date.

Section 7.7 Stock Unit Accounts. CEI will create and maintain on its books one or more Stock Unit Accounts for each Director Participant. Each Stock Unit Account will be credited with all Stock Units that may be attributed to a Director Participant from time to time in connection with: (i) Awards of Stock Units under Section 7.2; (ii) Voluntary Deferral of Director’s Compensation under Section 7.3; or (iii) Dividend Equivalents credited under Section 7.4.

ARTICLE 8. STOCK UNITS

Section 8.1 Grants of Stock Units. The Committee may grant one or more Stock Units to any Eligible Person, other than to a Director. The Stock Units may be granted without the payment of consideration.

Section 8.2 Terms and Conditions. The Committee may grant or impose such other terms and conditions on the Stock Units in an Award Document as it deems necessary or appropriate, including the vesting of such units, the timing and method of payment and the right to earn Dividend Equivalents, in all cases in compliance with Section 409A and such other Applicable Laws.

Section 8.3 Stock Unit Accounts. CEI will create and maintain on its books one or more Stock Unit Accounts for each Participant evidencing the grant of Stock Units. Each Stock Unit Account will be credited with all Stock Units that may be attributed to a Participant from time to time in connection with (i) grants of Stock Units, or (ii) Dividend Equivalents, if granted pursuant to Section 8.2.

ARTICLE 9. STOCK OPTIONS

Section 9.1 Grant of Options. Options may be granted to an Eligible Person, other than a Director, as the Committee may from time to time select without the payment of consideration. Any Eligible Person shall be eligible to receive one or more Options, subject to the limitations set forth in Section 6.1 and 6.2.

Section 9.2 Terms and Conditions. An Option granted under the terms of this Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 9 and shall contain such other or additional terms, conditions or restrictions as the Committee may deem necessary or appropriate, including, without limitation, the treatment upon a Participant’s Separation from Service, but in no event shall such terms and conditions be inconsistent with this Plan and, in the case of Incentive Stock Options, with the provisions of the Code applicable to “Incentive Stock Options” as described in Code Section 422.

Section 9.3 Exercise Price. The exercise price per Share underlying an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, the exercise price per Share underlying an Option that is a Substitute Award shall be determined in accordance with Section 409A and other Applicable Laws and may be less than the Fair Market Value of a Share on the Date of Grant provided that the excess of:

(i)	the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over

(ii)	the aggregate exercise price of such Shares,

does not exceed the excess of:

(i)	the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Plan Administrator) of the shares of the predecessor entity that were subject to the award assumed or substituted for by CEI, over

(ii)	the aggregate exercise price of such shares.

Section 9.4 Option Period. The period and the manner in which an Option may be exercised shall be fixed by the Committee; provided, that no Option shall be exercisable after the expiration of ten years from such Option’s Date of Grant.

Section 9.5 Exercise of Option.

(a) An Option may be exercised in whole or in part from time to time during the Option Period (or, if determined by the Committee, in specified installments during the Option Period) by giving notice of exercise to the Company or its designee or agent specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the exercise price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) check, (ii) tendering (either actually or by attestation) Shares owned by a Participant having a Fair Market Value at the date of exercise equal to such exercise price, (iii) a third-party exercise procedure, or (iv) a combination of the foregoing. The Committee may, in lieu of delivering Shares covered by an Option upon its exercise, settle the exercise of the Option by means of a cash payment to a Participant equal to the positive difference between the Fair Market Value on the date of exercise and the exercise price, or by delivering Shares having an aggregate Fair Market Value equal to such a payment, or by a combination of both.

(b) No Shares shall be delivered in connection with the exercise of an Option until full payment therefor has been made, including satisfaction of any applicable tax withholding obligations as set forth in Article 18. A Participant shall have the rights of a shareholder only with respect to Shares which have been issued to such person pursuant to such procedures established by the Company.

ARTICLE 10. RESTRICTED STOCK

Section 10.1 Grants of Restricted Shares. One or more shares of Restricted Stock may be granted to any Eligible Person, other than a Director, as the Committee may select from time to time. The Committee may grant Restricted Stock to a Participant on the Date of Grant without the payment of consideration. The Restricted Stock will be issued pursuant to such procedures established by the Company and will include a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the applicable Restriction Period.

Section 10.2 Restriction Period. At the time a Restricted Stock Award is granted, the Committee will establish a Restriction Period applicable to such Award which will be not less than one and not more than ten years. Each Restricted Stock Award may have a different Restriction Period, as determined the Committee.

Section 10.3 Terms and Conditions.

(a) Upon issuance to a Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock, and may, as determined by the Committee, receive the cash dividends distributable with respect to such Shares. The Committee may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee in compliance with Applicable Laws. The Committee may impose such other terms and conditions on the Restricted Stock as it deems necessary or appropriate, including, without limitation, the vesting of such Shares, the timing and method of payment and the treatment upon the Participant’s Separation from Service.

(b) Any shares of Restricted Stock, which are forfeited, will be transferred to CEI. Upon completion of the Restriction Period, all Award restrictions will expire and Shares representing the Award will be issued pursuant to such procedures established by the Company without any restrictive legends described in this Article 10.

Section 10.4 Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Code Section 83(b) to report the value of the Restricted Stock as income on the Date of Grant.

ARTICLE 11. PERFORMANCE-BASED RESTRICTED STOCK / PERFORMANCE UNITS

Section 11.1 Provision for Awards.

(a) General. For Awards under this Article 11, the Committee will establish (i) the Performance Target(s) relative to the applicable Business Criteria, (ii) the applicable Performance Period, and (iii) the applicable initial value or target number of shares of Performance-Based Restricted Stock or Performance Units that are subject to the Award. The applicable Performance Period and Performance Target(s) will be determined by the Committee consistent with the terms of this Plan and Code Section 162(m) to the extent the Committee determines the Award should qualify as “qualified performance based compensation” for purposes of Code Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Article 11 of less than the amount determined by the formula or standard established pursuant to Section 11.1(b) or may pay no Award at all.

(b) Selection of Performance Target(s). The specific Performance Target(s) for each Participant with respect to the Business Criteria must be established by the Committee in writing in advance of the deadlines to the extent applicable under Code Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Code Section 162(m), as applicable. The Performance Target(s) with respect to any Performance Period may be established on a Company-wide basis or established with respect to one or more operating units, departments, divisions, acquired businesses, minority investments, partnerships or joint ventures, subsidiary, or Affiliate; and may be measured on an absolute or cumulative basis, on the basis of percentage of improvement over time, in terms of Company performance (or performance of the applicable operating unit, department, division, acquired business, minority investment, partnership, joint venture, subsidiary, or Affiliate), or relative to selected peer companies or a market index. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to a Participant if the Performance Target(s) are attained.

(c) Effect of Mid-Year Commencement of Service. If service as an Officer or Eligible Employee commences after the Performance Target(s) are established for a Performance Period, the Committee may grant an Award and establish Performance Target(s) for a Performance Period that is proportionately adjusted based on the period of actual service during the Year.

(d) Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Operating Income, Adjusted Operating Revenues, Adjusted Return on Assets or Adjusted Return on Equity, the Committee may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:

(i)	the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period;

(ii)	the gain, loss, income or expense reported publicly by CEI with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt;

(iii)	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

(iv)	the gain or loss from all or certain claims, litigation and/or regulatory proceedings and all or certain insurance recoveries relating to claims or litigation;

(v)	the impact of impairment of tangible or intangible assets;

(vi)	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by CEI; and

(vii)	the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments described in this Section 11.1(d) may relate to CEI as a whole or any part of CEI’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of CEI, to reflect any stock dividend, stock split, reverse stock split, spin off, split off, partial or complete liquidation, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar changes in such stock.

(e) Committee to Determine Award. The Committee may determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid or reduced, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional terms and conditions of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. The Committee may not increase the maximum amount permitted to be paid to any individual under the terms of this Plan or pay Awards under this Article 11 if the applicable Performance Targets have not been met.

Section 11.2 Performance-Based Restricted Stock Awards.

(a) Grants of Performance-Based Restricted Stock. Subject to Section 11.1, one or more shares of Performance-Based Restricted Stock may be granted to any Eligible Person, other than a Director, based on the achievements of pre-established Performance Targets during the Performance Period. The Performance-Based Restricted Stock will be granted to a Participant on the Date of Grant without the payment of consideration. The Performance-Based Restricted Stock will be issued in the name of the Participant pursuant to such procedures established by the Company and will include a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Performance-Based Restricted Stock until the expiration of the applicable Restriction Period. The Committee may also impose such other restrictions and conditions on the Performance-Based Restricted Stock, as it deems necessary or appropriate.

(b) Upon issuance to a Participant of the Performance-Based Restricted Stock, the Participant will have the right to vote the Performance-Based Restricted Stock, and may, as determined by the Committee, receive the cash dividends distributable with respect to such Shares. The Committee may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee consistent with Applicable Laws. Dividends granted as a component of a Performance-Based Restricted Stock Award that vests or is earned based on the achievement of Performance Targets, shall not vest or be earned unless such Performance Targets for the underlying Award are achieved.

(c) Restriction Period. At the time a Performance-Based Restricted Stock Award is granted, the Committee may establish a Restriction Period applicable to such Award, which will be no less than one nor more than ten years. Each Performance-Based Restricted Stock Award may have a different Restriction Period, as determined by the Committee.

(d) Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Performance-Based Restricted Stock, a Participant must waive in writing the right to make an election under Code Section 83(b) to report the value of the Performance-Based Restricted Stock as income on the Date of Grant.

Section 11.3 Performance Units.

(a) Subject to Section 11.1, one or more Performance Units may be granted to an Eligible Person, other than a Director, based on the achievement of preestablished Performance Targets during a Performance Period without payment of consideration.

(b) Upon issuance to a Participant of a Performance Unit, the Participant may, as determined by the Committee, have the right to receive Dividend Equivalents with respect to such Performance Units, with such Dividend Equivalents treated as compensation to the Participant. The Committee may direct the accumulation and payment of Dividend Equivalents to the Participant at such times, and in such form and manner, as determined by the Committee consistent with the requirements of Section 409A and such other Applicable Laws. Dividend Equivalents granted as a component of a Performance Unit Award which vests or is earned based upon the achievement of Performance Targets, shall not vest or be earned unless such Performance Targets for the underlying Award are achieved.

Section 11.4 Terms and Conditions.

(a) As soon as practicable after the end of each Performance Period, the Committee will determine whether the Performance Targets and other material terms of the Award were satisfied. The Committee’s determination of all such matters will be final and conclusive.

(b) As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Award payment, if any, for each Participant. Before any payments are made under this

Article 11, the Committee will be responsible for certifying in writing to CEI that the applicable Performance Targets have been met. For this purpose, approved minutes of the Committee in which such certification is made may be treated as a written certification.

(c) The Committee may impose such other terms and conditions applicable to the Award as it deems necessary or appropriate, including, without limitation, the vesting of such Award, the timing and method of payment and the treatment upon a Participant’s Separation from Service.

(d) Any shares of Performance-Based Restricted Stock that are forfeited will be transferred to CEI.

Section 11.5 Form and Timing of Payment. With respect to shares of Performance-Based Restricted Stock for which restrictions lapse, Shares will be issued to Participants pursuant to such procedures established by the Company without the restrictive legend described in Section 11.2(a). Each Performance Unit is payable in cash or Shares or in a combination of cash and Shares, as determined by the Committee. Such payment will be made after the Award payment is determined, but no later than March 15 of the year following the year that the Award payment is vested.

ARTICLE 12. STOCK APPRECIATION RIGHTS

Section 12.1 Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the terms of this Plan to an Eligible Person, other than a Director, in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted, without the payment of consideration. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with this Plan as the Committee may impose.

Section 12.2 Right to Exercise; Exercise Period. A Stock Appreciation Right granted pursuant to an Option will be exercisable to the extent the Option is exercisable. A Stock Appreciation Right granted independent of an Option will be exercisable pursuant to such terms and conditions established by the Committee.

Section 12.3 Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right granted to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right granted independent of an Option, a Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

Section 12.4 Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle a Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Option price, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Fair Market Value of one Share at the Date of Grant of the Stock Appreciation Right, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is exercised.

Section 12.5 Settlement. The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Shares or a combination thereof. Alternatively, the Committee may permit a Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right. The value of the Share to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value. To the extent that a Stock Appreciation Right granted pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

Section 12.6 Terms and Conditions. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant of the Stock Appreciation Right. The Committee shall have authority to establish in the Award Document the terms and conditions applicable to the Stock Appreciation Right as it deems necessary or appropriate, including, without limitation, the vesting of such Award and the treatment upon a Participant’s Separation from Service.

ARTICLE 13. DIVIDEND EQUIVALENTS

Section 13.1 Grants of Dividend Equivalents.

(a) Dividend Equivalents shall be granted under the terms of this Plan in conjunction with Stock Units granted to Director Participants only under the terms set forth in Article 7.

(b) Dividend Equivalents may also be granted in conjunction with Stock Units granted under Article 8, at the Date of Grant, or in conjunction with Performance Units, at any time during the Performance Period, subject to the terms, conditions, restrictions or limitations if any, as the Committee may establish and as set forth in this Article 13, provided that no Dividend Equivalents may be granted in connection with, or related to, Options or Stock Appreciation Rights.

Section 13.2 Payment. Each Dividend Equivalent will entitle a Participant to receive an amount equal to the dividend actually paid with respect to a Share on each Dividend Payment Date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 13.3. Dividend Equivalents may be invested in additional Shares or units as determined by the Committee. The Committee may direct the payment of such amount at such times and in such form and manner as determined by the Committee and may impose such other terms and conditions as it deems necessary or appropriate that are consistent with the requirements of Section 409A and such other Applicable Laws.

Section 13.3 Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the end of the Performance Period (or if earlier, the date a Participant incurs a Separation from Service) of the related Performance Units or (ii) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

ARTICLE 14. OTHER EQUITY-BASED AWARDS

Section 14.1 Other Equity-Based Awards. The Committee shall have the authority to grant Awards in the form of Other-Equity Based Awards as it determines to be consistent with the purpose of this Plan and the interests of the Company, without the payment of consideration. The Committee shall determine the terms and conditions of any Other-Equity Based Award at the Date of Grant or thereafter.

ARTICLE 15. ACCELERATED AWARD PAYOUT/EXERCISE

Section 15.1 Change in Control. Notwithstanding anything in this Plan to the contrary, subject to the terms of this Article 15, in the event that (i) a Change in Control occurs and (ii) a Participant (other than a Director Participant) incurs a CIC Separation from Service, the Participant will be entitled to accelerated vesting or payout (as set forth in Section 15.2) with respect to any outstanding Award.

Section 15.2 Amount of Award Subject to Accelerated Vesting and Payout. The amount of a Participant’s outstanding Award that will be paid or vest upon a CIC Separation from Service, unless the Committee determines otherwise, will be determined as follows:

(a) Stock Unit Awards. A Participant will be entitled to an accelerated Award payout, and the amount of the payout will be the balance of the number of Stock Units in his or her Stock Unit Account granted pursuant to Article 8, pro rated based on the number of months that have elapsed from the Date of Grant up to and including the date of the CIC Separation from Service.

(b) Restricted Stock Awards. A Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of outstanding Restricted Stock that were granted on the Date of Grant plus any stock resulting from reinvested dividends (if any), pro rated based on the number of months that have elapsed from the Date of Grant up to and including the date of the CIC Separation from Service.

(c) Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Options or Stock Appreciation Rights that are not vested upon the occurrence of a CIC Separation from Service will vest on a prorated basis, based on the number of months that have elapsed from the Date of Grant up to and including the date of the CIC Separation from Service. In addition, the Plan Administrator may provide, either at the time an Award is granted or at a later date, that any Stock Option or Stock Appreciation Right for which the exercise price is greater than the Fair Market Value of a Share may be canceled if, in the determination of the Plan Administrator, cancellation would reduce or eliminate any excise tax that otherwise would be imposed on the holder of such Stock Option or Stock Appreciation Right under Code Section 4999.

(d) Performance-Based Restricted Stock and Performance Units. A Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of outstanding Performance-Based Restricted Stock and the number of Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed from the Date of Grant up to and including the date of the CIC Separation from Service, and assuming that the Performance Targets were achieved at target levels.

Section 15.3 Timing of Accelerated Payout/Option Period/ Exercise Period. Subject to Article 16, accelerated payouts provided for in Section 15.2 will be made within 30 days after the occurrence of a CIC Separation from Service. When Shares are related to a cash payout, the amount of cash will be determined based on the Fair Market Value on the payout date.

Section 15.4 Stock Unit Account. Notwithstanding the foregoing, in the event that a Change in Control occurs, a Director Participant shall be entitled to an accelerated payout of his or her vested Stock Unit Account. The amount of the payout will be the balance of the number of Stock Units in his or her Stock Unit Account and shall be paid in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 26.12) within 30 days following the occurrence of the Change in Control.

ARTICLE 16. RECOUPMENT OF AWARDS

Section 16.1 Recoupment. Any Award granted to an Officer Participant is subject to the Company’s Recoupment Policy, as may be amended from time to time, or any Company recoupment policies or procedures that may be required under Applicable Laws.

(a) Under the Recoupment Policy, appropriate actions, as determined by the Committee, will be undertaken by the Company to recoup the Excess Award Amount, as defined below, received by any Officer Participant when:

(i)	The Audit Committee of CEI determines that CEI is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws ( a “Restatement”);

(ii)	The Officer Participant received an Award during the three-year period preceding the date on which CEI is required to prepare a Restatement; and

(iii)	The amount of the Award received by the Officer Participant, based on the erroneous data, was in excess of what would have been paid to the Officer Participant under the Restatement (the “Excess Award Amount”).

ARTICLE 17. SPECIFIED EMPLOYEES

Section 17.1 Specified Employees. Notwithstanding anything herein to the contrary, if a Participant is a “specified employee” for purposes of Section 409A, as determined under CEI’s established methodology for determining specified employees, on the date on which such Participant incurs a Separation from Service, any payment hereunder (including any provision or continued benefits) that is deemed to be a “deferral of compensation” subject to Section 409A shall be paid or commence to be paid on the fifteenth business day after the date that is six months following the Participant’s Separation from Service, provided, however, that a payment delayed pursuant to this Section 17.1 shall commence earlier in the event of a Participant’s death prior to the end of the six-month period.

ARTICLE 18. TAX WITHHOLDING

Section 18.1 Tax Withholding. Pursuant to such methodology as determined by the Committee, the Company shall have the authority to withhold, or require a Participant to remit to the Company prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy the minimum statutory amount required by any applicable federal, state or local taxes, FICA, FICA-MED and SUTA withholding requirements associated with any Award. Subject to compliance with Applicable Laws, the Committee may permit or require the Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Common Stock satisfied through (i) the payment of cash by the Participant to the Company, (ii) the withholding of amounts due the Participant from other compensation, (iii) the retention by the Company of Shares, or delivery of previously owned Shares, having a Fair Market Value on the date the tax withholding is required to be made equal to the withholding amount, (iv) the canceling of any number of Shares issuable in an amount sufficient to reimburse the Company for the amount it is required to withhold, or (v) any other method approved by the Committee. Any such Share withholding with respect to a Participant subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act. Each Participant shall bear all expenses of, and be solely responsible for all federal, state and local taxes, FICA, FICA-MED and SUTA Taxes due with respect on any Award made under the terms of this Plan. All Awards will be reported to the IRS on the appropriate tax form.

ARTICLE 19. AMENDMENT, MODIFICATIONS, AND TERMINATION

Section 19.1 Amendment of Plan. The Committee may at any time and from time to time alter, amend, suspend or terminate this Plan, any Award Document or any Award, in whole or in part, as it may deem advisable, except (i) no such action that would require the consent of the Board and/or the stockholders of CEI pursuant to Code Section 162(m) or any other Applicable Laws, the listing requirement of any national securities exchange or national market system on which are listed any of CEI’s equity securities shall be effective without such consent; and (ii) no such action may be taken without the written consent of a Participant to whom any Award was previously granted, which materially adversely affects the rights of such Participant concerning such Award, except as such termination, suspension or amendment of this Plan is required by Applicable Laws. Upon termination, the administration will continue in effect until all matters relating to the payment of outstanding Awards and the administration of this Plan have been settled. Notwithstanding the foregoing, the Committee shall have broad authority to amend this Plan, an Award Document or any Award without the consent of a

Participant to the extent it deems necessary or desirable to (x) comply with, take into account changes in, or interpretations of, Applicable Laws or (y) take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 6.4 of this Plan).

Section 19.2 Section 409A Compliance. This Plan is intended to satisfy the applicable requirements of Section 409A or an applicable exemption to Section 409A and shall be administered and interpreted consistent with such intent. If the Committee determines in good faith that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Committee will modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend or to modify this Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance. Any determination by the Committee shall be final and binding on all parties.

ARTICLE 20. NO IMPLIED RIGHTS

Section 20.1 No Rights to Continue Employment. Participating in this Plan shall not constitute a contract of employment between the Company and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person or affect any right of the Company to terminate any employee’s employment.

Section 20.2 No Rights to Continue as Director. Nothing contained in this Plan shall be deemed to confer upon any Director any right to remain a member of the Board or of the board of directors or analogous governing body of an Affiliate or in any way limit the right of a Company’s stockholders to terminate or fail to re-nominate or reelect any Director as a member of a Board.

Section 20.3 No Rights to Awards. Nothing contained in this Plan shall be deemed to confer upon any employee or other person any claim or right to be granted an Award under the terms of this Plan.

ARTICLE 21. NONTRANSFERABILITY

Section 21.1 No Award or benefit provided under the terms of this Plan shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance, attachment, execution, levy or garnishment or other legal process by creditors of a Participant, the Participant’s beneficiary or by the Participant (or by any person entitled to such Award or benefit under the terms of this Plan) except (i) to the extent specifically mandated and directed by Applicable Laws; (ii) as requested by the Participant (or by any person entitled to such benefit under the terms of this Plan), and approved by the Committee to satisfy income tax withholding; (iii) as requested by the Participant and approved by the Committee to members of the Participant’s family, or a trust established by the Participant for the benefit of family members; (iv) by will; (v) by the laws of descent and distribution; (vi) pursuant to a beneficiary designation in accordance with Article 22 (Beneficiary Designation); or (vii) to the extent transfer of such Award or benefit is otherwise authorized by the Committee.

ARTICLE 22. BENEFICIARY DESIGNATION

Section 22.1 If a benefit is payable upon the death of a Participant, the Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom such benefit under the terms of this Plan is to be paid in the event of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by CEI, and will be effective only when filed by the Participant in writing with the Company or its designate or agent during the Participant’s lifetime. In the absence of any such designation, or if such designated beneficiary or beneficiaries do not survive the Participant, to the extent benefits are payable and remain unpaid at the Participant’s death they shall be paid to his or her estate.

ARTICLE 23. SUCCESSORS

Section 23.1 All rights and obligations of CEI under the terms of this Plan shall be binding on any successor to CEI, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CEI or other corporate reorganization in which CEI will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation. CEI and such successor shall be jointly and severally liable for all of CEI’s obligations under the terms of this Plan.

ARTICLE 24. UNFUNDED STATUS

Section 24.1 Unless otherwise determined by the Committee, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between CEI and any employee, Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the terms of this Plan, such rights shall constitute general, unsecured liabilities of CEI and shall not confer upon such person any right, title or interest in any assets of CEI and does not require a segregation of any assets of the Company.

ARTICLE 25. ACCOUNT STATEMENT

Section 25.1 CEI will maintain accounts, and credit thereto bookkeeping entries evidencing unfunded and unsecured general obligations of CEI. Annually, CEI will send to each Participant a statement of his or her account(s). This statement will include the account(s) balance and all activity since the last statement.

ARTICLE 26. GENERAL

Section 26.1 No Stockholder Rights Conferred. Nothing contained in this Plan will confer upon a Participant or beneficiary any rights of a stockholder of CEI unless and until Shares are in fact issued or transferred to such Participant or beneficiary pursuant to such procedures established by the Company.

Section 26.2 Employment Agreements. To the extent that an employment agreement with an Officer or employee is inconsistent with this Plan, the employment agreement shall govern.

Section 26.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 26.4 Articles and Sections. Except where otherwise indicated by the context, any reference to an “Article” or “Section” shall be to an Article or Section of this Plan.

Section 26.5 Title and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

Section 26.6 Severability. If any part of this Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of this Plan. Any part of this Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part of the fullest extent possible while remaining lawful and valid.

Section 26.7 Government and Other Regulations. The obligation of CEI to make payment of Awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by any government agencies as may be required. CEI shall be under no obligation to register under the Securities Act, any of the Shares issued, delivered or paid in settlement under the terms of this Plan. If Shares awarded under the terms of this Plan may in certain circumstances be exempt from registration under the Securities Act, CEI may restrict its transfer in such manner as it deems advisable to ensure such exempt status. If CEI determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award or deferral election would violate any applicable provision of Applicable Laws, then CEI may, in a manner consistent with any Applicable Laws, postpone any such exercise, nonforfeitability or delivery, as applicable, but CEI shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. If CEI deems necessary to comply with any Applicable Laws, CEI may require a written investment intent representation by a Participant or beneficiary and may require that a restrictive legend be affixed to certificates for Shares delivered under this Plan.

Section 26.8 Governing Law and Interpretation. The provisions of this Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to this Plan or to Awards granted hereunder shall be subject to, and construed in accordance with, the laws of the State of New York.

Section 26.9 Expenses. The costs and expenses of administering this Plan shall be borne by the Company and shall not be charged against any Award or to any Participant or beneficiary receiving an Award.

Section 26.10 Relationship to Other Benefits. Any Awards under the terms of this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program unless specifically provided by any such plan or program.

Section 26.11 Ratification of Actions. By accepting any Award or other benefit under the terms of this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken under the terms of this Plan by CEI, the Board, the Plan Administrator or the Committee.

Section 26.12 Fractional Shares. Any fractional Shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half.

Section 26.13 Repricing. The Committee may not effect a Repricing of any Option or Stock Appreciation Right granted under the terms of this Plan without the approval of the Company’s stockholders. In addition, no Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property (except in connection with a change in the Common Stock or the capitalization of the Company as provided in Section 6.4 above) if the exercise price of the Option or the grant price of the Stock Appreciation Right is equal to or less than the Fair Market Value of a Share at the time of such repurchase or exchange without the approval of the Company’s stockholders.

conEdison, inc. CONSOLIDATED EDISON, INC. COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin Burke, Michael J. Del Giudice and Vincent A. Calarco and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company’s Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on Monday, May 20, 2013 at 10:00 a.m. at the Company’s Headquarters, 4 Irving Place, New York, NY or at any adjournments or postponements thereof, as specified on the reverse side in the election of Directors and on the proposals, all as more fully set forth in the proxy statement, and in their discretion on any matters that may properly come before the meeting or at any adjournments or postponements thereof. Your vote for the election of Directors may be indicated on the reverse side. Nominees are: 01 - Kevin Burke, 02 - Vincent A. Calarco, 03 - George Campbell, Jr., 04 - Gordon J. Davis, 05 - Michael J. Del Giudice, 06 - Ellen V. Futter, 07 - John F. Hennessy III, 08 - John F. Killian, 09 - Eugene R. McGrath, 10 - Sally H. Piñero, 11 - Michael W. Ranger and 12 - L. Frederick Sutherland. THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE (PROPOSAL 1), “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5. (Items to be voted appear on reverse side.) . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BeloC w Please sign exactly as name(s) appears hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Consolidated Edison, Inc. 4 Irving Place New York, NY 10003 + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 2013 Annual Meeting Admission Ticket 2013 Annual Meeting of Consolidated Edison, Inc. Stockholders Monday, May 20, 2013, 10:00 a.m. EDT Consolidated Edison, Inc. 4 Irving Place, New York, NY 10003 This ticket admits only the named stockholder(s). Please bring this admission ticket and a proper form of identification with you if attending the stockholder meeting. YOUR VOTE IS IMPORTANT! Whether or not you plan to attend the Stockholder Meeting, please promptly vote by telephone, through the Internet or by completing and returning the attached proxy card. Voting early will not prevent you from voting in person at the Stockholder Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

C123456789 IMPORTANT STOCKHOLDER MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENTLINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy. ADD 3 ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 a.m., EDT, on May 20, 2013. Vote by Internet Go to www.investorvote.com/ED Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Consolidated Edison, Inc. Stockholder Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. 1. Election of Directors For Against Abstain For Against Abstain 01 Kevin Burke 07 John F. Hennessy III For Against Abstain 2. Ratification of appointment of 02 - Vincent A. Calarco 08 - John F. Killian independent accountants. 03 - George Campbell, Jr. 09 - Eugene R. McGrath 3. Approval of the Company’s Long Term Incentive Plan. 04 - Gordon J. Davis 10 - Sally H. Piñero 4. Advisory vote to approve named executive officer compensation. 05 - Michael J. Del Giudice 11 - Michael W. Ranger 5. End practice of benchmarking the CEO’s total compensation to that of CEOs of peer companies. 06 - Ellen V. Futter 12 - L. Frederick Sutherland B Non-Voting Items Change of Address Please print your new address below. Comments Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Stockholder Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 1 6 1 4 0 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01ME8I

www.investorvote.com/ED Step 1: Go to www.investorvote.com/ED. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Vote by Internet Go to www.investorvote.com/ED Or scan the QR code with your smartphone Follow the steps outlined on the secure website Consolidated Edison, Inc. Stockholder Meeting Notice 01MEAF + + Important Notice Regarding the Availability of Proxy Materials for the Consolidated Edison, Inc. Stockholder Meeting to be Held on May 20, 2013 Under Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Consolidated Edison, Inc. stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Consolidated Edison, Inc. proxy materials are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2013 to facilitate timely delivery. . IMPORTANT STOCKHOLDER MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Consolidated Edison, Inc. Stockholder Meeting Notice

Consolidated Edison, Inc. Stockholder Meeting will be held on May 20, 2013 at Consolidated Edison, Inc.,

4 Irving Place, New York, NY, 10003 at 10:00 a.m. EDT.

Proposals to be voted on at the stockholder meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5:

1. Election of Directors

1. Kevin Burke

2. Vincent A. Calarco

3. George Campbell, Jr.

4. Gordon J. Davis

5. Michael J. Del Giudice

6. Ellen V. Futter

7. John F. Hennessy III

8. John F. Killian

9. Eugene R. McGrath

10. Sally H. Piñero

11. Michael W. Ranger

12. L. Frederick Sutherland

2. Ratification of appointment of independent accountants.

3. Approval of the Company’s Long Term Incentive Plan.

4. Advisory vote to approve named executive officer compensation.

5. End practice of benchmarking the CEO’s total compensation to that of CEOs of peer companies.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the stockholder meeting, please bring this notice with you.

Directions to the Consolidated Edison, Inc. Stockholder

THIS NOTICE IS YOUR ADMISSION TICKET

Meeting are available in the proxy statement which can

be viewed at www.investorvote.com/ED.

TO THE STOCKHOLDER MEETING

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.investorvote.com/ED. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Consolidated Edison, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2013.

01MEAI

Questions & Answers

Why am I receiving this Notice of Internet Availability?

What is the easiest way to vote my shares?

1234 5678 9012 345

Why did I receive this Notice of Internet Availability of Proxy Materials (Notice) and not the printed proxy materials?

In 2007, the Securities and Exchange Commission adopted Notice and Access Rules. Companies are permitted to send the enclosed

Notice instead of a full set of printed proxy materials. The Notice gives you instructions on how to view Con Edison’s proxy materials and vote online or how to receive a full set of printed proxy materials by mail.

There are several advantages to Con Edison sending a Notice instead of a full set of printed proxy materials:

Lowers Con Edison’s printing and mailing costs.

Reduces environmental impact - saves trees and reduces fossil fuel consumption.

Allows faster notification of how to access proxy materials in an easily searchable format.

How do I view the proxy materials online?

Go to www.investorvote.com/ed and follow the instructions to view the proxy materials. You will need to provide the 15-digit control number printed in the shaded bar located on the Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can request a paper copy at no cost. You will need the 15-digit control number on the Notice that is printed in the shaded bar . Please select from one of the three options below.

By INTERNET at www.investorvote.com/ed;

By PHONE toll-free at 1-866-641-4276 or call 201-680-6688 if you are outside of the U.S. and Canada; or

By sending an E-MAIL to investorvote@computershare.com; enter in the subject line the 15-digit control number printed in the shaded bar from the Notice. No other information is necessary.

1234 5678 9012 345

1234 5678 9012 345

Questions & Answers

Why am I receiving this Notice of Internet Availability?

What is the easiest way to vote my shares?

Can I request to receive my proxy materials by e-mail rather than receive a Notice?

Yes, you may request to receive proxy materials for all future meetings, either by e-mail, or in paper form by mail. To request future copies by e-mail, go to www.investorvote.com/ed and follow the electronic delivery enrollment instructions after voting your shares.

How can I vote my shares?

You may vote your shares via the INTERNET at www.investorvote.com/ed.

Provide the 15-digit control number printed in the shaded bar located on the Notice.

You may vote your shares BY MAIL by requesting a paper copy of the proxy materials.

You may vote your shares BY PHONE by requesting a paper copy of the proxy materials or by viewing the proxy materials at www.investorvote.com/ed at which time phone numbers will be provided. You will need a touch tone telephone to vote by phone.

You may also vote your shares IN PERSON at Con Edison’s meeting. Please refer to the proxy statement for specific instructions.

You are encouraged to read all of the proxy materials before voting your shares as they contain important information for making an informed voting decision.

You MAY NOT use your Notice to vote your shares. It is NOT a form for voting. If you send the Notice back your vote will not count.

For more information please visit,

www.sec.gov/spotlight/proxymatters/e-proxy.shtml

1234 5678 9012 345

CONSOLIDATED EDISON, INC.

ANNUAL MEETING FOR HOLDERS AS OF 3/22/13

TO BE HELD ON 5/20/13

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

To vote by Internet

1)      Go to website www.proxyvote.com.

2)      Follow the instructions provided on the website.

To vote by Telephone

1)      Call 1-800-454-8683.

2)      Follow the instructions.

To vote by Mail

1)      Check the appropriate boxes on the voting instruction form below.

2)      Sign and date the voting instruction form.

3)      Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends a vote FOR all of the nominees listed (Proposal 1):

1.	Election of Directors:		For	Against	Abstain

	1a.	Kevin Burke	☐	☐	☐

	1b.	Vincent A. Calarco	☐	☐	☐

	1c.	George Campbell, Jr.	☐	☐	☐

	1d.	Gordon J. Davis	☐	☐	☐

	1e.	Michael J. Del Giudice	☐	☐	☐

	1f.	Ellen V. Futter	☐	☐	☐

	1g.	John F. Hennessy III	☐	☐	☐

	1h.	John F. Killian	☐	☐	☐

	1i.	Eugene R. McGrath	☐	☐	☐

	1j.	Sally H. Piñero	☐	☐	☐

	1k.	Michael W. Ranger	☐	☐	☐

	1l.	L. Frederick Sutherland	☐	☐	☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of appointment of independent accountants.	☐	☐	☐

3.	Approval of the Company’s Long Term Incentive Plan.	☐	☐	☐

4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Stockholder Proposal 5:		For	Against	Abstain

5.	End practice of benchmarking the CEOs total compensation to that of CEOs of peer companies.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 20, 2013.

Meeting Information
CONSOLIDATED EDISON, INC.	Meeting Type: Annual Meeting
For holders as of: March 22, 2013
	Date: May 20, 2013	Time: 10:00 AM
Location: 4 Irving Place New York, NY 10003

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 6, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. THIS NOTICE WILL SERVE AS AN ADMISSION TICKET.

Voting Items

The Board of Directors recommends a vote FOR all of the nominees listed (Proposal 1):			The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:
1.	Election of Directors:		2.	Ratification of appointment of independent accountants.
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l.	Kevin Burke Vincent A. Calarco George Campbell, Jr. Gordon J. Davis Michael J. Del Giudice Ellen V. Futter John F. Hennessy III John F. Killian Eugene R. McGrath Sally H. Piñero Michael W. Ranger L. Frederick Sutherland	3.	Approval of the Company’s Long Term Incentive Plan.
			4.	Advisory vote to approve named executive officer compensation.
			The Board of Directors recommends a vote AGAINST Stockholder Proposal 5:
			5.	End practice of benchmarking the CEOs total compensation to that of CEOs of peer companies.

Questions & Answers

Why am I receiving this Notice of Internet Availability? What is the easiest way to vote my shares?

s Why did I receive this Notice of Internet Availability of Proxy Materials (Notice) and not the printed proxy materials?

In 2007, the Securities and Exchange Commission adopted Notice and Access Rules. Companies are permitted to send the enclosed Notice instead of a full set of printed proxy materials. The Notice gives you instructions on how to view Con Edison’s proxy materials and vote online or how to receive a full set of printed proxy materials by mail.

There are several advantages to Con Edison sending a Notice instead of a full set of printed proxy materials:

s Lowers Con Edison’s printing and mailing costs.

s Reduces environmental impact - saves trees and reduces fossil fuel consumption.

s Allows faster notification of how to access proxy materials in an easily searchable format.

s How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the proxy materials. You will need to provide the information printed in the box marked by the arrow located on the Notice.

s What if I still prefer to receive a paper copy of the proxy materials?

You can request a paper copy at no cost. You will need the information on the Notice that is printed in the box marked by the arrow . Please select from one of the three options below.

s By INTERNET at www.proxyvote.com;

s By TELEPHONE toll-free at 800-579-1639; or

s By sending an E-MAIL to sendmaterial@proxyvote.com; enter in the subject line the information printed in the box marked by the arrow from the Notice. No other information is necessary.

Questions & Answers

Why am I receiving this Notice of Internet Availability? What is the easiest way to vote my shares?

s Can I request to receive my proxy materials by e-mail rather than receive a Notice?

Yes, you may request to receive proxy materials for all future meetings, either by e-mail, or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions.

s How can I vote my shares?

s You may vote your shares via the INTERNET at www.proxyvote.com.

s Provide the information printed in the box marked by the arrow located on the Notice.

s You may vote your shares BY MAIL by requesting a paper copy of the proxy materials.

s You may vote your shares BY PHONE by requesting a paper copy of the proxy materials or by viewing the proxy materials at www.proxyvote.com at which time a toll-free number will be provided. You will need a touch tone telephone to vote by phone.

s You may also vote your shares IN PERSON at Con Edison’s meeting. Please refer to the proxy statement for specific instructions.

You are encouraged to read all of the proxy materials before voting your shares as they contain important information for making an informed voting decision.

You MAY NOT use your Notice to vote your shares. It is NOT a form for voting. If you send the Notice back your vote will not count.

For more information please visit, www.sec.gov/spotlight/proxymatters/e-proxy.shtml

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BeloC w Please sign exactly as name(s) appears hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. CONFIDENTIAL VOTING INSTRUCTIONS TO COMPUTERSHARE AS PLAN AGENT FOR THE CONSOLIDATED EDISON, INC. STOCK PURCHASE PLAN (STOCK PURCHASE PLAN) CONSOLIDATED EDISON, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, MAY 20, 2013 I hereby instruct Computershare, the Plan Agent for the Stock Purchase Plan to vote (in person or by proxy) all of the shares of common stock of Consolidated Edison, Inc. (the Company), which are credited to my account under the Stock Purchase Plan, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 20, 2013, and at any adjournments or postponements thereof on the following matters, all as more fully set forth in the proxy statement, as checked on the reverse side, and in its discretion upon such other matters as may properly come before the meeting or at any adjournments or postponements thereof. This form provides Voting Instructions for shares held in the Stock Purchase Plan. If signed, dated and returned, the shares of common stock of the Company represented by the Voting Instructions will be voted in accordance with the specifications given. (Items to be voted appear on reverse side.) Consolidated Edison, Inc. 4 Irving Place New York, NY 10003 + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 2013 Annual Meeting Admission Ticket 2013 Annual Meeting of Consolidated Edison, Inc. Stockholders Monday, May 20, 2013, 10:00 a.m. EDT Consolidated Edison, Inc. 4 Irving Place, New York, NY 10003 This ticket admits only the named stockholder(s). Please bring this admission ticket and a proper form of identification with you if attending the stockholder meeting. YOUR VOTE IS IMPORTANT! Please vote promptly by telephone, through the Internet or by completing and returning the attached proxy card. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

C123456789 IMPORTANT STOCKHOLDER MEETING INFORMATION 000004

000000000.000000 ext 000000000.000000 ext ENDORSEMENTLINE SACKPACK 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week ADD 1 Instead of mailing your proxy, you may choose one of the voting

ADD 2 methods outlined below to vote your proxy. ADD 3 ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 a.m., EDT, on May 20, 2013. Vote by Internet Go to www.investorvote.com/EDESP Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Consolidated Edison, Inc. Stockholder Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. 1. Election of Directors For Against Abstain For Against Abstain

01 - Kevin Burke 07 - John F. Hennessy III For Against Abstain

2. Ratification of appointment of 02 - Vincent A. Calarco 08 - John F. Killian independent accountants.

03 - George Campbell, Jr. 09 - Eugene R. McGrath 3. Approval of the Company’s Long Term Incentive Plan.

04 - Gordon J. Davis 10 - Sally H. Piñero 4. Advisory vote to approve named executive officer compensation.

05 - Michael J. Del Giudice 11 - Michael W. Ranger 5. End practice of benchmarking the CEO’s total compensation to that of CEOs of peer companies. 06 - Ellen V. Futter 12 - L. Frederick Sutherland B Non-Voting Items Change of Address Please print your new address below. Comments Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Stockholder Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1UP X 1 6 1 4 0 4 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01MEBF

ADMISSION TICKET

Annual Meeting of Stockholders

of

CONSOLIDATED EDISON, INC.

MONDAY, MAY 20, 2013 10:00 a.m.

4 Irving Place

New York, NY 10003

This ticket admits only the named stockholder(s). Please bring this admission ticket and a proper form of identification with you if attending the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

CONFIDENTIAL VOTING INSTRUCTIONS

To Vanguard Fiduciary Trust Company as Trustee under the Consolidated Edison

Thrift Savings Plan (Thrift Savings Plan) and the Con Edison Tax Reduction Act

Stock Ownership Plan (TRASOP Plan)

CONSOLIDATED EDISON, INC.

Annual Meeting of Stockholders

Monday, May 20, 2013

This proxy is solicited by the Board of Directors

Vanguard Fiduciary Trust Company, the Trustee of the Thrift Savings Plan and TRASOP Plan (together, the Plans), is instructed to vote (in person or by proxy) all of the shares of common stock of Consolidated Edison, Inc. (the Company), which are credited to the account under the Plans, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 20, 2013, and at any adjournments or postponements thereof, for the matters listed on the reverse side, all as more fully set forth in the proxy statement, as checked on reverse side, and in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. This form provides voting instructions for shares held in the Plans. If signed, dated and returned, the shares of common stock of the Company represented by these Voting Instructions will be voted in accordance with the specifications given.

If shares are held in the Plans and these Voting Instructions are not returned to the Trustee by Wednesday, May 15, 2013, the shares will be voted in the same manner and proportions as those shares for which the Trustee has received instructions. If these Voting Instructions are signed, dated and returned with no preference indicated, the shares will be voted on each proposal as recommended by the Board of Directors.

Continued and to be signed on reverse side

CONSOLIDATED EDISON, INC.
4 IRVING PLACE - ROOM 1618-S
NEW YORK, NY 10003
ATTN: CAROLE SOBIN

VOTING IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, phone or mail. Follow the instructions below.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit these Voting Instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on Wednesday, May 15, 2013. Have this Voting Instruction form in hand when accessing the web site and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit these Voting Instructions up until 11:59 P.M. Eastern Daylight Time on Wednesday, May 15, 2013. Have this Voting Instruction form in hand when calling and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this Voting Instruction form and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by Wednesday, May 15, 2013. Do not vote by mail if Voting Instructions were previously transmitted by Internet or phone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54681-P33957             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

CONSOLIDATED EDISON, INC.

The Board of Directors recommends a vote FOR all of the nominees listed (Proposal 1):

1.	Election of Directors:		For	Against	Abstain

	1a.	Kevin Burke	☐	☐	☐

	1b.	Vincent A. Calarco	☐	☐	☐

	1c.	George Campbell, Jr.	☐	☐	☐

	1d.	Gordon J. Davis	☐	☐	☐

	1e.	Michael J. Del Giudice	☐	☐	☐

	1f.	Ellen V. Futter	☐	☐	☐

	1g.	John F. Hennessy III	☐	☐	☐

	1h.	John F. Killian	☐	☐	☐

	1i.	Eugene R. McGrath	☐	☐	☐

	1j.	Sally H. Piñero	☐	☐	☐

	1k.	Michael W. Ranger	☐	☐	☐

	1l.	L. Frederick Sutherland	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of appointment of independent accountants.	☐	☐	☐

3.	Approval of the Company’s Long Term Incentive Plan.	☐	☐	☐

4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Stockholder Proposal 5:		For	Against	Abstain

5.	End practice of benchmarking the CEOs total compensation to that of CEOs of peer companies.	☐	☐	☐

Please sign exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date